                                                                             1-1

1.0       INSTRUCTIONS TO BIDDERS

          Bidders are requested to prepare a proposal for the Turquoise Ridge Project No. 2 Shaft Construction as described in Sections 6.0 and 7.0 of this bid package.

          Bidders shall inform the Owner of their intent to submit a proposal for the Turquoise Ridge Project by close of business on 23 February 1996. The intent to submit a proposal shall be faxed to Mr. Ralph M. Barker at (702) 635-8015.

          Three (3) copies of the Bidder's proposal shall be delivered as described in Section 1.14 before the close of business on 01 April 1996.

          In order to be considered for this work as described in Sections 6.0 and 7.0, Bidder shall submit all information requested in the format described. This is required in order to assist evaluation of the Bidder's proposal by FirstMiss Gold Inc., hereinafter call the "Owner." In the event the Owner's request for information appears to be ambiguous, Bidder shall request clarification from the Owner.

          The letter of invitation to bid lists the documents enclosed therewith. It is the responsibility of the Bidder to verify, upon receipt, that the documents listed therewith are in fact furnished as represented and every revision number or letter shown.

          If it is discovered by Bidder that a document or an attachment thereto is not enclosed or is not furnished in the same revision form as represented by the invitation to bid or the relevant documents, Bidder shall promptly notify, in writing, the Owner's Representative designated in the letter to receive proposals.

          Owner desires Bidder to submit any other information considered necessary to fully explain and/or define its proposal. Owner expects this information in the form of bound text and drawings, if any, explaining and showing detail data describing what is being proposed. Owner will give full consideration to this information.

          Owner will treat all information provided by the Bidder as proprietary until released by Bidder.

          Owner may amend any document issued with the invitation to bid at any time prior to final execution of an Agreement. Owner reserves the right to reject any and all bids, reissue this document, or decline award to any bidder.

                                                                             1-2

1.1       DESCRIPTION OF THE AGREEMENT

          The Contractor whose bid is accepted by Owner will enter into an Agreement identical to the Agreement form in these bidding documents, except to the extent changes are made to cover clarifications made by the Contractor in its bid and accepted by Owner.

1.2       ITEMS TO BE QUOTED BY BIDDER

1.2.1     Unit Prices

          Bidder shall submit unit prices where specified in Section 2.0, Contractor's Proposal. The unit prices shall be inclusive of labor, supervision, permanent and expendable materials, burden, overhead, and fee. These unit prices will be extended to an anticipated lump sum through the use of anticipated quantities shown in Section 2.0. The work shall be completed as described in Section 6.0, Scope of Work, and Section 7.0, Project Specifications and Drawings of this bid package.

1.2.2     Lump Sum Prices

          Bidder shall submit lump sum prices where specified in Section 2.0. The lump sum prices shall be inclusive of labor, supervision, permanent and expendable materials, burden, overhead and fee. The work shall be completed as described in Section 6.0, Scope of Work and
          Section 7.0, Project Specifications and Drawings.

                                                                             1-3

1.2.3     Additional Work

          Any additional work performed to expedite the completion of the work described in Sections 6.0 and 7.0, such as muck bays or turnouts, and any additional work performed to meet state or federal safety regulations, such as rock bolt testing or refuge stations, shall be included in unit or lump sum prices specified in Section 2.0.

1.2.4     Critical Path

          Critical path items shall include all work that impedes advance specifically including ground support systems and other mine services that require installation at the face. Noncritical path items shall include ground support systems and other services that may be installed behind work at the face and do not impede advance.

1.2.5     Extra Work When Unit Prices or Lump Sum Prices Are Not Applicable

          Bidder shall submit labor rates to be used as the basis of reimbursement for additional or extra work. These rates shall be inclusive of all fringes, subsistence, pension, vacation, payroll taxes and insurances and are to be shown in Section 2.0, Contractor's Proposal.

          Bidder shall submit a percentage markup for profit and overhead of the cost of materials furnished, labor rates and equipment rates for additional or extra work. This percentage markup shall be shown in
          Section 2.0, Contractor's Proposal.

          Bidder shall furnish in Section 2.0, Contractor's Proposal, a list of equipment to be used on the project for extraordinary work. Hourly rates shall be indicated for all Contractor-owned and/or rented equipment to be used for reimbursement of extraordinary work.

                                                                             1-4

1.3       CONSTRUCTION METHODS

          Bidder shall furnish in Section 2.0 a detailed description of the methods it intends to use to complete the work.

1.4       CONTRACTOR'S SCHEDULE

          Bidder's proposal shall include in Section 2.0 a statement of the number of days required to commence work on the project from the time Bidder receives notice to proceed. Time is of the essence in this project. The proposed schedule shall include schedule of work and manpower.


1.5       CONTRACTOR'S CONSTRUCTION EQUIPMENT

          Bidder shall furnish lists of equipment available and anticipated to be used on this project. The lists shall include the equipment brand, year of manufacture, model number, size, and the quantity to be used on site of each type. This information is to be entered in Section
          2.0 of the Contractor's proposal.

1.6       CONTRACTOR'S BID BOND

          The Bidder will be responsible for all costs, expenses, loss, damage and liabilities incurred as a result of, or arising out of, the invitation to bid or out of bidding.

          A bid bond of $50,000 is required to be submitted with the proposal.

          The Owner will hold, without interest, all bid bonds for sixty (60) days from the closing time for receipt of bids. The Owner will hold, without interest, the bid bond of the Selected Bidder until the Bidder executes the Agreement and provides the required bonds.

          The penal amount of the bond of the idder shall be forfeited to the Owner, without recourse, if the Bidder does not execute the contract or provide the required bonds. The bid bonds of the parties not selected shall be returned upon the expiration of the 60-day period, or when the Selected Bidder has executed the Agreement and provided the required bonds, whichever is earlier.

                                                                             1-5

1.7       INFORMATION ON KEY PERSONNEL

          Bidder shall furnish in Section 2.0 an organizational chart of supervisory, technical and management personnel to be associated with this work. The percent of time each individual will be on the job site shall be indicated on a separate schedule referencing the organizational chart.

1.8       RESUMES OF PERSONNEL TO BE ASSIGNED TO THIS WORK

          The Bidder shall provide in Section 2.0 the names and resumes of key supervisory, technical and management personnel to be assigned to this work.

          Owner shall approve the assignment of each individual chosen, and Bidder shall agree to maintain the assignment as long as the individual remains in the employ of the Bidder and shall not reassign the individual without Owner's approval.

1.9       EXCEPTIONS

          Bidder is to include in Section 2.0 a list of any exceptions taken to any of the terms and conditions or any documents furnished.
          Qualifying statements are to be included concerning Contractor's interpretation or insertion of clauses. If there are none, the Bidder shall state "None."

1.10      CONTRACTOR'S SETUP PLAN

          The Bidder shall include in Section 2.0 a plan of the area required for office trailer, change room, shop materials and fuel storage. Dwg 4180-12-G-4000 illustrates the approximate area available for Contractor's surface facilities.

                                                                             1-6

1.11      CONDITIONS AFFECTING THE WORK

          Bidder shall visit the site and take such other steps as may be necessary to ascertain the nature and location of the work, and the general and local conditions which can affect mobilization, materials and supplies, and cost thereof. Bidder shall become familiar with local labor conditions, supply and practice, and make full and complete investigation and evaluation of any other existing conditions and limitations.

          Bidder shall read and become thoroughly familiar with the Agreement Documents. The failure or omission of any Bidder to do any of the foregoing shall in no way relieve the Bidder from any obligation in respect to its Bid.

          A prebid conference will be held at the project site. Bidders will be notified by the Owner of the date, time and location of the prebid conference, and attendance will be required.

1.12      FORM OF BID

          Bids must be submitted on the attached Contractor's Proposal Form (Section 2.0). Blank spaces and table formats are provided and must be filled in by the Bidder. Certain schedules described in these bidding documents must be filled in or added by the Bidder. Contractor's Proposal form shall bear the official company name and business address to be used in execution of the Agreement, and all copies of the Contractor's Proposal Form and other required items must be signed by a duly authorized officer of the Bidder.

1.13      CLARIFICATIONS AND ALTERNATIVES TO SPECIFICATIONS

          Bidder shall list in the appropriate section any clarifications to specifications or content which the Contractor wishes to have included in the final agreement document.

          If any Bidder proposes specifications which differ from those in the bidding documents, these differences (which may be changes or additions) shall be classified and referred to as either "clarification" or "alternative." Clarifications are minor deviations which would not change the scope, nature or extent of the project, and are therefore specific and limited in their effect on the bid. Alternatives are major deviations in the scope or specifications and would have a broader effect on the bid.

                                                                             1-7

          All clarifications and alternatives must be listed separately on additional pages attached to the proposal form. The Contractor must clearly describe each clarification or alternative and state the reason for it.

          If a Bidder lists any clarifications, including clarifications to Agreement terms, it will be understood that its bid is submitted on the basis of Owner accepting and agreeing to all of the clarifications. No modification or clarification to the Request for Proposal requirement shall be binding upon Owner or Bidder unless in writing and made part of the Agreement.

          If a Bidder lists any unsolicited alternative, it will be understood that its Bid is being submitted on the basis of the proposal not including the alternative. In order to enable the Owner to determine whether to accept an alternative, the Bidder must specify the effect on project costs and on the schedule if Owner were to accept the alternative. If any unsolicited alternatives are accepted by the Owner, they will be incorporated by amendment after award of the Agreement.

1.14      SUBMITTING THE BID

          A total of three (3) copies of the Bid must be received no later than the time shown in Section 1.0. All bids must be sealed, and the envelopes must be marked and mailed as follows:

          NO. OF COPIES                 ADDRESS

               3                        FirstMiss Gold Inc.
                                        Attention:  Ralph M. Barker, P.E.
                                        Turquoise Ridge Mine Manager
                                        c/o Getchell Mine
                                        28 Miles NE of Golconda, Nevada
                                        P.O. Box 220
                                        Golconda  NV  89414

                                                                             1-8

1.15      REQUEST FOR ADDITIONAL INFORMATION

          If any Bidder wishes additional information concerning the project or any item contained in these bidding documents, the request for information must be in writing and addressed to the Owner at the address shown on the "Invitation to Bid." Owner's written response will be provided to all Bidders.

1.16      ACCEPTANCE AND REJECTION

          The Owner may make such investigations as it deems necessary to determine the ability of the Bidder to perform the work, and the Bidder shall furnish to the Owner all such information and data for this purpose as the Owner may request. The Owner reserves the right to reject any and all Bids for any reason, or if the evidence submitted by, or investigation of, such Bidder fails to satisfy the Owner that such Bidder is properly qualified to carry out the obligations of the Agreement and to complete the work contemplated, or if Bidder has failed to follow the bid proposal format.

          Any Bid may be withdrawn prior to the scheduled time for the opening of the bids or authorized postponement thereof. Any Bid received after the time and date specified shall not be considered. The Owner will study Bids submitted and notify the successful bidder within thirty (30) calendar days after the date of opening.

          Owner will accept a proposal only by notifying a Bidder in writing that it accepts the Bidder's proposal. Upon such acceptance, Owner will notify all other bidders whose proposals were not accepted.

                                                                             1-9

1.16.1    Award

          The selected Contractor (Bidder) will be required to execute (sign) the Agreement and return it within fourteen (14) calendar days of its receipt, together with properly executed certificates of insurance, payment bond and performance bond. The Owner will determine whether the Agreement, certificates and bonds have been properly executed as required by the Agreement documents, and upon such determination will make award by forwarding a fully executed copy of the Agreement to the Contractor.

1.16.2    Notice to Proceed

          It is anticipated that the Notice to Proceed will be given with the award of the Agreement. If, however, a formal Notice to Proceed is not given within sixty (60) days after the date of acceptance of the Bidder's proposal, then the Contractor, at its option, may declare this Agreement null and void.

1.17      CONFIDENTIALITY

          All of the provisions of the attached form of agreement concerning disclosure and confidentiality of specifications and materials, and concerning information obtained directly or indirectly by the Contractor concerning the Owner's property, plans or operations, shall be observed by each prospective Bidder from and after the date it receives this invitation for bid and for a period of five (5) years thereafter. Whenever a Bidder is notified that the project has been awarded to another Bidder, the unsuccessful Bidder receiving such notice shall promptly return to the Owner all materials included in the bidding documents or furnished by Owner to assist in preparation of Bids.

                                                                            1-10

1.18      BONDS

          The successful Bidder shall furnish a performance bond and payment bond as outlined in Section 4.0 of this document.

1.19      PERMITS

          Prior to commencing the Work, Contractor shall provide Owner with copies of all licenses, permits and authorizations required for the Work, except as may be otherwise provided in Section 6.0.

2.0 CONTRACTOR'S PROPOSAL

    Refer to the Contractor's proposal Document(s).

April 1, 1996


FirstMiss Gold Inc.                                       Contact No. 96-US-0070
c/o Getchell Mine
28 Miles NE of Golconda, NV
P.O. Box 220
Golconda, Nevada 89414

Attn:  Mr. Ralph M. Barker P.E.
       Turquoise Ridge Mine Manager
Re:    Turquoise Ridge Project
       No. 2 Shaft Construction Project

Dear Mr. Barker:

In response to the February 21, 1996 Request for Proposal, Thyssen Mining is pleased to submit for your consideration our proposal for the No. 2 Shaft Construction Project.

We sincerely appreciate the opportunity FirstMiss Gold Inc. has given us to submit a response. Please be assured that if Thyssen Mining is awarded this work the project will be completed safely, on schedule and to the satisfaction of FirstMiss Gold.

Should you have any questions regarding our submission, please feel free to contact me.


Sincerely,
THYSSEN MINING




Jef A. Johnson
General Manager

                                    PROPOSAL

                                       TO

                               FIRSTMISS GOLD INC.
                                 TURQUOISE RIDGE

                                       FOR


                            NO. 2 SHAFT CONSTRUCTION

                                     PROJECT


                                       BY


                                 THYSSEN MINING
                           495 IDAHO STREET, SUITE 210
                               ELKO, NEVADA  89801
                               PH:  (702) 738-5588
                               FX:  (702) 738-4307





                                  APRIL 1, 1996

                                    BID FORM


                           FIRSTMISS GOLD INCORPORATED

                             TURQUOISE RIDGE PROJECT

                            NO. 2 SHAFT CONSTRUCTION


To:    FirstMiss Gold Inc.
       Turquoise Ridge Project
       c/o Getchell Mine
       P.O. Box 220
       Golconda  NV  89414  USA

Attention:  Ralph M. Barker, P.E.
            Turquoise Ridge Mine Manager

I/We, Thyssen Mining Construction of Canada Ltd.
     ---------------------------------------------------------------------------
                                      (Official Name of Bidder)

      495 Idaho Street, Suite 210, Elko, Nevada  89801
- --------------------------------------------------------------------------------
                                      (Business Address)


after carefully examining the Site, the Request for Proposal letter, Instructions to Bidders, and Agreement Documents, do hereby offer to perform the Work described for the prices stated herein, as applicable, all in accordance with the Scope of Work, Project Specifications and Drawings provided. Any deviations from or exceptions to specifications, drawings, terms and conditions and/or other documents listed must be clearly defined as required in order to be considered for Award of a Contract.

The prices herein include all applicable taxes.

The prices are firm and not subject to escalation.

I/We acknowledge receipt of Addenda Nos.    1    through    1    , both
inclusive, and that their content is reflected in my/our proposal. My/our proposal shall remain valid up to and including sixty (60) days after the bid closing date, after which, unless accepted by FirstMiss Gold Inc. Before that date or extended in writing by Bidder, it will be deemed withdrawn.

                                             BY:

                           FIRSTMISS GOLD INCORPORATED

                             TURQUOISE RIDGE PROJECT

                            NO. 2 SHAFT CONSTRUCTION



                                TABLE OF CONTENTS

BID FORM

METHODOLOGY

STATEMENTS

  A.1  Schedule of Items and Agreement Prices
  A.2  Schedule of Unit Prices for Changes in Scope of Work
  B    Schedule of Labor Rates
  C.1  Construction of Equipment List
  C.2  Schedule of Equipment Rental Rates
  D    Material Markup
  E    Subcontract
  F    List of Subcontractors
  G    Contractor's Personnel
  H    Union Involvement
  I    Contractor's Safety Record
  J    Agreement Schedule
  K    List of Exceptions, Deviations or Qualifications to Bid
  L    Agreement to Bond
  M.1  Mobilization -- Shaft Equipment List
  M.2  Mobilization -- Level Development Equipment List
  N.1  Surface Plant Setup -- Equipment List
  N.2  Sinking Plant Setup -- Equipment List
  O    No. 2 Shaft Bid Savings

CONCLUSION

THYSSEN MINING                                                          BID FORM
- --------------------------------------------------------------------------------

PRICING BASIS

The Agreement Price set forth herein is firm for the duration of the Work and includes all Contractor's costs, expenses, overhead and profit for complete performance of the Work.

The Agreement Price is represented in U.S. dollars.

COLLUSION OR FRAUD

The Bidder declares that this Bid is made without any connection, comparison of figures or arrangements with, or knowledge of, any other company, firm or person making a Bid for the same Work, and this Bid is in all respects fair and without collusion or fraud.

The Bidder further declares that no officer or employee of the Bidder is, or will become interested directly or indirectly as a contracting party, partner, shareholder, surety, or otherwise, in or in the performance of the Agreement or in the supplies, Work or business to which this Bid is related, or in any portion of the profits thereof, or in any of the benefits to be derived therefrom.

AGREEMENT

The Bidder agrees to execute the Agreement and to provide Certificate of Insurance and Letter of Good Standing from the Workers' Compensation Board within 14 days of notification of the acceptance of the Bid.

The Bidder shall furnish Contract Bond(s), if required by the Owner.


CHANGES IN THE WORK

The Owner may request, and Contractor shall provide, proposals for Scope of Work changes (additions and deletions) which are priced, at the Owner's option, by any one or a combination of the following methods:

a.   Negotiated lump sums based upon a mutually agreed Scope of Work.
b. Applicable unit process set forth in Bid Form Statement A.2, if it is possible to fairly classify the work under the unit price items.
c.   Negotiated unit prices not established in the Agreement.
d. On a "cost plus" basis or at the labor, materials and equipment rates as set forth in Bid Form Statement B, Statement C.1, Statement D, and Statement E.

THYSSEN MINING                                                          BID FORM
- --------------------------------------------------------------------------------

BID DEPOSITS

A bid deposit in the form of a bond or certified check or equivalent of $50,000, and made payable to FirstMiss Gold Inc. is attached hereto.

The Bidder guarantees that if this Bid is withdrawn before the Owner shall have considered the bids, or before or after the Bidder has been notified that this Bid has been accepted or if the Owner does not, for any reason, receive, within fourteen (14) days after notification in writing of acceptance of this Bid, the Agreement executed by the Bidder and the required Contract bonds executed by the Bidder and the surety company and the other documents required herein, the Owner may retain the bid deposit for the use of the Owner and may accept any bid, advertise for new bids, negotiate an Agreement, or not accept any bid, as the Owner may deem advisable.

THYSSEN MINING                                               PROJECT METHODOLOGY
- --------------------------------------------------------------------------------


                                TABLE OF CONTENTS


INTRODUCTION                                                               1 - 3

SITE SET UP                                                                    3

SHAFT SINKING TO 5000 FT. LEVEL                                            3 - 5

5000 FT. LEVEL PUMP STATION                                                    5

5000 FT. LEVEL STATION CONSTRUCTION                                            6

SINKING BELOW 5000 FT. LEVEL                                                   6

4000 FT. LEVEL EXCAVATION AND CONSTRUCTION                                     6

3895 LOADOUT LEVEL DEVELOPMENT                                                 7

3700 LEVEL DEVELOPMENT                                                     7 - 8

3400 LEVEL DEVELOPMENT                                                         8

3295 LOADOUT LEVEL DEVELOPMENT                                                 8

COMPLETE SINKING                                                           8 - 9

SHAFT EQUIPPING                                                                9

SHAFT CHANGEOVER                                                          9 - 10

COMPLETE DEVELOPMENT                                                          10

TEARDOWN AND DEMOBILIZATION                                                   10

THYSSEN MINING                                               PROJECT METHODOLOGY
- --------------------------------------------------------------------------------


PROJECT METHODOLOGY

INTRODUCTION

At Thyssen Mining, we believe that a number of items will distinguish this proposal and clearly demonstrate our intent to provide top quality workmanship, reliability and professionalism to our clients and partners.

- -    Thyssen Mining is based in Elko, Nevada to best serve the needs of the developing mines of the Western U.S. by providing complete and responsive local service to our clients.

- -    Thyssen Mining fully understands that time is of the essence in this project and a completion schedule has been developed that is realistic and achievable. Project methodology, personnel and project support have all been identified to meet this schedule.

- -    Thyssen Mining will use modern, well maintained equipment to minimize delays associated with primary equipment maintenance. The use of a modern two boom shaft jumbo with long round drilling capability is particularly notable.

- -    Thyssen Mining will pay workers an attractive wage to ensure that the best personnel are available for the project and to minimize turnover rates.

- -    Thyssen Mining proposes the use of Magnadet caps in all shaft sinking rounds. Although more costly than other systems, Magnadets have been shown to provide the highest level of blast security in shaft sinking operations.

- -    Should Thyssen Mining be awarded this contract, Thyssen Mining engineers will work closely with representatives of FirstMiss Gold to discuss cost effective changes and alternatives to the defined project scope. Thyssen Mining brings a wealth of development expertise to this project and this expertise can be a valuable resource to First Miss Gold.

- -    Thyssen Mining is committed to the prevention of accidents involving its employees, assets and the environment and recognizes that safety is the direct responsibility of all supervisors and hourly employees. Thyssen Mining has a full time Safety Coordinator based in Elko to ensure compliance with safety and training related requirements.

THYSSEN MINING                                               PROJECT METHODOLOGY
- --------------------------------------------------------------------------------


The attached procedure will describe the approach to be taken by Thyssen Mining in constructing the FirstMiss Gold Inc. No. 2 Shaft and attendant development. The methodology will reflect the client's desire to present the project as a stand alone tender. Thyssen Mining has also included alternates to the tender, see Statement K, which reflect our proposal to combine some aspects of the No. 1 Shaft construction program with some of the No. 2 Shaft program in order to introduce efficiencies which will result in the No. 2 Shaft coming online more rapidly than might otherwise be the case. The alternates will recognize the need to maintain the No. 1 Shaft development as the priority.

Thyssen Mining proposes to construct the No. 2 Shaft in a manner similar to that proposed for the No. 1 Shaft. This includes the use of Cryderman Shaft Muckers and an electric/hydraulic shaft drill jumbo for blasthole drilling. Thyssen Mining will install the shaft steel sets and guides after excavation operations are completed.

Our reasons for this approach are the following:

     1. By sinking the shaft open we have the opportunity to position our bucket wells and Cryderman openings on the stage where they may be used to their best advantage. Installation of the steel sets would remove this flexibility. Based on the steel design included in the Request for Proposal the bucket wells would be offset from the shaft centerline by a considerable distance. This would cause problems throughout the sinking phase.

     2. By sinking open, the workstage may be used as a means of emergency egress. While this is only expected to be necessary in the event of a power failure it does eliminate the need to have an emergency hoist or large scale standby power onsite.

     3. By eliminating the steelwork from the sinking cycle it is expected that the overall rate of advance will be faster from start to finish. We have found that it is preferred to sink and line to completion and then set up to equip the shaft in its entirety rather than carry out these tasks on a concurrent basis. There is much to be said for the benefits of repetition in both sinking and equipping.

     4. The remaining benefit is an economic one. By sinking open and equipping at a later date the owner is able to defer the costs of steel purchase and manufacture. This shaft steel represents a sizeable investment which the client may well want to defer.

THYSSEN MINING                                               PROJECT METHODOLOGY
- --------------------------------------------------------------------------------


            This proposal takes into account that much of the support infrastructure is in place at the No. 1 Shaft. Thyssen Mining purposely allowed for sufficient space within the office, shop and changehouse to support both shaft projects. As a direct result, our setup and site establishment costs are lower than would otherwise be expected. A full shaft sinking crew is allowed for in the tender, with support personnel and additional supervision, including a site manager to oversee both shafts. A second superintendent is included to directly monitor the No. 2 Shaft construction.

SITE SETUP

As previously mentioned, the site setup will pertain to the erection and installation of the shaft sinking components within the headframe as well as the construction of the sinking winch facilities. This will include the installation of the bucket dump doors and stationary chute, dump deck, stage winch sheave wheels, collar safety doors, crosshead chairs, jumbo monorail and servicing nest, Cryderman winches and sheaves, and the sinking stage winches in a separate facility outside the headframe. To complete the setup, the sinking stage components will be lowered into the shaft and assembled, the stage winches will be roped up and the winch ropes attached to the stage. The main sinking ropes will be installed and the sinking hooks and crossheads will be attached to the headropes. All airlines and electrical components will be installed in the headframe to allow proper operation of the dump and collar doors, the crosshead chairs and hoist limit switches. Prior to sinking the signal system will be installed, and the hoist and signal system will be commissioned to ensure that all interlocks and safety systems are functional.

SHAFT SINKING TO 5000 FT LEVEL

Upon completion of the headframe and hoist preparations for shaft sinking, the actual shaft excavation will commence. This is expected to proceed on or before November 15, 1996. All advance will take place under the cover of probeholes drilled ahead of the face, to discover any groundwater which might cause problems with shaft advance if not dealt with. The probeholes will be drilled
using the shaft jumbo.   Sinking will start with benching operations to provide
sufficient space below the workstage to allow the use of full bottom advance.

Initial shaft benching will be carried out using hand held sinker drills. Conventional explosives will be used with Magnadet caps to initiate the blast. Once sufficient depth is reached to allow full bottom rounds using a burn cut, benching methods will be terminated and full bottom rounds using the shaft jumbo to drill blastholes will commence. Conventional explosives and Magnadets will continue to be used to excavate the shaft.

THYSSEN MINING                                               PROJECT METHODOLOGY
- --------------------------------------------------------------------------------


Broken muck will be loaded into buckets for hoisting using Brutus Shaft Muckers. Two units will be employed due to the shaft diameter. Ground support will be installed as required to maintain a safe working environment on the shaft bottom.

Concrete lining will be poured in 15 foot increments. The shaft forms will be lowered and suspended from hanging rods cast in the concrete. Shaft set and services insets will be installed in the curb ring pour of each successive shaft wall pour. The pours will proceed as follows:

     1. After sufficient excavation has taken place the curb ring and A ring will be detached from the B ring and lowered, using the sinking stage, to the approximate elevation of the next wall pour. The form hanging rods will then be installed to suspend the curb ring and the A ring below the previous pour.

     2. The forms will then be aligned, leveled and secured in position. The alignment is carried out using plumb lines or lazers from surface. Cable comealongs and trench bracing jacks are used to orient and move the forms into position. Once in position, a scribing floor, consisting of woven wire fabric (birdscreen) and pieces of plywood, laid on top of scribing beams installed through pockets in the curb ring, is placed to seal the curb ring to the excavation wall. This will prevent the loss of concrete through gaps between the wall and the curb ring. The inserts for the shaft steel and the various wall brackets are then bolted to the A ring.

     3. After the curb ring installation is complete the shaft concrete is then lowered by bucket and poured to fill the A ring. The trench brace jacks and comealongs are then salvaged.

     4. The workstage is then raised up to pick up the remaining form rings. Suspension slings are attached to the forms from the stage and the stage is raised to slightly tension the slings. The key doors on the forms are then opened from top to bottom on the remaining form rings. Opening the last door will allow the forms to collapse inward against the workstage. The stage and forms are then lowered to the top A ring where they are reattached to the A ring. The key doors are closed from bottom to top after the A ring and B ring are bolted together.

5. The balance of the concrete is then lowered and poured up to the base of the previous pour. Upon completion of the pour the concreting gear is sent to surface and the shaft service lines are extended one additional length to maintain pace with shaft advance. Shaft bottom advance will then resume.

Shaft advance will continue in this manner until the 5000 Level station elevation is attained. A water ring will be installed immediately above the level station. Advance into the station will take place as the shaft advances through the station horizon.

THYSSEN MINING                                               PROJECT METHODOLOGY
- --------------------------------------------------------------------------------


5000 FT. LEVEL PUMP STATION

The 5000 Level Pump Station will be developed full size prior to resuming sinking operations below the level. As the shaft approaches the station elevation the excavation diameter will be increased to allow for the transition into the full size excavation. The beveled transition will be constructed using a combination of shaft jumbo and hand held drilling equipment to excavate the station to desired dimensions. The station back will be drilled using the shaft jumbo to drill horizontal blastholes across the station crown. The sloped areas of the transition will be drilled and blasted after the shaft is opened up below these elevations. Once these areas are opened to desired perimeter dimensions they will be benched down with the shaft through the station excavation. Ground support in the form of shotcrete and rockbolts will be installed as the station is excavated to final dimensions.

The station will be developed as a top heading and bench. The station top heading will be drilled and blasted at a sufficient height to allow the installation of ground support. Blast muck will be slushed back to the shaft for loading into the shaft buckets with the shaft mucking units. The successive faces will be slushed clean and the next round drilled and blasted. Ground support will be installed and the cycle repeated. As the top heading advances and sufficient space becomes available a 2 cubic yard LHD unit will be lowered to the level to speed mucking operations. The top heading will be driven to its furthest extent from the shaft using the LHD in concert with hand held jackleg drills.

Once the maximum lateral extent of the station is reached the shaft will be deepened sufficiently to allow the benching of the remainder of the station.
The LHD will initially be left on the bench until sufficient space is available on the station floor to allow it to maneuver without getting itself muckbound or damaged by flyrock during blasting operations. Mucking back to the shaft will initially be carried out using a slusher and scraper. The benching operation will be done using horizontal slash holes and lifters rather than downholes. This results in a smoother floor and minimizes flyrock damage. The benching operation will continue to the furthest lateral extent of the pump station and will include the electrical switch room. Upon completion of the excavation the LHD will be removed to surface and sinking will resume.

The pump station construction will be carried out after the shaft has advanced sufficiently to allow the curb ring and A ring to be lowered below the station sill. The station floor will be blown clean and concreted along with the shaft pour. All shotcrete work in the stations will be carried out concurrent with the station excavation operations.

5000 FT. LEVEL STATION CONSTRUCTION

THYSSEN MINING                                               PROJECT METHODOLOGY
- --------------------------------------------------------------------------------


Upon completion of the station excavation phase on the 5000 ft Level, sinking and lining operations will resume in the shaft. Full bottom advance will continue. The construction phase in the station will take place after the shaft lining has advanced below the 5000 ft elevation. The station floor concreting will take place at this time along with some of the electrical installations. The permanent power cables will be installed in the shaft from surface to the 5000 ft Level as soon as there is no danger of flyrock damaging the cables. At that time, the shaft dewatering pump and pump box will be installed on the level to lift shaft water to the surface. A high lift submersible pump will be used for this purpose. Temporary brattice panels will be installed around the shaft to prevent falling objects entering the shaft from the level. A temporary access drawbridge will be installed at the level to allow manpower to access the level from the shaft bucket after the workstage has passed below the level.

SINKING BELOW 5000 FT. LEVEL

Routine sinking and lining will resume after the concrete work is completed at and immediately below the 5000 ft Level. Shaft services lines will be installed as the shaft advances. Routine advance will continue to the 4500 ft Level Pump Station. Station construction will then proceed as with the 5000 ft Level Station. Upon completion of the station excavation and construction activities shaft sinking will resume advancing the shaft to the 4000 ft. Level.

4000 FT LEVEL EXCAVATION AND CONSTRUCTION

The initial excavation of the 4000 ft. Level Shaft Station will proceed in a manner similar to that for the temporary pump stations on 5000 ft. and 4500 ft Levels. Adequate space will be excavated to allow the introduction of a small drift jumbo in addition to the LHD used in the stations previously. Once this space is available and the jumbo and LHD may be safely stored on the level without danger of damage from flyrock, the shaft will be deepened sufficiently to allow the workstage to be spotted at the level so that a temporary bucket loading arrangement may be set up on the station sill to load the shaft buckets with level development muck. The level will then be developed to its required extent before resumption of sinking operations. The 4000 ft Level station is not accessible from No. 1 Shaft so there is no option available to carry out this advance other than from the No. 2 Shaft.

After completion of the drift advance and the required level construction the LHD, the jumbo and the loading apparatus will be hoisted to surface for servicing and storage. Shaft advance will then resume down to the elevation of the 3895 Loading Pocket. When it is considered safe to do so, the permanent power cables will be extended down to the 4000 ft. Level and the temporary pumping apparatus installed to continue the dewatering system between levels.

3895 LOADOUT LEVEL DEVELOPMENT

THYSSEN MINING                                               PROJECT METHODOLOGY
- --------------------------------------------------------------------------------


As with the 4000 ft. Level Station the 3895 Loadout Level will be advanced to its final required extent before continuing with shaft sinking operations. This station is isolated from the other development and as such must be developed completely from the No. 2 Shaft. By completing the development concurrent with sinking operations no delays will be encountered during station and shaft equipping. The previously mentioned LHD, jumbo and loading apparatus will be used to construct the station. In this case, the loading pocket cutout on the side of the shaft will be excavated after loadout level development is completed. When the level excavation is complete the mining equipment will be removed to surface for servicing and storage.

In order to complete the pocket construction, the shaft will be deepened sufficiently below the level, along with loading pocket slashing, to allow the curb and A ring to be suspended at the correct elevation immediately below the base of the loading pocket. The remaining shaft forms will then be lowered on top of the A ring and used in conjunction with conventional forming to complete the loading pocket concrete phase of construction. By jumping the forms upward from the base of the loading pocket to the 3895 Loadout Level sill, the loading pocket concrete will be completed up to the level, including the required concrete floors on the level. Normal ground support in the station will be installed during the excavation phase.

Sinking operations will then resume to advance the shaft to the 3700 ft. Level.

3700 LEVEL DEVELOPMENT

The level development on the 3700 ft. Level will be carried out using the same equipment as with the previous levels. For the purposes of the Proposal it is assumed the development will be carried out from the No. 2 Shaft. The 3700 ft. Level has the option of being developed either from the No. 1 or the No. 2 Shaft. Several efficiencies may be introduced to the overall schedule by doing this development from the No. 1 Shaft. This will be examined in our proposed alternatives.

The 3700 Level station will be constructed in the same manner as with the previous levels. The station will be advanced from the shaft with slusher and scraper haulage until an LHD can be introduced to improve muck handling. The station and level will be expanded to allow the introduction of the jumbo. The shaft will then be deepened sufficiently to allow the loading apparatus to be lowered and set up on the level after the station sill has been poured. The level will then be driven to link up with the driveage from the No. 1 Shaft. Upon completion of the driveage on the level the mining equipment will again be removed to surface and sinking operations will resume to the 3400 ft Level. Ground support will be installed as advance proceeds. Temporary brattice around the shaft along with the pump and pump box will be installed on the level. An access drawbridge will be installed to allow manpower access to the level for pump maintenance etc.

THYSSEN MINING                                               PROJECT METHODOLOGY
- --------------------------------------------------------------------------------


3400 LEVEL DEVELOPMENT

As with the 3700 ft. Level the development on the 3400 ft. Level will be priced as excavated from the No. 2 Shaft. The alternative excavation from No. 1 Shaft will be examined in the proposal alternatives. The construction sequence will proceed as on the previous station excavations. The development would proceed after initial station excavations were completed and the mucking system was installed on the level. The level would be driven to breakthrough at the No. 1 Crosscut from the No. 1 Shaft. All temporary facilities would be installed as with the other level stations.

Sinking operations will then proceed to advance the shaft to the 3295 Loadout Level.

3295 LOADOUT LEVEL DEVELOPMENT

The development of the 3295 Loadout Level will take place in a similar manner to that of the 3895 Loadout Level. The level will be advanced to its final extent. In addition, the ramp system to access the bottom of the NO. 2 Shaft will be driven from the loadout level concurrent with the advance of the shaft below the level. The tail end of the drift will be used to store ramp waste until the shaft sinking operations are completed and the workstage can be returned to the level to allow the loadout of the stockpiled decline muck and muck from the remainder of the decline accessing the shaft bottom. It is imperative that access to the shaft bottom be available to clean up spill from the skip loading system prior to removing the shaft mucking units and returning to surface and beginning equipping operations.

The reminder of the ramp system will be driven from the 3295 Loadout to join up with the No. 1 Shaft bottom decline after the completion of shaft equipping operations in the No. 2 Shaft. This will allow the contractor to utilize the No. 2 shaft skipping system to hoist the muck from the remainder of the ramp system.

This approach will be used for pricing the proposal but an alternate will be included in the proposal alternates for excavation from the 3400 Level at the No. 1 Shaft. As with the other excavations which can be accessed from the No. 1 Shaft, substantial savings in time and costs are available by excavation from that shaft.

COMPLETE SINKING

The shaft will be completed to depth below the 3295 Loadout Level in a similar fashion to that used at the 3895 Loadout. The pocket slash will be excavated as the shaft is deepened. Pocket concreting will be performed from the base of the pocket excavation up to the Loadout Level sill. Once this work has been completed the shaft will be deepened to final depth. The workstage will be returned to the Loadout Level to allow the completion of the decline from the Loadout Level to the shaft bottom. The shaft mucking units will be utilized to clean up the spillage until the decline breaks through to the shaft

THYSSEN MINING                                               PROJECT METHODOLOGY
- --------------------------------------------------------------------------------


bottom. Once the decline is broken through drifting operations will be suspended, the shaft muckers demobilized and equipping operations will begin. The shaft jumbo and the Cryderman winches will be demobilized at this time.

SHAFT EQUIPPING

The shaft steel will be installed after completion of sinking operations. The shaft vent duct will be withdrawn after sinking operations are terminated and during the time the stage is raised to surface. All permanent electrical and signal lines are to be installed prior to the steel installations. The permanent shaft service lines will be installed during shaft sinking. The sinking dump arrangement will be removed from the headframe prior to equipping operations preceding. The Cryderman sheaves and support steel will also be removed at this time.

The shaft furnishings will be installed from the surface downward to the bottom. The installations will include the shaft steel sets, the shaft guides and all brattice panels. The service cage counterweight guide tube will also be installed at this time. Installation of the steel from the surface downward leaves the workstage available to travel below the steel, if necessary to access the various levels. The shaft sinking buckets will be used in the service cage compartment to lower steel components and for manpower travel.

Station sets and loading pockets will be installed as the installations progress to and through these elevations. Upon completion of the steel installations, the workstage will be dismantled as the final sets are installed at the shaft bottom. Prior to final removal of the top deck and removal of the guide/suspension ropes, the auxiliary cage must be commissioned and operational to allow travel within the shaft after the stage is dismantled.

SHAFT CHANGEOVER

After completion of the equipping of the shaft, the remaining items used to sink the shaft will be removed to allow the headframe to be configured for production operations. The stage suspension ropes will be withdrawn from the shaft and wound onto reels for shipment. The stage sheaves will be removed from the headframe and the winches demobilized. The sinking crossheads and chairs will be removed, the sinking headropes will be removed from the hoist, the headsheaves will be moved to their final positions over the service cage compartment and the counterweight guide tube and new ropes will be installed on the cage hoist. The counterweight rope will be socketed and attached to the counterweight which will be suspended in its guide tube. The collar safety doors and temporary decking will be removed prior to installing the service cage. The cage headrope will be attached to the cage and the service cage system will then be commissioned.

THYSSEN MINING                                               PROJECT METHODOLOGY
- --------------------------------------------------------------------------------


The production hoist will then be roped up, the production skips will be hung in place and attached to the skip hoist ropes. This system will then be commissioned, along with the loading pockets.

COMPLETE DEVELOPMENT

Upon successful completion of the commissioning of the hoisting systems the remainder of the ramp construction will take place using the loading pockets and the skip hoist to remove the muck. The remaining development will require the joining of the No. 2 Shaft Bottom Decline with the No. 1 Shaft Bottom Decline. Once this work is completed the mining equipment will be sent to surface and demobilized.

TEARDOWN AND DEMOBILIZATION

The demobilization of the project will take place over the final few months of the project as the various tasks are completed and the equipment is no longer required onsite. The final tearout will include the office and changehouse complex, the storage containers, the batch plant, the fuel storage and the explosives magazines. Final site cleanup to the satisfaction of the client will complete the project.

THYSSEN MINING                                                        STATEMENTS
- --------------------------------------------------------------------------------


STATEMENTS

The following Statements are to be included as part of this Bid:

     A.1    Schedule of Items and Agreement Prices
     A.2    Schedule of Unit Prices for Changes in Scope of Work
     B      Schedule of Labor Rates
     C.1    Construction Equipment List
     C.2    Schedule of Equipment Rental Rates
     D      Material Markup
     E      Subcontract Markup
     F      List of Subcontractors
     G      Contractor's Personnel
     H      Union Involvement
     I      Contractor's Safety Record
     J      Agreement Schedule
     K      List of Exceptions, Deviations or Qualifications to Bid
     L      Agreement to Bond
     M.1    Mobilization -- Shaft Equipment List
     M.2    Mobilization -- Level Development Equipment List
     N.1    Surface Plant Setup -- Equipment List
     N.2    Sinking Plant Setup -- Equipment List
     O      No. 2 Shaft Bid Savings

THYSSEN MINING                                                        STATEMENTS
- --------------------------------------------------------------------------------


SCHEDULE OF ITEMS AND PRICES

GENERAL

The Project Specifications and Drawings and the Agreement Documents are to be read in conjunction with this Schedule of Items and Prices.

The Schedule of Items and Prices has not been prepared in conformity with any standard method of measurement and this preamble shall form the only method of measurement and basis of payment applicable to this Agreement.

General instructions and descriptions of Work and materials given in the Project Specifications and Drawings are not necessarily repeated in this Schedule of Items and Prices. Reference is made to the Project Specifications and Drawings for this information.

The Schedule of Items and Prices shall be the basis on which all adjustments and variations arising out of the performance of the Work shall be measured.

Unless otherwise stated herein, all quantities will be measured for payment, net in place, in the completed Work.

"Net" shall mean to the neat lines shown on the Drawings, specified herein, or in the Project Specifications and Drawings, and no allowance will be made for bulking, shrinkage, waste and offcuts, lapping or working space unless otherwise authorized in writing by the Owner.

Each sum price shall be the full and only amount payable by the Owner to the Contractor for the work and all things directly or indirectly required to complete it in accordance with the Project Specifications and Drawings, such as, but not limited to, supplying, transporting, erecting, handling, storing, consumable items, temporary facilities, scheduling, setting out and clean-up, and including overheads and profit.

Each item is to be measured for payment in the unit stated in the Schedule of Items and Prices.

All Lump Sum and Unit Prices shall be fixed prices and not subject to escalation.

THYSSEN MINING                                                        STATEMENTS
- --------------------------------------------------------------------------------


ITEM NO. 1.1 - BONDS
ITEM NO. 1.1.1 - BONDS -- PERFORMANCE BOND
Payment shall be the tendered amounts for the costs of a 100% Performance Bond.

ITEM NO. 1.1.2 - BONDS -- LABOR AND MATERIALS BOND
Payment shall be the tendered amounts for the costs of a 100% Labor and Materials Bond.

ITEM NO. 1.2 - MOBILIZATION
ITEM NO. 1.2.1 - MOBILIZATION -- SHAFT
Payment shall be the total tendered amount and shall be paid in full when all temporary works including sinking equipment, temporary facilities, and personnel required for shaft related activities have been delivered to the Site (as such term is defined in the General Conditions). If, in the opinion of the Owner, all items have not been mobilized to the Site, only a proportion of the Lump Sum amount will be certified by the Owner.

Items included in mobilization are all things required for the No. 2 Shaft Work which are not specifically supplied by the Owner, as provided in the Scope of Work (Part 6) provisions of the Agreement Documents.

The Contractor shall include, as Statement M.1, a detailed list of equipment which will be mobilized to Site to perform the Work.

ITEM NO. 1.2.2 - MOBILIZATION -- LEVEL DEVELOPMENT
Payment shall be the total tendered amount and shall be paid in full when all temporary works including sinking equipment, temporary facilities, and personnel required for level development related activities have been delivered to the Site. If, in the opinion of the Owner, all items have not been mobilized to the Site, only a proportion of the Lump Sum amount will be certified by the Owner.

Items included in mobilization are all things required for the level development off the No. 2 Shaft which are not specifically supplied by the Owner, as provided in the Scope of Work (Part 6) provisions of the Agreement Documents.

The Contractor shall include, as Statement M.2, a detailed list of equipment which will be mobilized to Site to perform the Work.



ITEM NO. 1.3 - NO. 2 SHAFT

THYSSEN MINING                                                        STATEMENTS
- --------------------------------------------------------------------------------


ITEM NO. 1.3.1 - SETUP SURFACE PLANT
This item shall include all temporary facilities required for Contractor's Project Support. This includes any shop facilities, office facilities, electrical facilities, fuel farm, etc.

The payment shall be the total tendered amount and shall be paid in full when the surface plant facilities have been erected or installed as required. If, in the opinion of the Owner, all items have not been installed or erected, only a proportion of the Lump Sum amount will be certified by the Owner.

The Contractor shall include, as Statement N.1, a detailed list of equipment which will be set up on surface as part of the Contractor's surface plant.

ITEM NO. 1.3.2 - SETUP SHAFT SINKING PLANT
This item shall include all temporary facilities required to sink the No. 2 Shaft. These would include such items as winch installations, sinking stage installation, sinking rope installation, bucket dump arrangement, etc.

The payment shall be the total tendered amount and shall be paid in full when all sinking facilities have been erected or installed as required. If, in the opinion of the Owner, all items have not been installed or erected, only a proportion of the Lump Sum amount will be certified by the Owner.

The Contractor shall include, as Statement N.2, a detailed list of equipment which will be required as part of the shaft sinking plant.

ITEM NO. 1.3.3 - SHAFT SINKING 24 FT DIAMETER (FROM BOTTOM OF COLLAR AT 5285 FT TO 3185 FT EL)
Shaft sinking shall include drilling, blasting, mucking, scaling, dewatering, concrete lining, and muck disposal by hoisting to surface. Loading and haulage of waste rock from the headframe to an agreed upon location 250 ft from the headframe waste dump will be by the Contractor.

In the shaft, ground support will be installed at the Contractor's discretion in order to maintain sound rock walls and a safe working environment until the concrete lining is poured. The costs for all temporary ground support shall not be included in the shaft sinking price. The cost of temporary ground support will be provided by prices presented in Statement A.1, Item 2.2.

The concrete lining will be constructed in accordance with the Project Specifications and Drawings. Bidders shall provide for a minimum 12-inch thick lining of 3000 psi concrete.

In providing prices for shaft sinking, it shall be assumed that water inflows range from 0 to 50 gpm. Water inflows do not include service water required for shaft sinking. For inflows which exceed this range, prices that correspond to measured inflows will be obtained from Statement A.2.

THYSSEN MINING                                                        STATEMENTS
- --------------------------------------------------------------------------------


The lump sum shaft sinking price shall include installation of all shaft steel, including permanent pipelines and moveable guides in both the shaft and headframe, in accordance with the Project Specifications and Drawings. The design and supply of all shaft steel and guides will be the responsibility of the Owner. The supply and installation of permanent pipelines will be the responsibility of the Contractor. All temporary services required to sink the No. 2 Shaft are supplied and installed at the discretion of the Contractor and shall be included in the lump sum price for this item. All temporary services used for shaft sinking will be removed prior to the Contractor demobilizing from the site.

The Contractor will be responsible for the routine design, supply and installation of all permanent pipes in the shaft subcollar.

The Contractor will be responsible for the installation of fixed and moveable guides in the shaft collar and shaft headframe as supplied by the Owner and in accordance with the Project Specifications and Drawings.

The Contractor shall be responsible for the routine design, supply and installation of permanent power and communication lines and in accordance with the Project Specifications and Drawings. These permanent facilities may be used by the Contractor during shaft sinking.

The Contractor shall be responsible to have a grout plant on site at all times during sinking operations. Any grouting programs shall be approved by the Owner prior to commencement. The prices for grouting shall be provided in writing in Statement A.2, Item 2.3; GROUTING. Costs for grouting shall not be included in the lump sum price for shaft sinking.

The Contractor shall be responsible to carry a probe hole from 50 ft to 100 ft ahead of the shaft bottom at all times during sinking. The cost of this probe hole shall be included in the lump sum cost of shaft sinking.

Two test holes have been diamond drilled near the shaft site. Rock quality data from the log of the holes are summarized in Appendix A and Appendix B of the Request for Proposal. Cores from all the holes are available for inspection on site.

ITEM NOS. 1.3.4.1, 1.3.5.1, 1.3.6.1, 1.3.8.1, AND 1.3.9.1 - TEMPORARY PUMP
STATION AND SHAFT STATION EXCAVATION AND SUPPORT
Rock excavation shall include drilling, blasting, dewatering, scaling, mucking and disposal of waste rock by hoisting to surface. Loading and haulage of rock from the headframe to a location 250 ft from the headframe or an agreed upon location will be by the Contractor and included in the lump sum prices.

Overbreak beyond the neat lines shall not be included in the measured advance or volume for payment.

THYSSEN MINING                                                        STATEMENTS
- --------------------------------------------------------------------------------


Included in the lump sum price shall be a 3-inch thick layer of fiber-reinforced shotcrete on the ribs and back of the shaft stations and temporary pump stations to the limits shown on the Project Specifications and Drawings. The lump sum price shall include shotcreting to the sill of each station, across the brow of each station, and over the walkaround of each station. The placement of fiber-reinforced shotcrete beyond the limits shown on the Project Specifications and Drawings, or beyond the limits described above for the lump sum price will be paid at the unit prices provided in Statement A.1, Item 2.0. Additional shotcreting must be approved by the Owner prior to commencing the Work.

Not included in the lump sum prices will be temporary ground support (e.g., rockbolts and screen). The prices presented in Statement A.1, Item 2.2 shall be applied as the ground conditions dictate.

ITEM NOS. 1.3.4.2, 1.3.5.2, 1.3.6.2, 1.3.8.2 AND 1.3.9.2 - TEMPORARY PUMP
STATION AND SHAFT STATION CONSTRUCTION
The Contractor shall construct the temporary pump stations and shaft station in accordance with the Project Specifications and Drawings. Included in this item shall be the installation of all permanent piping and services as supplied by the Owner. Floors of the shaft stations shall be concreted, with a ditch formed near one rib.

The Contractor shall install an electrical breaker and associated electrics in accordance with Project Specifications and Drawings. Electrical breaker is supplied by the Owner.

The design, construction and installation of a temporary level development waste handling system is the responsibility of the Contractor. Any costs associated with this Work shall be included in the appropriate station construction, as presented in Statement A.1.



ITEM NOS. 1.3.7.1 AND 1.3.10.1 - LOADOUT STATION EXCAVATION AND SUPPORT
Rock excavation shall include drilling, blasting, dewatering, scaling, mucking and disposal of waste rock by hoisting to surface. Loading and haulage of rock from the headframe to a location 250 ft from the headframe or an agreed upon location will be by the Contractor and included in the lump sum prices.

Overbreak beyond the neat lines shall not be included in the measured advance or volume for payment.

Included in the lump sum price shall be a 3-inch thick layer of fiber-reinforced shotcrete on the ribs and back of the shaft stations and temporary pump stations to the limits shown on the Project Specifications and Drawings. The lump sum price shall include shotcreting to the sill of each station, across the brow of each station, and over the walkaround of each station. The placement of fiber-reinforced shotcrete beyond the limits shown on the Project Specifications and Drawings, or beyond the limits described

THYSSEN MINING                                                        STATEMENTS
- --------------------------------------------------------------------------------


above for the lump sum price will be paid at the unit prices provided in Statement A.1, Item 2.0. Additional shotcreting must be approved by the Owner prior to commencing the Work.

Not included in the lump sum prices will be temporary ground support (e.g., rockbolts and screen). The prices presented in Statement A.1, Item 2.2 shall be applied as the ground conditions dictate.

ITEM NOS. 1.3.7.3 AND 1.3.10.3 - LOADING POCKET CONSTRUCTION
This item includes the mechanical and electrical installation of a double loading pocket arrangement in accordance with the Project Specifications and Drawings. The supply of the loading pocket is the responsibility of the Owner. The loading pocket hardware will be made available to the Contractor based on an agreed upon construction schedule.

The Contractor will be responsible to supply all construction materials required to construct and install the loading pocket arrangement (e.g. concrete, rebar, anchor bolts, etc.)

ITEM NO. 1.3.11 - WATER RING
This item includes the supply and installation of five (5) water rings in accordance with the Project Specifications and Drawings. The water rings will be cast into the shaft lining above each temporary pump station and shaft station, with connections made to the shaft drain line.




ITEM NO. 1.3.12 - PERMANENT SHAFT SERVICES ENGINEERING
The Contractor will be responsible to provide detail engineering for the permanent shaft services, hangers, water ring design, and connections, and power and communication hangers. The general arrangement of these items is included in the drawings provided.

ITEM NO. 1.3.13 - NO. 2 SHAFT CHANGEOVER
This item is for the removal of the Contractor's sinking plant (e.g. sinking stage, crossheads, buckets, etc.), the restoration of the headframe to its permanent condition, and the installation of following items:

     -    production ropes and rope attachments
     -    permanent sheaves
     -    main cage
     -    auxiliary cage
     -    skips (2)
     -    scroll plates
     -    conveyance arresting devices

THYSSEN MINING                                                        STATEMENTS
- --------------------------------------------------------------------------------



The Contractor shall install and commission this equipment in accordance with the Project Specifications and Drawings.

These items will be supplied by the Owner and will be made available to the Contractor based on the agreed upon construction schedule.

ITEM NO. 1.4 - LEVEL DEVELOPMENT
ITEM NOS. 1.4.1, 1.4.2, 1.4.3, 1.4.4 AND 1.4.5 - LEVEL ACCESS DRIFT, RAMP AND SHAFT STATION SLASHING
This part of the Work may be accessed from, and mucked via, the No. 2 Shaft. The order, direction, equipment, mucking system and entire methodology of development is at the Contractor's discretion, subject to the approval of the Owner. Each Bidder is required to submit a description of the methodology proposed for the Work in order to assist the Owner in assessing the technical merits of the Bids.

The drifts and ramps are to be paid by the linear foot based on the lump sum prices corresponding to the units provided in the description. Any revision to these quantities shall be paid based on prices provided in Statement A.2.

Permanent and temporary ground support shall not be included in the lump sum prices for these items. Prices provided in Statement A.2 will be used to compensate the Contractor for ground support installed.

ITEM NO. 1.5 - DEMOBILIZATION
Payment shall be the total tendered amount and shall be paid in full when all temporary items have been removed from the Work Site. If, in the opinion of the Owner, all items have not been demobilized from the Site, only a proportion of the Lump Sum amount will be certified by the Owner. Payment shall also include removal of all rubbish, debris and surplus material and removal of foundations from the Site and restoring all sites to existing grades with proper compacted material as approved by the Owner upon completion of the Work.

ITEM NO. 2.2 - GROUND SUPPORT
This item is intended to cover ground support which may be required during level development, shaft sinking, and shaft station excavation. Payment will be made only for support which was considered necessary and authorized by the Owner.

THYSSEN MINING                                                        STATEMENTS
- --------------------------------------------------------------------------------


OVERHEAD COSTS

Bidders should provide, on the Statement A.1 summary, the following costs:

a) The amount of overhead (as defined in Statement B) and profit which is included in the total estimated amount tendered,

b) the per diem fixed cost which would be incurred during a total Work suspension, including overheads as above, standby rates on equipment, and continued operation of temporary construction pumps and fans, and,

c) the applicable taxes which are included in the total estimated amount tendered (provided in the form of State and local taxes).

Thyssen Mining                                                        Statements
- --------------------------------------------------------------------------------



                                  STATEMENT A.1

                      SCHEDULE OF ITEMS & AGREEMENT PRICES

AGREEMENT PRICE: Full compensation to Contractor for full and complete performance by Contractor of the Work, compliance with all terms and conditions of this Agreement, and for Contractor's payment of all obligations incurred in, or applicable to, performance of the Work shall be determined in accordance with the following all-inclusive prices:

1.0  LUMP SUM PRICE

Full compensation for the Lump Sum Price portion of Work as set forth in Section 6.0, Scope of Work to this Request for Proposal and designated as the "Lump Sum
Portion of Work," shall be the total Lump Sum Price of:        FIFTEEN MILLION
FOURHUNDRED TWENTY FIVE THOUSAND FIVE HUNDRED SIXTY ONE
0

                                 ($15,425,561.)
- --------------------------------------------------------------------------------

The Lump Sum Price is broken down as follows:


                                                                          Total
Item No.  Description                                             Lump Sum Price (US$)
- --------  -----------                                             --------------------

  1.1     BONDS
1.1.1     100% Performance Bond                                       $    102,076
                                                                      ------------
1.1.2     100% Material & Labor Bond                                  $    102,076
                                                                      ------------

                                                       Subtotal       $    204,152
                                                                      ------------

  1.2     MOBILIZATION
1.2.1     Recruiting and Move to Site, Shaft Personnel & Equipment    $    288,396
                                                                      ------------
1.2.2     Recruiting and Move to Site, Level Development Personnel
          & Equipment                                                 $     19,125
                                                                      ------------

                                                       Subtotal       $    307,521
                                                                      ------------

        STATEMENT A.1     SCHEDULE OF ITEMS & AGREEMENT PRICES  (Cont'd)


                                                                    Total
Item No.  Description                                        Lump Sum Price (US$)
- ---------------------                                        --------------------

  1.3     NO. 2 SHAFT
1.3.1     Setup Surface Plant                                     $    37,278
                                                                  -----------
1.3.2     Setup Shaft Sinking Plant                               $ 1,306,580
                                                                  -----------

1.3.3     Shaft Sinking 24' diameter from 5285' el
          to 3185' el, including all temporary and
          permanent services and concrete lining;
          assuming inflows of 0-50 gpm (2100.0 ft)                $ 6,577,967
                                                                  -----------

1.3.4     5000 L Temporary Pump Level
1.3.4.1   Station Excavation and Support (1800 cu yd)             $   305,572
                                                                  -----------
1.3.4.2   Station Construction                                    $   105,906
                                                                  -----------

1.3.5     4500 L Temporary Pump Level
1.3.5.1   Station Excavation and Support (1800 cu yd)             $   305,572
                                                                  -----------
1.3.5.2   Station Construction                                    $   105,906
                                                                  -----------

1.3.6     4000 L Shaft Station
1.3.6.1   Station Excavation and Support (925 cu yd)              $   160,971
                                                                  -----------
1.3.6.2   Station Construction                                    $   109,444
                                                                  -----------

1.3.7     3895 L Loadout Station
1.3.7.1   Station and Pocket Excavation and Support (1835 cu yd)  $   310,235
                                                                  -----------
1.3.7.2   Station Construction                                    $    43,398
                                                                  -----------
1.3.7.3   Loading Pocket Construction                             $   327,318
                                                                  -----------

1.3.8     3700 L Shaft Station
1.3.8.1   Station Excavation and Support (925 cu yd)              $   160,971
                                                                  -----------
1.3.8.2   Station Construction                                    $   115,340
                                                                  -----------

1.3.9     3400 L Shaft Station
1.3.9.1   Station Excavation and Support (925 cu yd)              $   160,971
                                                                  -----------
1.3.9.2   Station Construction                                    $   115,340
                                                                  -----------

STATEMENT A.1     SCHEDULE OF ITEMS & AGREEMENT PRICES  (Cont'd)


                                                                                        Total
Item No.  Description                                                            Lump Sum Price (US$)
- --------  -----------                                                            --------------------

1.3.10    3295 L Loadout Station
1.3.10.1  Station and Pocket Excavation and Support (1835 cu yd)                      $   310,235
                                                                                      -----------
1.3.10.2  Station Construction                                                        $    43,398
                                                                                      -----------
1.3.10.3  Loading Pocket Construction                                                 $   327,318
                                                                                      -----------

1.3.11    Water Rings (5) -- Supply and Install                                       $    61,953
                                                                                      -----------

                                                                                      -----------
                                                                                      -----------
1.3.12    Permanent Shaft Services Engineering                                        $     4,500
                                                                                      -----------

                                                                                      -----------
1.3.13    No. 2 Shaft Changeover                                                      $   235,508
                                                                                      -----------

                                                            Subtotal                  $11,231,681
                                                                                      -----------

  1.4     LEVEL DEVELOPMENT
          (inclusive of mucking and all service installations)
1.4.1     4000 Level
1.4.1.1   No. 1 Crosscut (15'x15'x160')                                               $   200,019
                                                                                      -----------
                                                                                      -----------
1.4.1.2   Shaft Station Slashing (320 cu yd)                                          $    68,622
                                                                                      -----------


1.4.2     3895 Level
1.4.2.1   Loadout Drift (15'x15'x251')                                                $   318,126
                                                                                      -----------

1.4.3     3700 Level
1.4.3.1   No. 1 Crosscut (15'x15'x284')                                               $   330,341
                                                                                      -----------
1.4.3.2   Shaft Station Slashing (320 cu yd)                                          $    69,256
                                                                                      -----------

1.4.4     3400 Level
1.4.4.1   No. 1 Crosscut (15'x15'x810')                                               $   779,874
                                                                                      -----------
                                                                                      -----------
1.4.4.2   Ramp to Shaft Bottom (12'x12'x1451')                                        $ 1,363,075
                                                                                      -----------
1.4.4.3   Shaft Station Slashing (320 cu yd)                                          $    68,622
                                                                                      -----------
                                                                                      -----------


1.4.5     3295 Level
1.4.5.1   Loadout Drift (15'x15'x251')                                                $   318,126
                                                                                      -----------

                                                            Subtotal                  $ 3,516,061
                                                                                      -----------

STATEMENT A.1     SCHEDULE OF ITEMS & AGREEMENT PRICES  (Cont'd)


                                                                              Total
Item No.  Description                                                  Lump Sum Price (US$)
- --------  -----------                                                  --------------------

  1.5     DEMOBILIZATION
1.5.1     Teardown Surface Plant & Cleanup                                 $  101,636
                                                                           ----------
1.5.2     Demobilize Equipment and Personnel                               $   64,510
                                                                           ----------

                                                            Subtotal       $  166,146
                                                                           ----------

STATEMENT A.1     SCHEDULE OF ITEMS & AGREEMENT PRICES  (Cont'd)


                           SUMMARY OF LUMP SUM PRICES


                                                                      Estimated
Item No.  Description                                                Amount (US$)
- --------  -----------                                                ------------

  1.1     BONDS                                                     $    204,152
                                                                    ------------
  1.2     MOBILIZATION                                              $    307,521
                                                                    ------------
  1.3     NO. 2 SHAFT                                               $ 11,231,681
                                                                    ------------
  1.4     LEVEL DEVELOPMENT                                         $  3,516,061
                                                                    ------------
  1.5     DEMOBILIZATION                                            $    166,146
                                                                    ------------

                    TOTAL ESTIMATED AMOUNT                          $ 15,425,561
                                                                    ------------
                                                                    ------------

   a)     Overhead and Profit included in the above amount          $  1,582,996
                                                                    ------------
                                                                    ------------

   b)     Per diem Fixed Cost during an unplanned work stoppage     $  5929 /day
                                                                    ------------
                                                                    ------------

   c)     Total taxes included in the above amount:
                                                       State        $          0
                                                                    ------------
                                                                    ------------
                                                       Local        $    256,547
                                                                    ------------
                                                                    ------------

2.0     UNIT PRICES

                                  STATEMENT A.1

                         SCHEDULE OF ITEMS & UNIT PRICES

                                                                                                  Total
Item                                                                                           Unit Price
 No.      Description         Unit                                                                (US$)
- ----      -----------         ----                                                             ----------

  2.1     WASTE HAULING
          0' to 1500'         cu yd                                                              $   2.62
                                                                                               ----------
          1501' to 3000'      cu yd                                                              $   4.35
                                                                                               ----------
          3001' to 5000'      cu yd                                                              $   5.72
                                                                                               ----------

  2.2     GROUND SUPPORT        Shaft Sinking                       Level Development
                              (supply & install)                   (supply & install)
2.2.1     Mechanical Rockbolts (incl. 6"X6" plate)            Critical        Non Critical
          5/8" x 5'           ea      $ 34.20                  $ 41.60             $ 21.00
                                      -------                  -------             -------
          5/8" x 6'           ea      $ 35.10                  $ 42.60             $ 22.00
                                      -------                  -------             -------
          5/8" x 7'           ea      $ 41.20                  $ 48.60             $ 28.00
                                      -------                  -------             -------
          5/8" x 8'           ea      $ 42.80                  $ 50.20             $ 29.50
                                      -------                  -------             -------

2.2.2     Resin / Rebar (threaded incl. 6"X6" plate)
          3/4" x 5'           ea      $ 45.70                  $ 53.20             $ 32.50
                                      -------                  -------             -------
          3/4" x 6'           ea      $ 49.00                  $ 56.40             $ 35.70
                                      -------                  -------             -------
          3/4" x 7'           ea      $ 57.20                  $ 64.60             $ 43.90
                                      -------                  -------             -------
          3/4" x 8'           ea      $ 59.60                  $ 67.00             $ 46.40
                                      -------                  -------             -------
          3/4" x 10'          ea      $ 79.30                  $ 86.80             $ 66.10
                                      -------                  -------             -------

2.2.3     Resin / Rebar (forged incl. 6"x6" plate)
          3/4" x 5'           ea      $ 48.10                  $ 55.50             $ 34.80
                                      -------                  -------             -------
          3/4" x 6'           ea      $ 50.50                  $ 58.00             $ 37.30
                                      -------                  -------             -------
          3/4" x 7'           ea      $ 59.00                  $ 66.50             $ 45.80
                                      -------                  -------             -------
          3/4" x 8'           ea      $ 61.50                  $ 68.90             $ 48.20
                                      -------                  -------             -------
          3/4" x 10'          ea      $ 81.90                  $ 89.30             $ 68.60
                                      -------                  -------             -------

                                  STATEMENT A.1


                                                                                             Total
Item                                                                                      Unit Price
No.       Description                   Unit                                                 (US$)
- ----      -----------                   ----                                              ----------

  2.2     GROUND SUPPORT                Shaft Sinking                     Level Development
          (cont'd)                      (supply & install)                (supply & install)
2.2.4     Split Set
          -Registered Trademark-
          Bolts                                                    Critical             Non Critical
          5'                            ea      $ 36.00             $ 43.50                  $ 22.80
                                                -------             -------                  -------
          6'                            ea      $ 39.20             $ 46.70                  $ 26.00
                                                -------             -------                  -------
          7'                            ea      $ 43.60             $ 51.00                  $ 30.40
                                                -------             -------                  -------
          8'                            ea      $ 45.50             $ 52.90                  $ 32.20
                                                -------             -------                  -------

2.2.5     Swellex
          -Registered Trademark-
          Bolts
          5'                            ea      $ 47.50             $ 57.70                  $ 37.00
                                                -------             -------                  -------
          6'                            ea      $ 52.10             $ 59.60                  $ 38.90
                                                -------             -------                  -------
          7'                            ea      $ 58.50             $ 69.10                  $ 48.40
                                                -------             -------                  -------
          8'                            ea      $ 64.00             $ 71.70                  $ 51.00
                                                -------             -------                  -------

2.2.6     Screen
          No.6 Welded
          Wire (4"x4")                  ft(2)    $ 2.10              $ 2.65                   $ 2.10
                                                -------             -------                  -------
          No.9 Chain Link
          (2"x2")                       ft(2)    $ 1.92              $ 2.53                   $ 1.98
                                                -------             -------                  -------

2.2.7     Shotcrete (3" thick)
          Fiber Reinforced              ft(2)    $ 4.80              $ 4.75                   $ 4.28
                                                -------             -------                  -------

          Non Reinforced                ft(2)    $ 4.43              $ 4.38                   $ 3.91
                                                -------             -------                  -------

2.2.8     Mats
          4'                            ea      $ 18.25             $ 28.35                  $ 18.25
                                                -------             -------                  -------
                                                -------             -------                  -------
          6'                            ea      $ 20.35             $ 30.60                  $ 20.35
                                                -------             -------                  -------
                                                -------             -------                  -------
          9'                            ea      $ 23.65             $ 33.90                  $ 23.65
                                                -------             -------                  -------

                                  STATEMENT A.1


Item
No.       Description                   Unit
- ----      -----------                   ----

  2.3     GROUTING                      Shaft Sinking               Level Development
                                        (supply & install)          (supply & install)
*2.3.1    Drilling                      drilled ft  $    6.30            $    5.40
                                                    ---------            ---------
2.3.2     Setup/Teardown                     ea     $  285.00            $  227.00
                                                    ---------            ---------
2.3.3     Packer Installation                ea     $  855.00            $  680.00
                                                    ---------            ---------
**2.3.4   Bag Pumped                         ea     $   67.00            $     2.4
                                                    ---------            ---------

SLASHING                                   cu yd    $  135.00            $   86.00
                                                    ---------            ---------

***2.5    PROBE HOLE                    drilled ft  Not Applicable
          DRILLING                                                       $    5.40
                                                                         ---------

*    Based on 2 Booms Drilling

**   Based on 8 Bags/hour Injection Rate
     Please see Statement K.  Re:  Grouting

***  Drilling Only - Setup and Teardown not Included
                   - Add Setups and Teardowns per 2.3.2

                                  STATEMENT A.2

              SCHEDULE OF UNIT PRICES FOR CHANGES IN SCOPE OF WORK

The following are prices for additions or deletions to the Work which may be required at the option of the Owner. All prices for additions to the Work shall be full compensation to the Contractor for full and complete performance of the additional work. All prices for deletions from the Work shall be full credit to the Owner for the deletion. Any changes to the scope of work on a unit price basis shall be supplied and installed in accordance with the specifications and drawings. Any equipment and material supplied by the Owner as indicated in the Scope of Work shall be reflected in the unit price.

All pricing shall be inclusive of mucking and all services installations (air, water and power) shall be exclusive of waste hauling.

Owner reserves the right to delete, in their entirety, any number of pay items and obtain 100% full bid credit to a maximum of 10% of the total Agreement lump sum award value.


                                                      Add-On               Deduct
Item No.  Description                   Unit      Unit Price (US$)    Unit Price (US$)
- --------  -----------                   ----      ----------------    ----------------

  1.1     BONDS
1.1.1     100% Performance Bond                             Not Applicable
1.1.2     100% Materials & Labor Bond                       Not Applicable

  1.2     MOBILIZATION
1.2.1     Recruiting & Move to Site, Shaft
          Personnel & Equipment                             Not Applicable

  1.3     NO. 2 SHAFT
1.3.1     Setup Surface Plant                               Not Applicable
1.3.2     Setup Shaft Sinking Plant                         Not Applicable

      STATEMENT A.2 -- SCHEDULE OF UNIT PRICES FOR CHANGES IN SCOPE OF WORK


                                                 Add-On                    Deduct
Item No.  Description                   Unit Unit Price (US$)         Unit Price (US$)
- --------  -----------                   ---- ----------------         ----------------

1.3.3     Shaft Sinking 24' diameter
          from to 5285' el to 3185' el,
          including all temporary and
          permanent services and
          concrete lining:
               0-50 gpm inflow          Lin ft    $  3133.00            $   2663
                                                  ----------            --------
               51-75 gpm inflow         Lin ft    $  3290.00            $   2797
                                                  ----------            --------
               76-100 gpm inflow        Lin ft    $  3487.00            $   2964
                                                  ----------            --------
               101-150 gpm inflow       Lin ft    $  3731.00            $   3171
                                                  ----------            --------

1.3.4     5000 L Temporary Pump Level
1.3.4.1   Station Exc. & Support        cu yd     $      170            $    145
                                                  ----------            --------
1.3.4.2   Station Construction                               Not Applicable

1.3.5     4500 L Temporary Pump Level
1.3.5.1   Station Exc. & Support        cu yd     $      170            $    145
                                                  ----------            --------
1.3.5.2   Station Construction                               Not Applicable

1.3.6     4000 L Shaft Station
1.3.6.1   Station Exc. & Support        cu yd     $      174            $    148
                                                  ----------            --------
                                                  ----------            --------
1.3.6.2   Station Construction                               Not Applicable

1.3.7     3895 L Loadout Station
1.3.7.1   Station and Pocket
          Excavation & Support          cu yd     $      169            $    144
                                                  ----------            --------
1.3.7.2   Station Construction                               Not Applicable
1.3.7.3   Loading Pocket Construction                        Not Applicable

1.3.8     3700 L Shaft Station
1.3.8.1   Station Exc. & Support        cu yd     $      174            $    148
                                                  ----------            --------
1.3.8.2   Station Construction                               Not Applicable

1.3.9     3400 L Shaft Station
1.3.9.1   Station Exc. & Support        cu yd     $      174            $    148
                                                  ----------            --------
1.3.9.2   Station Construction                               Not Applicable

 STATEMENT A.2 -- SCHEDULE OF UNIT PRICES FOR CHANGES IN SCOPE OF WORK
                               (Cont'd)


                                                   Add-On                     Deduct
Item No.  Description                   Unit   Unit Price (US$)          Unit Price (US$)
- --------  -----------                   ----   ----------------          ----------------

1.3.10    3295 L Loadout Station
1.3.10.1  Station and Pocket
          Excavation & Support          cu yd     $      169             $      144
                                                  ----------             ----------
1.3.10.2  Station Construction                               Not Applicable
1.3.10.3  Loading Pocket Construction                        Not Applicable

1.3.11    Water Rings
          (supply & install)            ea        $    12391             $    10532
                                                  ----------             ----------

1.3.12    Permanent Shaft Services
          Engineering                                        Not Applicable

1.3.13    No. 2 Shaft Changeover                             Not Applicable

  1.4     LEVEL DEVELOPMENT
1.4.1     4000 Level
1.4.1.1   No. 1 Crosscut (15'x15')      Lin ft    $    1,251             $     1062
                                                  ----------             ----------
                                                  ----------             ----------
1.4.1.2   Shaft Station Slashing        cu yd     $      215             $      183
                                                  ----------             ----------

1.4.2     3895 Level
1.4.2.1   Loadout Drift (15'x15')       Lin ft    $    1,267             $     1076

1.4.3     3700 Level
1.4.3.1   No. 1 Crosscut (15'x15')      Lin ft    $     1164             $      990
                                                  ----------             ----------
1.4.3.2   Shaft Station Slashing        cu yd     $      217             $      185
                                                  ----------             ----------

1.4.4     3400 Level
1.4.4.1   No. 1 Crosscut (15'x15')      Lin ft    $      963             $      819
                                                  ----------             ----------
1.4.4.2   Ramp to Shaft Bottom
          (12'x12')                     Lin ft    $      940             $      799
                                                                         ----------
1.4.4.3   Shaft Station Slashing        cu yd     $      215             $      183
                                                  ----------             ----------

      STATEMENT A.2 -- SCHEDULE OF UNIT PRICES FOR CHANGES IN SCOPE OF WORK
                                    (Cont'd)


                                                   Add-On                    Deduct
Item No.  Description                   Unit   Unit Price (US$)         Unit Price (US$)
- --------  -----------                   ----   ----------------         ----------------

1.4.5     3295 Level
1.4.5.1   Loadout Drift (15'x15')       Lin ft    $     1268               $     1078
                                                  ----------               ----------

1.5       DEMOBILIZATION
1.5.1     Teardown Surface Plan
          & Cleanup                                           Not Applicable
1.5.2     Demobilize Equipment
          & Personnel                                         Not Applicable

                                   STATEMENT B

                             SCHEDULE OF LABOR RATES

1. VACATION: Includes vacations, statutory holidays, sick and other leave with pay.

2. ALLOWANCES: Includes workers' compensation, unemployment insurance, and other taxes and insurances measured by payroll, established employee benefits such as pension, health and life insurances, bonus programs, union assessments (if any), training funds and industry and administration funds.

3.   SMALL TOOLS:  Replacement value of less than $1,000.
     EXPENDABLES:  Consumable items not forming part of the permanent work.

4.   OVERHEAD AND PROFIT:  Calculated on the base rate.  Overhead includes:
     -    On-site supervisory personnel above the level of General Foreman.
     - Outside support personnel such as clerks, estimators, timekeepers, secretarial staff, purchasing, warehouse personnel and project manager.
     -    On-site facilities and office expenses.
     -    General home office overhead.

5.   ALL INCLUSIVE RATE:  Based on 40 hours per week on three shifts.

6. OVERTIME (for hours worked in excess of 40 hrs per week): The overtime rate per hour shall be limited to the actual cost to Contractor of the premium portion only of all applicable wages, craft fringe benefits and payroll burdens imposed by any governmental authority and measured by the compensation payable to employees. To establish the amount of payment, Contractor shall submit supporting documents satisfactory in form and content to Owner for its verification and approval. (If only one overtime rate is shown, it shall be applicable for all overtime hours.)

     Labor Rates entered in rate. Statement B shall be based on labor agreements (if any), and rates in effect on the effective date of the Agreement unless otherwise noted. The quoted labor rates may be adjusted as approved by Owner to reflect subsequent changes in labor agreements or rates if applicable.

7.   No Charges will be accepted by Owner for labor not listed in Statement B.

8. Contractor shall not invoice for field staff/supervisory personnel assigned to a change in the Scope of Work if the change does not extend the time such personnel are required on site by the original Scope of Work.

                                   STATEMENT B
                      ALL INCLUSIVE LABOR RATES (per hour)

- -----------------------------------------------------------------------------------------------------------------------------------
                                                         Small Tools                 Calculated       All Inclusive   All Inclusive
   Trade or              Base                                and                    on Base Rate          Rate        Overtime Rate
Classification           Rate     Vacation   Allowances  Expendables  Subtotal   Overhead    Profit Based on 40 hour Time &   Double
                                                                                                       work week      Half     Time
                                                                         (1)        (2)       (3)     (1)+(2)+(3)
- ------------------------------------------------------------------------------------------------------------------------------------
Leader                   24.22       0.89        8.52       2.50        36.13       1.21      2.42       39.73        53.70    67.62
Cryderman                23.90       0.88        8.52       2.50        35.80       1.20      2.40       39.40        53.12    66.87
Operator
Shaftman                 23.25       0.86        8.52       2.50        35.13       1.16      2.32       38.61        51.98    65.38
Hoistman                 23.25       0.86        7.27       2.50        33.88       1.16      2.32       37.36        50.73    64.13
Top Lander               21.32       0.79        7.27       2.50        31.88       1.07      2.14       35.09        47.33    59.58
Mechanic                 23.25       0.86        7.27       2.50        33.88       1.16      2.32       37.36        50.73    64.13
Electrician              23.25       0.86        7.27       2.50        33.88       1.16      2.32       37.36        50.73    64.13
ELECTRICAL
Apprentice               15.82       0.89        9.00       0.36        22.07       6.78      2.65       35.50        47.50    67.00
Journeyman               17.60       0.99        9.00       0.40        23.99       7.56      2.95       39.50        42.00    73.00
Foreman                  20.28       1.15        9.00       0.46        26.89       8.71      3.40       43.00        59.00    82.00
Superintendent           23.27       1.31        9.00       0.53        30.20       9.90      3.90       48.00        65.50    92.00


- ------------------------------------------------------------------------------------------------------------------------

NOTE:     THE OVERHEAD (5%) AND PROFIT (10%) IS CALCULATED
                           UTILIZING THE "BASE RATE".

                                  STATEMENT C.1

                           CONSTRUCTION EQUIPMENT LIST


The following lists equipment that shall be provided for the Work by the Contractor.

Should the equipment listed be found to be inadequate, unsuitable or unsatisfactory in any other way during the course of the Work, then adequate suitable satisfactory equipment shall be promptly provided by the Contractor, without additional payment.



ITEM                                                                                 SIZE/
NO.    QTY          DESCRIPTION              MAKE                MODEL               CAPACITY            OWNERSHIP           YEAR
- ---    ---          -----------              ----                -----               --------            ---------           ----
1      1            Shaft Jumbo              Tamrock             SDRH 205T                               Thyssen             1993
2      2            Muckers                  Cryderman           Brutis                                  Thyssen             New
3      2            Cross Heads              O.J. Industries     Site Specific                           Thyssen             New
4                   Buckets                  O.J. Industries     Site Specific       160 ft(3)           Thyssen             New
5                   Forms                    O.J. Industries     Site Specific                           Thyssen             New
6      1            Work Stage               O.J. Industries     Site Specific                           Thyssen             New
7      4            Galloway Winches                                                 20 ton              Thyssen
8      1            Loader/Fork Lift         Caterpillar         950                                     Thyssen
9      1            Standby Generator                                                250 KW              Rental
10                  Fans                                         As required                             Thyssen
11     2            Main Pumps               Flygt                                   140 hp              Thyssen
12     2            Cryderman Winches                                                                    Thyssen
13     2            Bottom Pumps             Flygt                                   13 hp               Thyssen
14     1            Crane or Boom Truck                                              As req'd            Rental
15     4            Sideline Winches                                                                     Thyssen
16     2            Concrete Buckets                                                 3 yd(3)             Thyssen
17     4            Dump and Collar Doors                        Site Specific                           Thyssen
18     2            2 Boom Jumbos            Tamrock             H206/H206                               Thyssen             1993
19     2            LHD Units                Tamrock EJC         ECJ 210             6yd(3)              Thyssen             1993/
                                                                                                                             1991
20     2            Scissor Lifts            Dux                 SLHD                                    Thyssen             1981
21     2            Trucks                   Tamrock-EJC         JDT 416             16 ton              Thyssen             1994
22                                           Tamrock-EJC         JDT 415                                 Thyssen             1988
23     2            Shotcrete Machines       Aleva                                                       Thyssen
24     2            Small LHD's              Eimco               913                 3 yd(3)             Thyssen
                                             Tamrock-EJC         EJC 130             3 yd(3)             Thyssen
25     2            3 drum Slushers
26     as req'd     Jacklegs & Stopers                           Secan
27     as req'd     Sinkers
28     6            Air Tuggers                                  10 hp

29     3            Personnel Vans
30     3            Pickup Trucks
31     1            Flatbed Truck



PROVISION OF EQUIPMENT, MATERIALS AND SERVICES

Thyssen Mining will provide equipment, materials and tools necessary to effectively perform the work as outlined. A list of the major equipment planned for use on the FirstMiss Project is shown above. Provision of the equipment includes insurance, major overhaul allowance, fuel, lubricants, tire wear, maintenance parts, and other costs incidental to the operation of the equipment. In general the equipment fleet is relatively new with improved systems incorporated into mature gear as it is reconditioned.

Thyssen Mining endeavors to operate within a controlled preventative maintenance program. In between projects, and prior to being mobilized, each piece of company owned equipment is reviewed and reconditioned as necessary. These two functions provide the project with maximum equipment availability.

Equipment leased will be new or in "like new" condition. During operation this equipment is placed on the same maintenance schedule as the contractor's. In general, it is Thyssen's policy to provide adequate back up equipment to avoid production down time due to equipment failure.

                                  STATEMENT C.2

                       SCHEDULE OF EQUIPMENT RENTAL RATES


Contractor proposes the following equipment rental rates shall apply, in the event the equipment is used for additional Work performed on a cost plus basis. The Item Nos. correspond with the Item Nos. in the Construction Equipment List (Statement C.1).

Rental rates for equipment not included below and not owned by Contractor shall not exceed 110% of acceptable published rental rates.

The applicable double shift rate shall apply to equipment, such as generators, lighting plants, pumps, heaters, etc., which is used continuously.




                                                Working Rate per
          ------------------------------------------------------------------------------------------
Item No.                 Hour                Day                Week               Month         Standby/Month
- --------------------------------------------------------------------------------------------------------------
1* ea                 $ 188.00          $ 1,505.00          $ 7,530.00         $ 22,600.00         $ 10,000.00
2  ea                    25.00              200.00            1,000.00            3,000.00            3,000.00
3                                                            NO CHARGE
4                                                            NO CHARGE
5                                                            NO CHARGE
6                                                            NO CHARGE
7  ea                     9.00               70.00              340.00            1,030.00            1,000.00
8                        90.00              720.00            3,248.00           12,800.00            4,400.00
9                        81.00              645.00            3,230.00            9,700.00            6,100.00
10 ea                     2.00               15.00               70.00              200.00              200.00
11 ea                    22.00              175.00              880.00            2,650.00            1,500.00
12                        9.00               70.00              340.00            1,030.00            1,000.00
13                       18.00              140.00              710.00            2,120.00              400.00
14                                                       OUTSIDE RENTAL + 8.5%
15                                                           NO CHARGE
16                                                           NO CHARGE
17                                                           NO CHARGE
18*ea                   170.00            1,360.00            6,800.00           20,400.00            9,000.00
19 ea                   127.00            1,015.00            5,070.00           15,210.00            9,000.00
20 ea                    25.00              195.00              980.00            2,940.00            1,500.00
- --------------------------------------------------------------------------------------------------------------


                                                Working Rate per
Item No.                 Hour                Day                Week               Month         Standby/Month
- --------------------------------------------------------------------------------------------------------------
21 ea                 $ 102.00            $ 815.00          $ 4,070.00         $ 12,200.00          $ 8,000.00
22 ea                   102.00              815.00            4,070.00           12,200.00            8,000.00
23 ea                    51.00              405.00            2,030.00            6,100.00            2,500.00
24 ea                    85.00              680.00            3,400.00           10,200.00            6,000.00
25 ea                     9.00               75.00              370.00            1,100.00              500.00
26 ea                    32.00              255.00            1,280.00            3,850.00              250.00
27 ea                    32.00              255.00            1,280.00            3,850.00              250.00
28 ea                     5.00               35.00              180.00              550.00              250.00
29 ea                    26.00              210.00            1,050.00            3,160.00            1,000.00
30 ea                    26.00              210.00            1,050.00            3,160.00            1,000.00
31 ea                    40.00              320.00            1,610.00            4,820.00              500.00
- --------------------------------------------------------------------------------------------------------------

  * add $0.80 per foot drilled to allow for bit and steel costs.

1. The equipment rental rates, as tabulated, shall apply for Work performed by Contractor as specifically authorized by the Owner in accordance with the terms and conditions of the Agreement.

2. Only equipment having a capital cost, or replacement value, of $1,000 or more is chargeable.

3.   Equipment rental rates shall be inclusive of:
     -    Fuels, lubricants, expendables and consumables
     -    Support equipment
     -    Depreciation, interest, and overhead
     -    Obsolescence, corrosion, storage and painting
     -    Overhaul and major repairs
     -    Normal wear and tear
     -    Damage by misuse
     -    Minor field preventive maintenance
     -    Special maintenance tools
     -    All necessary insurances, licenses and taxes
     -    Loss or damage due to fire or other casualty

4.   Equipment rental rates do not include:
     -    Operators
     -    Maintenance Labor

5. If the equipment is not available on Site, approval by the Owner is required before such equipment is brought onto Site.

6. The Owner shall pay rental for the actual rental period, and on the following basis:
     -    At established hourly, daily, weekly or monthly rental rates.
     - The rental rates stipulated shall apply when the number of hours the equipment is operated does not exceed 175 hours in any one month, or does not exceed 40 hours in any one week, or does not exceed 8 hours in any one day. If operated in excess of these stated maximums, the charge for the excess will be at 66-2/3% of applicable rental rates.

7.   Where equipment is subcontracted from another Contractor, leasing company
     or third party, the applicable rate charged will be Cost Plus   8 1/2   %.

8. Contractor shall be responsible for delivery to Site and return to rental source of all equipment used.

9.   All rental rates shall be firm for the duration of the Agreement.

10. Standby rates for motorized equipment shall not be 100% as the working rates for these items include allowance for fuel consumption, lubricants, wear and tear, etc. The standby rates shall be expressed as a percentage (%) of the equipment working rate. Neither the standby rate, working rate, nor operator will be payable while the equipment is being serviced/ maintained/ repaired and/or when the equipment is otherwise neither working nor ready to work. Standby rates will not be payable outside the normal working hours stated herein, except when and to the extent specifically requested by the Owner in each instance.

11. If an item of equipment is on Site for a longer period than three months, the rental rate for that equipment will automatically reduce to the lower rate applicable to monthly long term. Rental rates will then become retroactive to the date the equipment was first brought onto Site. Monthly short term shall mean a rental period of up to three months. Monthly long term shall mean a rental period of over three months.

12. All equipment is subject to the Owner's review, with respect to condition, safe operation and suitability.

13. Any equipment supplied by Subcontractors of the Contractor shall be subject to the above conditions, including those relating to percentage markup on equipment.

                                   STATEMENT D

                                 MATERIAL MARKUP


Contractor shall supply material as authorized by the Owner at:

     Actual Cost to Contractor as supported by invoices showing applicable quantities, discounts, taxes, etc.

     Plus  8 1/2% to cover all cost of handling, profit, etc.
          -------

MATERIALS

Compensation to Contractor for materials supplied by Contractor for incorporation into the permanent facility (excluding consumables, expendables, and small tools which cost Contractor less than $1,000 per item) shall be of actual invoiced cost to Contractor (exclusive of tax), including transportation to site, as substantiated by invoices certified "paid" or by such documentation as may be required by Owner, plus a markup, for all profit and overhead expense of Contractor thereon.

Owner reserves the right to provide, at no cost to Contractor, materials, equipment, services, supplies or incidentals required to perform the Work. All refunds, trade discounts, rebates on materials, equipment, supplies and services, and all moneys obtained from the disposal of surplus materials, equipment or supplies shall accrue to the Owner.

                                   STATEMENT E

                               SUBCONTRACT MARKUP


Contractor shall subcontract work as authorized by the Owner at:

     Actual Cost to Contractor, as supported by invoices showing applicable quantities, discounts, taxes, etc.

     Plus  8 1/2% to cover all cost of handling, profit, etc.
          -------

                                   STATEMENT F

                             LIST OF SUBCONTRACTORS


The following is a list of all the Subcontractors proposed for the Work.

Once approved, the Subcontractors and corresponding scopes listed below shall not be changed, except with the Owner's written approval.

Enter "Own Forces" if work is to be performed by Contractor.

Name and Address                        Scope and Value of Subcontract

     Thyssen Mining typically provides the majority of contracting services for a project of this nature. However, certain phases of the electrical installation may require the use of a subcontractor. The following contractor has been contacted regarding the potential for the provision of services.

     -    Murray Electrical Contractors, Inc.
          680 W. Cedar Street
          Elko, Nevada   89801
          Nevada Contractor's License No.:  0035916
          Nevada Sales Tax ID No.:  001087008
          MSHA ID No.: FQE
          SIIS No.:  191890.5

     Two concrete suppliers have been contacted. This will provide a primary and backup supply.
     -    Humbolt Ready Mix
     -    Hunewill Construction Inc.

                                   STATEMENT G

                             CONTRACTOR'S PERSONNEL


Contractor hereby submits the following detailed summary of education, experience and qualifications of the principals and key personnel who will be associated with the Work.

HEAD OFFICE KEY PERSONNEL

Thyssen Mining has focused their resources on developing a comprehensive and experienced personnel resource base. This base is used to staff the professional and technical positions for underground assignments.

The Corporate office in Regina, Saskatchewan is prepared to provide corporate signatures, project financing, approve large internal purchases, monitor technical developments and provide coordination of equipment distribution immediately upon receipt of the Letter of Intent.

Principals and Key Personnel from the corporate office are listed below:

          Name and Details              Position
          ----------------              --------

          Peter Kuhn                    President

          Ken Piasta                    Vice President of Finance

          Andy Fearn                    Area Manager

          Pierre Rancourt               Area Manager

          Volker Ebert                  Area Manager

          Jerzy Konopka                 Chief Engineer

          Glenn Blachford               Chief Estimator

          Ken Selinger                  Systems Communication Coordinator

          Larry Zasitko                 CAD/Computer Support

ELKO OFFICE KEY PERSONNEL

The Elko, Nevada office will have direct responsibility for the management and operation of the project. The individuals responsible for implementation of the Safety Program, Engineering and Design Development, and Contract Administration are located here. In general, these individuals will visit the project to maintain open communications with Thyssen Mining supervision and their FirstMiss Gold counterparts. They will also monitor construction activities, schedules and reports, and finalize and approve monthly project billing. It will be their responsibility to see that the project is properly equipped and supported so as to function at an optimum level to allow site management to focus their efforts on productivity.

 An outline of the staff is as follows.

          Name and Details              Position
          ----------------              --------

          Jef Johnson                   General Manager

          Scott Herr                    Manager of Projects

          Toby Pearson                  Safety and Personnel Coordinator

          Star Thomson                  Controller/Office Manager

SITE KEY PERSONNEL

In principle, Thyssen Mining will make the project as self sufficient as possible. To do so will require the services of several qualified individuals experienced in similar work. Thyssen Mining maintains a pool of such individuals. It is obvious that it is not possible to have all of them employed on this project, however, they are to be considered and used as a very significant and valuable resource to draw from as the details of specialized developments are carried out.

Should Thyssen Mining be awarded the No. 2 Shaft Construction Project the site organization would be expanded. The position of Project Manager would be added. Candidates for this position are noted below. Mr. Jay Stone would be named as the Project Superintendent. The project would continue to receive Contract Administrative and engineering support from Ms. Christine Hrytsak, and engineering backing from both Mr. Chuck Ranstrom and an as yet unnamed individual. Review is noted below.

          Name and Details              Position
          ----------------              --------

          Martin Reading                Project Manager Candidate

          Gordon Reed                   Project Manager Candidate

          Name Unpublished              Project Manager Candidate

          Howard Last                   Project Superintendent No. 1 Shaft

          Christine Hrytsak             Contract Administrator

          Jay Stone                     Project Superintendent No. 2 Shaft

          Chuck Ranstrom                Mine Engineer

          Candidate to be Named         Mine Engineer

Thyssen Mining will assure that all labor used for the work will be qualified. In particular, Thyssen uses trained and experienced miners and specialized equipment operators. Each miner will have the MSHA forty (40) hour training with refresher courses as required. The Project Safety Officer is certified to instruct and maintain the miner's certification. Certification documents will be maintained on site. A copy of Thyssen Mining's MSHA approved Western District Training Plan has been provided for the first project. Refer to statement I for details.

An organization Chart is provided on the following page.

Resumes of Key Personnel follow on the next several pages.

                                   STATEMENT H

                                UNION INVOLVEMENT


TRADE UNION INVOLVEMENT

Working members of the following Trade Union Organizations will be involved in the Work of this Agreement, and Contractor is signatory to all agreements listed.

State "non-union", if not affiliated.


                                                             Expiry Date of
Trade Organizations      Local No.      Agreements          Current Agreement
- -------------------      ---------      ----------          -----------------



Thyssen Mining is Non - Union

STATEMENT I

CONTRACTOR'S SAFETY RECORD


Contractor is to submit an up-to-date copy of his injury frequency and cost records and his most recent copy of the Workers' Compensation Board calculation form.

Similar information is required for each Subcontractor proposed for the Work.

Contractor shall submit with the bid his full safety program for review by the Owner.

Early in 1993, Thyssen Mining entered into a Joint Venture with Centennial Development Company to develop two underground projects for Independence Mining, north of Elko Nevada. The following figures, although some are listed under Centennial's name for 1993 and 1994, represent the combined work of the TMCD Joint Venture. No other work was performed in the United States by Thyssen Mining during this period.

For your review the following information is provided.

     -    1993 Annual Safety Summary
     -    1994 Annual Safety Summary
     -    1993 - 1996 Safety Summary
     -    Nevada State Industrial Insurance System Employer's Policy Reports
     -    MSHA 7000 - 2 forms
     -    Thyssen Mining's Safety Policy

Thyssen Mining has a comprehensive training and safety program. The MSHA approved training plan and Company Procedure and Policy Manual are on file with FirstMiss. Additional copies can be provided upon request.

Thyssen Mining shares FirstMiss Gold's high safety standards and will fully comply with MSHA regulations, FirstMiss Gold's rules of safety and conduct, as well as our own Safety Policy.

The potential sub-contractors, identified in Statement F, will provide their own Insurance carrier and current MSHA training documentation. Site specific hazard training shall be scheduled through Thyssen Mining, thus insuring verification and documentation.

                                   STATEMENT J

AGREEMENT SCHEDULE


Bidder shall complete and submit a milestone schedule and bar chart schedule based on the format contained herein. The bar chart schedule shall show the planned duration and completion time for major activities. Unit durations shall be provided for each applicable item in order to determine changes in schedule due to changes in the Scope of Work. Assume 24 hours per day, 60 minutes per hour.


                                                                                              Unit
  Item    Description                                       Start          Completion       Duration
  No.                                                       Date              Date        (working days)
- -----                                                       ----              ----        --------------

  1.1       BONDS
  1.1.1     100% Performance Bond                             N/A                N/A           N/A
  1.1.2     100% Material & Labor Bond                        N/A                N/A           N/A

  1.2       MOBILIZATION
  1.2.1     Recruiting and Move to Site, Shaft Personnel    07/01/96           07/31/96        N/A
            & Equipment                                     --------           --------
  1.2.2     Recruiting and Move to Site, Level              01/01/98           03/19/98        N/A
            Development Personnel & Equipment               --------           --------

  1.3       NO. 2 SHAFT
  1.3.1     Setup Surface Plant                             07/01/96           07/31/96        N/A
                                                            --------           --------

  1.3.2     Setup Shaft Sinking Plant                       09/21/96           10/22/96        N/A
                                                            --------           --------

  1.3.3     Shaft Sinking 24' dia. from 5285'               10/22/96           03/19/98        222
            el to 3185'el, incl. all temp and perm          --------           --------        ---
             services and concrete lining; assuming
            inflows of 0-50 gpm


                                                                                              Unit
  Item    Description                                       Start          Completion       Duration
  No.                                                       Date              Date        (working days)
- -----                                                       ----              ----        --------------

  1.3.4     5000 L Temporary Pump Level
  1.3.4.1   Station Excavation & Support (1800 cu yd)       12/01/96           12/23/96        22
                                                            --------           --------        --
  1.3.4.2   Station Construction                            12/23/96           12/31/96        N/A
                                                            --------           --------

  1.3.5     4500 L Temporary Pump Level
  1.3.5.1   Station Excavation & Support (1800 cu yd)       02/20/97           03/14/97        22
                                                            --------           --------        --
  1.3.5.2   Station Construction                            03/14/97           03/21/97        N/A
                                                            --------           --------

  1.3.6     4000 L Shaft Station
  1.3.6.1   Station Excavation & Support (925 cu yd)        05/10/97           05/21/97        11
                                                            --------           --------        --
  1.3.6.2   Station Construction                            05/21/97           05/25/97        N/A
                                                            --------           --------        ---

  1.3.7     3895 L Loadout Station
  1.3.7.1   Station and Pocket Excavation & Support
            (1835 cu yd)                                    06/29/97           07/23/97        23
                                                            --------           --------        --
  1.3.7.2   Station Construction                            07/23/97           07/30/97        N/A
                                                            --------           --------
  1.3.7.2   Loading Pocket Construction                     05/28/98           06/18/98        N/A
                                                            -------            --------

  1.3.8     3700 L Shaft Station
  1.3.8.1   Station Excavation & Support(925 cu yd)         09/10/97           09/21/97        11
                                                            --------           --------        --
  1.3.8.2   Station Construction                            09/25/97           10/02/97        N/A
                                                            --------           --------

  1.3.9     3400 L Shaft Station
  1.3.9.1   Station Excavation & Support (925 cu yd)        11/01/97           11/12/97        11
                                                            --------           --------        --
  1.3.9.2   Station Construction                            11/16/97           11/23/97        N/A
                                                            --------           --------

  1.3.10    3295 L Loadout Station
  1.3.10.1  Station and Pocket Excavation & Support
               (1835 cu yd)                                 12/05/97           12/29/97        23
                                                            --------           --------        --
  1.3.10.2  Station Construction                            12/29/97           01/06/98        N/A
                                                            --------           --------
  1.3.10.2  Loading Pocket Construction                     06/23/98           07/16/98        N/A
                                                            --------           --------

  1.3.11    Water Rings (5) - Supply & Install              12/01/96           10/02/97        05
                                                            --------           --------        --

  1.3.12    Permanent Shaft Services Engineering            05/07/98           08/20/98        N/A
                                                            --------           --------

  1.3.13    No. 2 Shaft Changeover                          03/19/98           03/24/98        N/A
                                                            --------           --------


                                                                                              Unit
  Item    Description                                       Start          Completion       Duration
  No.                                                       Date              Date        (working days)
- -----                                                       ----              ----        --------------

  1.4       LEVEL DEVELOPMENT
            (inclusive of mucking and all
            service installations)
  1.4.1     4000 Level
  1.4.1.1   No. 1 Crosscut (15'x15'x160')                   06/02/97           06/18/97        16
                                                            --------           --------        --
  1.4.1.2   Shaft Station Slashing (320 cu yd)              05/21/97           05/25/97        04
                                                            --------           --------        --

  1.4.2     3895 Level
  1.4.2.1   Loadout Drift (15'x15'x251')                    07/30/97           08/20/97        21
                                                            --------           --------        --
  1.4.3     3700 Level
  1.4.3.1   No. 1 Crosscut (15'x15'x284')                   03/24/98           04/07/98        14
                                                            --------           --------        --
  1.4.3.2   Shaft Station Slashing (320 cu yd)              09/21/97           09/25/97        04
                                                            --------           --------        --

  1.4.4     3400 Level
  1.4.4.1   No. 1 Crosscut (15'x15'x810')                   03/24/98           05/04/98        41
                                                            --------           --------        --
  1.4.4.2   Ramp to Shaft Bottom (12'x12'x1451')            01/27/97           09/27/98        77
                                                            --------           --------        --
  1.4.4.3   Shaft Station Slashing (320 cu yd)              11/12/97           11/16/97        04
                                                            --------           --------        --

  1.4.5     3295 Level
  1.4.5.1   Loadout Drift (15'x15'x251')                    01/06/97           01/27/97        21
                                                            --------           --------        --

  1.6       DEMOBILIZATION
  1.6.1     Teardown Surface Plant & Cleanup                10/01/98           10/11/98        NA
                                                            --------           --------
  1.6.2     Demobilize Equipment and Personnel              05/04/98           10/13/98        N/A
                                                            --------           --------


                                                            Shaft Sinking      Level Development
  Item                                                      Unit Duration        Unit Duration
  No.       Description                                     (working days)       (working days)
  ---       -----------                                     --------------       --------------
  2.1       WASTE HAULING
            0' to 1500'                                          N/A                 NA/
            1501' to 3000'                                       N/A                 NA/
            3001' to 5000'                                       N/A                 N/A

  2.2       GROUND SUPPORT
  2.2.1     Mechanical Rockbolts (incl. 6" x 6" plate)
            5/8" x 5'                                           10 min              10 min
                                                                ------              ------
            5/8" x 6'                                           12 min              12 min
                                                                ------              ------
            5/8" x 7'                                           13 min              13 min
                                                                ------              ------
            5/8" x 8                                            15 min              15 min
                                                                ------              ------

  2.2.2     Resin/Rebar (threaded incl. 6" x 6" plate)
            3/4" x 5'                                           15 min              15 min
                                                                ------              ------
            3/4" x 6'                                           17 min              17 min
                                                                ------              ------
            3/4" x 7'                                           18 min              18 min
                                                                ------              ------
            3/4" x 8'                                           20 min              20 min
                                                                ------              ------
            3/4" x 10'                                          25 min              25 min
                                                                ------              ------

  2.2.3     Resin / Rebar (forged incl. 6" x 6" plate)
            3/4" x 5'                                           15 min              15 min
                                                                ------              ------
            3/4" x 6'                                           17 min              17 min
                                                                ------              ------
            3/4" x 7'                                           18 min              18 min
                                                                ------              ------
            3/4" x 8'                                           20 min              20 min
                                                                ------              ------
            3/4" x 10'                                          25 min              25 min
                                                                ------              ------

  2.2.4     Split Set-Registered Trademark- Bolts
            3'                                                  10 min              10 min
                                                                ------              ------
            5'                                                  10 min              10 min
                                                                ------              ------
            6'                                                  12 min              12 min
                                                                ------              ------
            7'                                                  15 min              15 min
                                                                ------              ------
            8'                                                  20 min              20 min
                                                                ------              ------

  2.2.5     Swellex-Registered Trademark- Bolts
            5'                                                  10 min              10 min
                                                                ------              ------
            6'                                                  12 min              12 min
                                                                ------              ------
            7'                                                  14 min              14 min
                                                                ------              ------
            8'                                                  15 min              15 min
                                                                ------              ------


                                                             Shaft Sinking           Level Development
  Item                                                       Unit Duration             Unit Duration
  No.       Description                                     (working days)             (working days)
  ---       -----------                                     --------------             --------------

  2.2.6     Screen
            No. 6 Welded Wire (4" x 4") w/3' split sets       2.0 min/yd(2)        2.4 min/yd(2) w/5' split sets
                                                              -------------        -----------------------------
            No. 9 Chain Link (2" x 2") w/3' split sets        1.5 min/yd(2)        2.4 min/yd(2) w/5' split sets
                                                              -------------        -----------------------------

  2.2.7     Shotcrete (3" thick)
            Reinforced                                         20 min/yd(3)               25 min/yd(3)
                                                               ------------               ------------
            Non Reinforced                                     20 min/yd(3)               25 min/yd(3)
                                                               ------------               ------------

  2.2.8     Mats
            5'                                                    5 min                       5 min
                                                                  -----                       -----
            7'                                                    5 min                       5 min
                                                                  -----                       -----
            9'                                                    5 min                       5 min
                                                                  -----                       -----

  2.3       GROUTING
  2.3.1     Drilling                                            0.9 min/Ft.                 0.9 min/Ft.
                                                                -----------                 -----------
  2.3.2     Setup/Teardown                                        1 hour                       1 hour
                                                                  ------                       ------
  2.3.3     Packer Installation                                   30 min                       30 min
                                                                  ------                       ------
  2.3.4     Bag Pumped                                            10 min                       10 min
                                                                  ------                       ------

  2.4       SLASHING                                            7.5 yd(3)/hr                 7.5 yd(3)/hr
                                                                ------------                 ------------

                                   STATEMENT K

            LIST OF EXCEPTIONS, DEVIATIONS, OR QUALIFICATIONS TO BID


Contractor to list exceptions, deviations, alternatives and qualifications to any of the Agreement Documents.


EXCEPTIONS:              NONE

DEVIATIONS:              NONE

ALTERNATIVES:

ALTERNATIVE 1

The following methodology describes the alternative proposed by Thyssen Mining to complete parts of the overall shaft sinking and development included in the No. 2 Shaft Scope of Work, in conjunction with and as an extension of, the development program carried on from the No. 1 Shaft. The enclosed schedule illustrates the potential savings in time. We feel that the saving in time to be realized with the alternative approach will allow FirstMiss Gold considerable flexibility in planning to bring the overall shaft system on line well in advance of originally expected completion dates.

INTRODUCTION

The alternate, as developed, concentrates on completing the shaft sinking and equipping as quickly as possible to allow early commissioning of the permanent hoisting system. In order to accomplish this objective Thyssen Mining proposes to complete all the proposed 3400 Level and 3700 Level development from the No. 1 Shaft. On the attached schedule the development is shown as beginning immediately after completion of the development included in the No. 1 Shaft program. As a practical matter it may be considered advantageous to complete some of this development prior to completion of the No. 1 Shaft development
program.   This will allow the contractor to advance as required to meet the long term scheduling requirements of FirstMiss. This would also eliminate the need for additional loading facilities on the 3400 Level and 3700 Level at the No. 2 Shaft.

CONSTRUCTION ACTIVITIES

The construction sequence for the No. 2 shaft and the initial development will proceed as with the base bid proposal until the development reaches the 3700 Level. At that point the station development will entail collaring out the station only. If the development has proceeded as planned from the No. 1 Shaft, the station development off the No. 2 Shaft will break into the level development which has advanced from the No. 1 Shaft to complete the 3700 Level. The station excavations will be completed.

Shaft sinking operations will then resume down to the 3400 Level. Once again the station development will advance to collar the station and break into the drift developed from the No. 1 Shaft. After completion of the station construction requirements, sinking operations will resume down to the 3295 Level Loading Pocket Station.

On reaching the 3295 Level, the station portion of the excavation will be completed from the shaft. The remainder of the level will be developed as the No. 2 Shaft Bottom Access decline advances from the No. 1 Shaft Bottom Access decline. It is expected that the 3295 Loadout Drift will be completed prior to the shaft reaching the Loadout elevation. The level and ramp development program from the No. 1 Shaft side will then advance the decline to the No. 2 shaft bottom. It is expected that the shaft station will break into the previously excavated decline.

This will complete the lateral development program from the No. 1 Shaft. This shaft would then become available for additional development to take place as required while the equipping and commissioning of the No. 2 Shaft progresses.

This approach will allow the development to be carried out from the previously excavated No. 1 Shaft and allows the No. 2 Shaft crews to concentrate on sinking, lining and equipping operations while avoiding less efficient lateral development operations out of the shaft stations.

FINANCIAL AND CHRONOLOGICAL ADVANTAGES

By implementing this alternative Thyssen Mining feels a saving of approximately 120 days could be realized in comparison with the base bid. In addition, a financial savings of $650,000 could be attained when compared with the base bid.

The savings in time are self-explanatory while the monetary savings are the result of the shorter schedule reducing plant rentals and supervisory costs. Overall labor costs are similar in each case since the No. 1 Shaft operation remains active for a longer time in the alternative proposal.

ALTERNATIVE 2

Probe Hole Drilling and Grouting

Thyssen Mining suggests some alternatives to the Probe hole drilling and grouting programs as outlined in the tender documents.

1.   Probe Hole Drilling

     Rather than drilling a single test hole ahead of the shaft excavation we would suggest drilling probe holes on the four (4) cardinal compass points to a depth of 200 feet ahead of the shaft bottom outside the excavation perimeters.

     The holes are to be drilled at a steep dip starting at the edge of the shaft excavation and looking outward slightly. This will increase the chances of detecting water in the strata surrounding the proposed excavation. This is the water which would be most likely to cause difficulties with the sinking operation. This type of procedure has given good results on other projects where water has proven to be a problem.

2.   Grouting

     The unit prices submitted for grouting represent a defined contractor performance. Due to the variables encountered while grouting, application of the unit price may not provide for effective grout coverage. Therefore, we request that FirstMiss Gold approve the provision of grouting services on a cost plus basis.

     Drilling and grouting within the excavation limits will not result in as great a degree of penetration of the peripheral strata and as a result, the water will not be as greatly restricted from entering the shaft excavation. Peripheral drill holes, in multiples, allow grout penetration and connection between grout holes. In addition, the shaft perimeter area is grouted rather than the shaft center.

     In other programs, grouting has generally been initiated if the probe holes produce in excess of 5 gpm. Shaft advance is adversely affected by water inflow. Any water which can be excluded from the excavation will result in enhanced advance rates. As a result, the effort is generally directed toward water inflow prevention as opposed to water pumping. The advantages to grouting include reduced pumping and treatment costs as well as improved advance.

Cost plus allows the grouting to proceed under controlled conditions. The objective of any grouting program should be to achieve the maximum penetration of the strata by the grouting fluid in order to manage the exclusion of the groundwater from the future excavations. If done on a unit price basis grouting can proceed too quickly with an emphasis on grout quantity. This may reduce the effectiveness of the program, minimizing the restriction of water inflow.

With a cost plus grouting program FirstMiss Gold controls the start and end of the program based on results. If it is felt, FirstMiss Gold, that grouting is not effective, the program can be terminated and sinking resumed.

The contractor will then be compensated on a time and materials basis at a previously agreed upon rate. The owner's risk is reduced along with that of the contractor.

ALTERNATIVE 3

Thyssen Mining has provided for top wages for its employees working on this project. This approach was taken to ensure that high quality personnel were dedicated to the job and to reduce problems associated with employee turnover. Should these rates be deemed excessive by FirstMiss Gold, Thyssen Mining would be willing to negotiate changes to the contract forms that might be impacted by a wage reduction.

QUALIFICATIONS TO BID

NEVADA CONTRACTOR'S LICENSE

     Thyssen Mining currently holds a Nevada contractor's license, Number
     0035386.

NEVADA SALES AND USE TAX PERMIT

     Thyssen Mining's Sales and Use Tax Permit Number for the state of Nevada is 12318172.
     Thyssen Mining has a 30 Year history of timely paying sales and use taxes in full.

MSHA IDENTIFICATION NUMBER

     Thyssen Mining's MSHA identification number is NEV.

STATEMENT OF JOB QUALITY AND PERFORMANCE STANDARDS

     We at Thyssen Mining depend largely on our good name and reputation for most of our bidding opportunities and strive to be fair and reasonable in all of our dealings. Our employees produce quality work, on time and maintain good relationships with our clients, their representatives, and our suppliers. Thyssen provides their employees with opportunities which promote growth, challenge and compensation for better than expected performance.

     Thyssen Mining is dedicated to a high quality of performance and we make every effort to employ individuals who are trained and experienced in the tasks they are assigned. Field personnel receive full support from the head office, especially in promoting our safety and environmental programs.

INSURANCE STATEMENT

     The current limits provided under our existing insurance policy meet or exceed our present contracted obligations. If awarded the No.2 Shaft Construction Project, Thyssen Mining will provide and maintain in force at all times relevant to the project, insurance of the type and coverage limits as required. Certificates of Insurance will be provided to FirstMiss Gold to document evidence that required coverages are in effect. Policies will not be canceled or changed by insurer without giving thirty
     (30) days prior notice.

QUALIFICATIONS TO BID

NEVADA CONTRACTOR'S LICENSE

     Thyssen Mining currently holds a Nevada contractor's license, Number
     0035386.

NEVADA SALES AND USE TAX PERMIT

     Thyssen Mining's Sales and Use Tax Permit Number for the state of Nevada is 12318172.
     Thyssen Mining has a 30 Year history of timely paying sales and use taxes in full.

MSHA IDENTIFICATION NUMBER

     Thyssen Mining's MSHA identification number is NEV.

STATEMENT OF JOB QUALITY AND PERFORMANCE STANDARDS

     We at Thyssen Mining depend largely on our good name and reputation for most of our bidding opportunities and strive to be fair and reasonable in all of our dealings. Our employees produce quality work, on time and maintain good relationships with our clients, their representatives, and our suppliers. Thyssen provides their employees with opportunities which promote growth, challenge and compensation for better than expected performance.

     Thyssen Mining is dedicated to a high quality of performance and we make every effort to employ individuals who are trained and experienced in the tasks they are assigned. Field personnel receive full support from the head office, especially in promoting our safety and environmental programs.

INSURANCE STATEMENT

     The current limits provided under our existing insurance policy meet or exceed our present contracted obligations. If awarded the #1 Shaft Construction Project, Thyssen Mining will provide and maintain in force at all times relevant to the project, insurance of the type and coverage limits as required. Certificates of Insurance will be provided to FirstMiss Gold to document evidence that required coverages are in effect. Policies will not be canceled or changed by insurer without giving thirty
     (30) days prior notice.

                                   STATEMENT L

                                AGREEMENT TO BOND


Bonding Statement

Thyssen Mining has been able to meet the individual bonding requirements for all projects tendered to date. This capability includes obtaining payment, performance and bid bonding to cover the entire amount of the contract when required. Thyssen Mining has never been refused a bond and recently obtained a confirmation of bonding capability for a U.S. mine project with a contract value in excess of $120,000,000.

                                   STATEMENT L

                                AGREEMENT TO BOND


Should it be required, we, the undersigned Surety Company, do hereby consent and agree to become bound as sureties in an approved Agreement Performance Bond in any amount equal to 100% of the Agreement Price and approved Agreement Labor and Material Payment Bond for an amount equal to 100% of the Agreement Price for the fulfillment of the Agreement for the Works named in the annexed Bid Documents which may be awarded to:


     -----------------------------------------------------------------

     -----------------------------------------------------------------

at the Agreement/Bid Prices set forth in the Bid. And we hereby further declare that our Company is legally entitled to do business in the State of ________________________, USA.


Value of Performance Bond:         $
                                    ----------------------------------

Cost of this Performance Bond:          $
                                         -----------------------------


Value of Labor and Material Bond:       $
                                         -----------------------------

Cost of this Labor and Material Bond:        $
                                              ------------------------


Name of Bonding/Surety Company:

- ----------------------------------------------------------------------
     Signatures of Company:

          ----------------------------------------

          ----------------------------------------

                                  STATEMENT M.1

                     MOBILIZATION OF SHAFT RELATED EQUIPMENT


Contractor shall provide a detailed list of equipment to be mobilized to site.



        Mobilization of Shaft Related Equipment M.1

QTY       Description                        Make                     Model
- ---       -----------                        ----                     -----

1         Shaft Jumbo                        Tamrock                  SDRH 205T

2         Muckers                            Cryderman                Brutus

2         Cross Heads                        O.J. Industries          Site Specific

          Buckets                            O.J. Industries          Site Specific

          Forms                              O.J. Industries          Site Specific

1         Work Stage                         O.J. Industries          Site Specific

4         Galloway Winches

1         Loader/Fork Lift                   Caterpillar              950

1         Standby Generator                                           250 KW

          Fans                                                        As Required

2         Main Pumps                         Flygt

2         Cryderman Winches

2         Bottom Pumps                       Flygt

1         Crane                              As Required

4         Sideline Winches

2         Concrete Buckets

          Dump and Collar Doors                                       Site Specific

As req'd  Sinkers

                                  STATEMENT M.2

               MOBILIZATION of LEVEL DEVELOPMENT RELATED EQUIPMENT


Contractor shall provide a detailed list of equipment to be mobilized to site.

Mobilization of Level Development Related Equipment M.2


Quantity       Description                   Make                     Model
- --------       -----------                   ----                     -----

   2           2 Boom Jumbos                 Tamrock                  H206/H206D

   2           LHD Units                     Tamrock -EJC             ECJ 210

               Scissor Lifts                 Dux                      SLHD

   2           Trucks                        Tamrock-EJC              JDT 416

                                             Tamrock-EJC              JDT 415

   2           Shotcrete Machines            Aleva

   2           Small LHD's                   Eimco                    913

                                             Tamrock- EJC             EJC 130

   2           3 Drum Slushers

   As req'd    Jacklegs & Stopers

   6           Air Tuggers

                                  STATEMENT N.1

                       SETUP OF CONTRACTOR'S SURFACE PLANT

Contractor shall provide a detailed list of equipment to be setup on surface as part of the surface support plant.

          Description                   Quantity
          -----------                   --------

          Office Trailer                     1

          Standby Generator                  1

          Temporary Compressor               1

          Winch House                        1

          Electrical Transformers
          and Switch Gear                    1

STATEMENT N.2

                    SETUP OF CONTRACTOR'S SHAFT SINKING PLANT

Contractor shall provide a detailed list of equipment to be set up on surface as part of the shaft sinking plant.

          Description                   Quantity
          -----------                   --------

          Office Trailer                     1

          Standby Generator                  1

          Temporary Compressor               1

          Winch House                        1

          Electrical Transformers
          and Switch Gear                    1

STATEMENT O

NO. 2 SHAFT BID SAVINGS

This statement is applicable to Contractors submitting the "No. 2 Shaft Headframe and Collar Construction".

Contractor shall provide the total lump sum cost and schedule savings associated with the award of both the "No 2 Headframe and Collar Construction" Agreement and the "No. 2 Shaft" Agreement.

TOTAL COST SAVINGS (Lump Sum)                $         0
                                             --------------------
TOTAL SCHEDULE SAVINGS (Working Days)                  0
                                             --------------------

                                                                             3-1

3.0    FORM OF AGREEMENT

                                  FORM OF AGREEMENT
                             BETWEEN CONTRACTOR AND OWNER

       THIS AGREEMENT made in triplicate as of the 1 day of May, 1996, "the Effective Date",


              Between   Thyssen Mining
                        495 Idaho St. Suite 210
                        Elko, NV 89801

                        Hereinafter called the "CONTRACTOR"

              And       FirstMiss Gold Inc.
                        C/o Getchell Mine
                        P.O. Box 220
                        Golconda, Nevada USA 89414

                        Hereinafter called the "OWNER"

       WITNESSETH: that the "CONTRACTOR" and the "OWNER" in consideration of their respective promises and obligations herein set forth covenant and agree with each other as follows:

3.1    DEFINITIONS

       In this Agreement, the following terms will have the following meaning:

3.1.1  "OWNER" shall mean FirstMiss Gold Inc.

3.1.2 CONTRACTOR" shall mean Thyssen Mining, a branch of Thyssen Mining Construction of Canada, Ltd., a limited liability company incorporated in the Province of Sasketchewan, country of Canada, and duly organized and in good standing under the laws of the state of Nevada, USA; and also shall include such subcontractors and other parties which shall be subject to prior acceptance and written authorization by the "OWNER."

                                                                             3-2

                                                                             3-3

3.1.3 "PROJECT" shall mean the No. 1 Shaft Construction program at the Site of the Turquoise Ridge Mine as described within the "Agreement Documents" (as such terms are defined in the General Conditions).

3.1.4 "AUTHORIZED REPRESENTATIVE" shall mean a person, or persons who are designated from time to time, in writing, by the "OWNER" and by the "CONTRACTOR", to have authority on their behalf to received and issue notices, instructions and other communication hereunder. "OWNER'S REPRESENTATIVE" and "CONTRACTOR'S REPRESENTATIVE" shall also mean "AUTHORIZED REPRESENTATIVE."

3.2    SCOPE OF THE WORK AND SERVICES

3.2.1 The "CONTRACTOR" shall supply construction services for the "PROJECT," together with other related services, equipment, and materials that may be required by the Agreement Documents. All services shall be performed, and all equipment and materials provided, in accordance with the highest professional standards for a similar assignment in compliance with applicable laws, codes, regulations and practices having jurisdiction at the Project Site, and generally in cooperation with the "OWNER'S REPRESENTATIVE."

3.2.2 The "OWNER" shall determine the areas and type of services to be performed by the "CONTRACTOR" for the "PROJECT" and the "CONTRACTOR" shall provide sufficient qualified personnel and professional judgment to carry out the requested services.

3.2.3 The Work (as such term is defined in the General Conditions) and services which may be required will include, but will not necessarily be limited to, the following which are defined in detail in Sections 1.0, 2.0, 5.0, 6.0 and 7.0 (and their related subsections111).

3.3    GENERAL CONDITIONS

3.3.1 All the Work shall be carried out in accordance with the General Conditions forming Section 4.0 of this Agreement.

3.4    TERMS OF PAYMENT

3.4.1 In full compensation for all Work performed by the "CONTRACTOR" pursuant to this Agreement, the "OWNER" shall pay the "CONTRACTOR" in accordance with applicable schedules in the Contractor's Proposal which forms
       Section 2.0 of this Agreement.

                                                                             3-4

       3.4.2  The "OWNER" will:

       (i) Pay to the "CONTRACTOR" for and in respect of the Work and the performance and observance by the "CONTRACTOR" of the provisions of this Agreement in lawful money in US Dollars all subject to such additions and deductions as may properly be made under the terms of this Agreement;
       (ii) Make interim progress payments in accordance with Section 4.20 of the Agreement upon the approved progress payment certificate for the Work (as provided for in the General Conditions) completed up to and including the last day of the month preceding the date of the certificate, less the aggregate of previous payments.

3.4.3 Provided that the "CONTRACTOR" complies with the conditions of the Agreement, the "OWNER" will issue the progress payment certificate within fifteen (15) calendar days after receipt by him of the "CONTRACTOR" progress billing and all supporting evidence, and the "OWNER" will pay the "CONTRACTOR" one hundred percent (100%) of undisputed amounts within twenty (20) calendar days of the date of the certificate.

3.5    THE AGREEMENT DOCUMENTS

3.5.1 The "Agreement Documents" consist of this Agreement and the documents described in Section 4.1.2 of the General Conditions together with amendments thereto made pursuant to the provisions of the Agreement and agreed upon in writing between the parties.

3.5.2 The Agreement Documents are complementary and each shall be read in conjunction with the other documents to explain each other and to make the whole consistent. However, in the event of a conflict, such conflict shall be resolved as set forth in Section 4.2 of the General Conditions.

3.6    ASSIGNMENT OF AGREEMENT

       The "CONTRACTOR" shall not make any assignment of this Agreement without the written consent of the "OWNER." The "CONTRACTOR" shall not assign any part or the whole of any moneys due or to become due under the provisions of this Agreement without written consent of the "OWNER." "OWNER'S" consent to allow "CONTRACTOR" to make assignment of this Agreement, or of moneys due or to become due can be withheld for any reason, or no reason at all.

                                                                             3-5

3.7    ORAL AGREEMENTS

       No oral agreements or conversations between any of the officers, agents or employees of either of the parties to the Agreement shall affect or modify any of the terms or obligations contained in the Agreement.

3.8    IMPLIED OBLIGATION

       No implied obligation of any kind on, or on behalf of, the "OWNER," shall arise or be implied from anything contained in the Agreement Documents, not from any position or situation of the parties at any time. The express covenants and agreements contained herein made by "OWNER," shall be the only covenants and agreements upon which any rights against the "OWNER" may be founded.

3.9    CHOICE OF LAW

       The "OWNER" and the "CONTRACTOR" accept the laws of the State of Nevada as the proper law of the Agreement and submit to the exclusive jurisdiction of the courts of Nevada and venue shall be in the county in which the Project is located.

                                                                             3-6

3.10   COMMUNICATIONS

       All communications in writing between the parties shall include reference to the Agreement Number and shall be deemed to have been received by the addressee if delivered to the individual or to a member of the firm or to an officer of the corporation for whom they are intended or if sent by facsimile addressed as follows:


       The "CONTRACTOR" at:  Thyssen Mining
                             495 Idaho St. Suite 210
                             Elko, NV 89801

                             Attention:     Jef Johnson
                             Telephone:     (702) 738-5588
                             Facsimile:     (702) 738-4307

       The "OWNER" at:       FirstMiss Gold Inc.
                             C/o Getchell Mine
                             P.O. Box 220
                             Golconda NV 89414
                             Attention:          Ralph M. Barker, P.E.
                                                 Turquoise Ridge Mine Manager
                             Telephone:          (800) 405-4946
                             Facsimile:          (702) 635-8015


       Copies of any official notice and/or communications pertaining to material matters of this Agreement including, but not limited to such affecting costs, time schedules, claims, industrial and labor relations, etc., are to be forwarded directly to Ralph M. Barker, P.E. at:

                             FirstMiss Gold Inc.
                             c/o Getchell Mine
                             28 Miles NE of Golconda  NV
                             P.O. Box 220
                             Golconda  NV  89414  USA

                                                                             3-7

3.11   SIGNATURES

       This Agreement is not valid until signed by persons duly authorized in that behalf by the "CONTRACTOR" and the "OWNER."

       Signed for on behalf of: Thyssen Muning
                               -----------------------------------------------
       /s/ Peter Kuhn                            President            5/16/96
       ------------------------------------  -------------------     ---------

       Being Duly Authorized in That Behalf      Title                 Date


       Signed for on behalf of FirstMiss Gold Incorporated:


       /s/ David Russell                         VP & COO             5/28/96
       ------------------------------------  -------------------     ---------
       David Russell--Being Duly Authorized        Title               Date
       in That Behalf

                                                                             4-1
4.0      GENERAL CONDITIONS

4.1      DEFINITIONS

4.1.1 In the Agreement Documents (as hereinafter defined), unless the context otherwise requires, "Owner" and "Contractor" shall mean the persons, firms or corporations respectively named as such in the main body of the Agreement, which is Part 3 of the Agreement Documents.

4.1.2 "Agreement Documents" shall mean the main body of the Agreement and all documents referred to therein including but not limited to the Instruction to Bidders, the Contractor's Proposal, these General Conditions, Supplementary Conditions, the Agreement Drawings, the Project Specifications and Drawings, the Scope of Work, the Construction Schedule, and such modifications, revisions and addenda thereto as are stipulated in the Agreement.

4.1.3    "Owner's Representative" shall have the meaning set forth in Section
         3.1.4 of the Agreement.

4.1.4 "Project" shall have the meaning set forth in Section 3.1.3 of the Agreement.

4.1.5 "Work" shall mean everything expressly or implicitly required to be done or furnished by the Contractor under the Agreement as shown or described in any of the Agreement Documents and shall include such extra Work as may be required by the Owner.

4.1.6 "Site" shall mean the area of land owned or controlled by the Owner on or through which the Work is to be performed.

4.1.7 "Site of the Work" shall mean the particular location or locations on the Site where the Work is to be performed.

4.1.8 "Subcontractor" shall mean any person, firm or corporation having an agreement directly or indirectly with the Contractor for the supply of labor at the Site of the Work, or the furnishing of material called for under the Agreement and worked specially to a design shown on the drawings or described in the specifications, but shall not include suppliers of materials not so worked.

                                                                             4-2

4.1.9 "Other Contractor" shall mean any person, firm, or corporation employed by or having an agreement, directly or indirectly, with the Owner otherwise than through the Contractor.

4.1.10 "Final Acceptance" shall mean the written final acceptance of the Work issued by Owner following 100% completion of the Work by the Contractor and inspection by the Owner.

4.1.11 "Agreement Sum" shall mean any payment provided to be made to Contractor pursuant to the Agreement Documents.

4.1.12 "Construction Schedule" shall mean the schedule attached as Statement J to the Contractor's Proposal.

4.2      AGREEMENT DOCUMENTS

4.2.1 The Agreement Documents shall be interpreted as a whole, and the intent of the whole, rather than the interpretation of any special part, shall govern.

4.2.2 The Agreement Documents are complementary, and what is called for in any one shall be as binding as if called for by all.

4.2.3 The Agreement Documents do not indicate every part of detail of the Work. However, it is the intent of the Agreement that everything necessary for the proper and complete execution and finish of the Work shall be provided, that all materials and workmanship shall be of the highest professional standards for a similar assignment and that the Work shall be complete in every detail.

4.2.4 Should an error or inconsistency appear in the Agreement Documents, the Contractor, before proceeding with the Work shall bring it to the attention of the Owner's Representative who will decide the intent and arrange for the necessary correction(s).

4.2.5 In case of conflict between these General Conditions and the Supplementary Conditions, the latter shall govern.

4.2.6 In case of conflict between the Project Drawings and the Project Specifications, the latter shall govern.

                                                                             4-3

4.2.7 In case of conflict or discrepancies between the Drawings, those of larger scale shall govern, those of later date shall govern.

4.2.8 Drawings and Specifications shall be interpreted in conformity with the General Conditions and Supplementary Conditions.

4.2.9 The Agreement Drawings are in sufficient detail to define the Work, but are not necessarily final drawings of the Work to be carried out. The Owner reserves the right to issue for construction purposes revised or additional drawings, or both, to show greater detail or to clarify the meaning of the Agreement Drawings.

4.2.10 The Agreement Documents shall be signed in triplicate for identification purposes by a representative of the Owner and a representative of the Contractor at the time the Agreement is executed.

4.3      INTERPRETATION

4.3.1 The Owner or Owner's Representative is in the first instance the interpreter of the Agreement and judge of performance under the Agreement. He shall use his powers under the Agreement to enforce its faithful performance by both parties hereto.

4.3.2 Words used in describing materials or work which, when so applied, have a well recognized technical or trade meaning shall be deemed to have such meaning.

4.3.3 If any party to the Agreement consists of more than one person, firm or corporation, their obligations under the Agreement shall be joint and several.

4.3.4 If any term, condition or provision of the Agreement is held to be illegal or unenforceable, the same shall be considered severed and the remainder of the Agreement shall remain in force and be binding upon the parties as if such illegal or unenforceable term, condition or provision had never been included therein.

                                                                             4-4

4.4      POWERS OF OWNER OR OWNER'S REPRESENTATIVE

4.4.1 The Owner or Owner's Representative shall, without hereby limiting any other powers stipulated in or implied by the Agreement, have the power to:

         a)   Interpret the Agreement and to define its intent and meaning.
         b) Determine whether the Work performed and the materials furnished are in accordance with the terms of the Agreement, including the right to audit all charges to Owner.
         c) Make decisions on all matters relating to the execution and the progress of the Work.
         d) Coordinate the Work of the Contractor with the work and services of Other Contractors.
         e) Stop the Work whenever, in its opinion, such stoppage may be necessary to ensure the proper execution thereof.
         f) Order the issuance of reports, data and information as deemed necessary.
         g) Order the attendance to meetings and request assistance and cooperation on matters pertaining to the Work.
         h) Order the temporary discontinuance of any Work which, in its opinion may be injuriously affected by weather conditions.
         I) Determine the amount payable to the Contractor for Work done under the Agreement.
         j) Determine amounts for deduction and extras and the time to be allowed for extra Work.

4.4.2 If the Contractor considers that any decision or instruction of the Owner or Owner's Representative is at variance with the Agreement Documents or involves changes in Work already built, fixed, ordered or in hand that are in excess of the Work contemplated by the Agreement, or is given in error, the Contractor shall notify the Owner's Representative in writing before proceeding to carry out such instruction. If the Owner and the Contractor fail to agree as to such excess or errors and the Owner decides to carry out such disputed Work, the Contractor shall proceed in accordance with such decision. Any dispute as to increased cost due to the aforesaid shall be decided in the manner hereinafter provide in Section 4.52, Disputes.

4.4.3 The Contractor shall not make any alterations or variations in, or deviation or omission from the Work without the written authority of the Owner's Representative. If any alteration, variation, deviation or omission is required to comply with local conditions, the requirements of any governmental or other body having jurisdiction or authority, the exigencies of the Work or of the Site of the Work, or for any other reason, the Contractor shall immediately inform the

                                                                             4-5

         Owner's Representative of such circumstances. The Contractor shall obtain and comply with the written instructions of the Owner or Owner's Representative thereon.

4.5      CONTRACTOR , INDEPENDENT AND RESPONSIBLE

4.5.1 The Contractor shall be an independent contractor in all respects and, except as explicitly provided in the Agreement, shall be free of controls and supervision by the Owner or Owner's Representative as to the means and methods of performing the Work, and shall have complete control of its organization, and shall exercise direct supervision of the Work being carried out by its forces.

4.5.2 Unless otherwise explicitly stipulated in the Agreement Documents, the Contractor shall perform all its obligations under the Agreement at its own expense and shall provide and pay for everything necessary for the execution of the Work which, without limiting the generality of the foregoing, shall include permits, inspection fees, materials, supplies, labor, supervision, transportation charges for materials, equipment and personnel, cost of living allowances and camp accommodation for personnel, falsework, all safety measures, tools, plant, equipment, temporary buildings and facilities, water, light, fuel, power, overhead, insurance, taxes, customs duties and government levies, whether federal, state or municipal, providing and maintenance of own access roads, and storage areas (including removal of ice and snow, dewatering, etc.), providing own security.

4.5.3 The Contractor is solely responsible for the provision of First Aid services for its own forces and those of its Subcontractors at all times, 24 hours per day, 7 days per week, for the full duration period of the Agreement. Furthermore, the Contractor is solely responsible at all times, 24 hours per day, 7 days per week, in all locations for security, especially within the area of the Site of the Work and other designated areas for all equipment, installations, tools, buildings directly or indirectly pertaining to the scope of the Agreement until accepted and taken over by the Owner.

4.6      CONTRACTOR'S SUPERINTENDENT AND WORK FORCE

4.6.1 Before commencing the Work, the Contractor shall provide the Owner with a chart of its organization showing how he proposes to organize and supervise the Work.

4.6.2 The Contractor shall keep on the Work, throughout its progress, a competent superintendent (manager) or appointed representative and the necessary assistants, qualified to properly coordinate and supervise the trades involved in the Work. The superintendent, appointed

                                                                             4-6

         representative, or any of his principal assistants shall not be changed except with the consent of the Owner unless they cease to be in the Contractor's employ. The superintendent (manager) or appointed representative shall represent the Contractor in his absence and directions given to him shall be as binding as if given to the Contractor. Important directions shall be confirmed in writing to the Contractor. Other directions shall be so confirmed on written request in each case. The Contractor shall enforce proper discipline and good order among its employees.

4.6.3 Only competent and qualified workers shall be employed to perform the Work under this Agreement. Should the Owner or Owner's Representative deem anyone employed on the Work to be incompetent, unqualified, careless or unfit for his duties and so certify, the Contractor shall remove him immediately and he shall not be employed again on the Work without the Owner's written permission.

4.6.4 Subject to the foregoing, the Contractor shall have complete control of its organization.

4.6.5 No one shall be employed by the Contractor who is an employee of the Owner, or who has within ninety (90) days been in the employ of the Owner except with the express consent of the Owner, or unless the individual was laid off by the Owner. The Owner shall also be bound by these restrictions, in respect to employees of the Contractor.

4.7      INSURANCE

4.7.1    Insurance to be provided by the Owner:

         The Owner will provide and maintain during the continuance of the Agreement, insurance in an amount to be decided by the Owner against "All Risks" of physical loss or damage on all property which will enter into or form part of the completed permanent surface facilities. The insurance will cover such property whether at the Site, in transit thereto, and while temporarily stored at premises other than the Site of the Work.

         The insurance shall include the interests of the Contractors and Subcontractors in the property, but the term property as used herein shall not include temporary structures, tools, equipment and apparatus, the ownership of which remains with the Contractors and Subcontractors.

         The insurance shall also include the interests in the property of the consulting engineers, architects, and Other Contractors who are engaged directly by the Owner, but the term "property" as used herein shall not include temporary structures, tools, equipment and

                                                                             4-7

         apparatus the ownership of which remains with the consulting engineers, architects and Other Contractors.

         A deductible of $25,000 will apply to each and every loss. Such deductible shall be borne by the Contractor, Subcontractor, consulting engineer or other party causing such loss.

         In the event of loss, the Owner will work with the insurer on the loss adjustment. The "All Risks" insurance will be subject to the exclusions usually applicable to such policies and will exclude, among others, the following:

         (I)  Flood and earthquake, subsidence or other earth movement.
         (ii) Cost of making good any faulty workmanship, material, construction or design.

4.7.2 Insurance to be provided by the Contractor, Subcontractors, consulting engineers, architects and other parties to the venture:

         Such parties will obtain and maintain, at their own expense, the following:

         Automobile Insurance
         Statutory Motor Vehicle Liability Insurance covering their owned and/or leased vehicles. Minimum limits are to be $1,000,000 inclusive per occurrence.

         Insurance on Equipment and Temporary Buildings
         "All Risks" insurance covering their owned and/or leased equipment and temporary structures, including mechanical and electrical breakdown coverage, with a minimum deductible of $25,000. Each party shall arrange for such insurance policy to contain a waiver of subrogation (by the insurer) against the Owner.

         Comprehensive General Liability Insurance
         Comprehensive General Liability Insurance, including the Owner as a named insured, covering Bodily Injury and Property Damage and including, but not limited to, the following:

         a) Products and completed operations. Complete operations to be insured for a period of one (1) year after Final Acceptance by the Owner.
         b)   Contingent liability with respect to Subcontractors.
         c)   Blanket written contractual coverage.
         d)   Non-owned automobile coverage.
         e)   Personal injury coverage.

                                                                             4-8

         f)   Occurrence property damage coverage.
         g)   Employers liability coverage.
         h)   Cross liability clause.
         I)   Liability arising out of unlicensed equipment.
         j) Contractor's policy must include an endorsement stating that Contractor's policy is primary to any other policy.
         k) The Contractor unconditionally agrees to indemnify and save harmless the Owner from and against all losses, liabilities, cost charges, claims, damages, demands, suits, expenses or liens which may arise as a consequence of any failure by the Contractor or any Subcontractor or other person employed by the Contractor to comply fully with the provisions of this section, or which may arise as a consequence of any injury, illness or death of any employee of the Contractor or any employee of any Subcontractor engaged for or participating in the performance of the Work to be performed under this Agreement.

         NOTE: Minimum limits are to be $10,000,000 inclusive Bodily Injury and Property Damage.

         The Contractor shall provide proof of its insurance coverage as required under the terms of the Agreement to the satisfaction of the Owner (see Contractor's Proposal). A certificate of insurance showing the coverages as required under this Agreement shall be presented to FirstMiss Gold before the work begins.

4.8      WORKERS' COMPENSATION ACT, SAFETY, FIRST AID

4.8.1 In addition to the requirements of Section 4.5.3, the Contractor shall register under, abide by, and comply with all provisions of the Workers' Compensation Act of the state in which the Work is being performed and all regulations passed thereunder and any other industrial insurance laws of said state and shall report wages of workers as required for assessment, and shall carry compensation insurance, insuring against any claim or liability which may arise under the provision of said laws.

4.8.2 The Contractor shall deliver to the Owner before the Work is started satisfactory evidence and certification showing compliance by the Contractor of said laws.

4.8.3 The Contractor unconditionally guarantees to the Owner full compliance with said provisions, regulations and laws by any Subcontractor or other person employed by the Contractor, or with whom the Contractor may make any agreement for the performance of any of the Work thereunder.

                                                                             4-9

4.8.4 The Contractor unconditionally agrees to indemnify and save harmless the Owner from and against all losses, liabilities, cost charges, claims, damages, demands, suits, expenses or liens which may arise as a consequence of any failure by the Contractor or any Subcontractor or other person employed by the Contractor to comply fully with the provisions of this section, or which may arise as a consequence of any injury, illness or death of any employee of the Contractor or any employee of any Subcontractor engaged for or participating in the performance of the Work to be performed under this Agreement.

4.8.5 The Contractor shall provide all first aid personnel, facilities, equipment and supplies required by law or by any regulation, order or direction made pursuant to the relevant Workers' Compensation Act or other relevant statute.

4.8.6 The Contractor shall comply with all the safety rules and regulations of any relevant Workers' Compensation or Industrial Insurance Act or safety statutes, rules, regulations, and practices required by applicable construction safety legislation governing at the site of the Work, as well as any safety rules and regulations established by the Owner for its own employees.

4.8.7 The Owner will perform, solely for Owner's benefit, safety inspections of the Site of the Work used by the Contractor at any time.

4.8.8 Contractor agrees to comply with all safety provisions put into effect for the Work by Owner, and with all requirements and regulations of the Mine Safety and Health Administration (MSHA) and applicable state statutes and regulations relating to control of health and safety on construction, exploration or mining projects. Such compliance includes, but is not limited to, approve MSHA training for all Contractor personnel on the Site for more than seven (7) working days.

4.8.9 In the event of a situation in which life or valuable property are in apparent imminent danger, Contractor is hereby authorized, without further special instructions from Owner's Representative, to act at its own discretion to prevent injury to persons or damage to property.

4.8.10 Owner will not provide or maintain any required toilet facilities for field personnel or supervisors unless required facilities are already available at a particular Site and Owner agrees in advance, in writing, for their use by Contractor.

4.8.11 Contractor shall furnish to Owner's Representative a detailed written report of all injuries, other than those requiring only first aid treatment. In addition, Owner's Representative shall be given copies of all such reports sent by Contractor to its insurer.

                                                                            4-10

4.8.12 Contractor bears the sole responsibility imposed by law for safety of its own personnel employed in the Work and for persons entering a Site as agents or visitors of the Contractor.

4.8.13 Contractor shall comply with the Federal Mine Safety and Health Act of 1977 and with all regulations and health and safety standards promulgated pursuant thereto (all of which are described hereinafter as "the Act"). Any citation, fine, withdrawal order, abatement notice, or other action by MSHA arising in connection with Contractor's performance under the Agreement, which may affect Owner's operations, shall constitute a breach of the Agreement and shall be sufficient cause for termination of the Agreement by Owner at its sole option and without limiting any other rights or remedies Owner may have.

         Contractor shall immediately take any and all actions necessary to obtain MSHA identification, including applying for and securing from appropriate MSHA regional office an identification number. Upon successfully securing identification or upon denial of such identification by MSHA, Contractor shall immediately notify Owner's Representative in writing.

         If Contractor is identified by MSHA, Contractor agrees at its sole cost, to take whatever steps are necessary to comply with any and all orders, directives, citation and notices issued to it by MSHA pursuant to the Act and to abate any conditions cited or noted therein.

         In event that MSHA refuses to identify Contractor for purposes of MSHA liability, or in event that, regardless of whether Contractor is identified, Owner receives any order, directive, citation, notice or instruction as a result of Contractor's failure to comply with the Act or related to any operation or condition under Contractor's control, Contractor agrees to the following:

         Contractor shall immediately notify Owner's Representative of any and all inspections, notices of violation, citations, orders or other instructions or actions of MSHA and shall immediately submit to Owner's Representative a detailed description of same in writing. Contractor shall either immediately comply or shall prepare and submit to the Owner's Representative a written plan, which sets forth in detail measures to be taken by Contractor to remedy such violations and/or comply with such instructions, together with dates for completion of each measure. Contractor, at its sole cost, shall take whatever steps are necessary to comply with such orders, directives, citations and notices, failing which Owner may do so and charge off such cost against and payments then due or thereafter becoming due to Contractor. Should Owner deem it necessary to contest or appeal any such order, directive, citation, notice or instructions, Owner may prosecute such contest or appeal to extend necessary in its sole opinion, and may

                                                                            4-11

         do so without limiting or waiving any other rights or remedies it may have. Contractor shall cooperate in all ways with Owner in the prosecution of any contest or appeal.

         Neither Contractor's compliance with the Act nor any supervision by Owner which may be required as provided above shall derogate Contractor's status as an independent contractor otherwise created in the Agreement.

4.8.14 Contractor agrees to indemnify and save harmless Owner for all costs (including attorney's fees and costs) or financial loss incurred as result of violations or alleged violations of the Act and MSHA statutes and regulations related to any operation or condition under Contractor's control or control of Contractor's employees or agents, for any costs or financial loss incurred in payment of agents, for any cost or financial loss incurred in payment of civil penalties, in abating cited conditions, as result of issuance of withdrawal orders, or in pursuing or defending any legal action arising from Contractor's duties or obligations thereunder, or in enforcing terms of this
         Section 4.8.

4.9      INDEMNITY AND HOLD HARMLESS

4.9.1 The Contractor shall indemnify the Owner and Owner's Representative and their respective agents, employees and affiliates for all damage, losses and expenses, including attorney fees, which they may suffer or incur, and hold them harmless from and against all claims, demands and actions brought against them, arising out of or resulting from the performance of the Work, provided that any such claim, damage, loss or expense is:

         a) Attributable to personal injury, sickness, disease or death, or to injury to or destruction of property, including the loss of use resulting therefrom;
         b) Caused in whole or in part by any intentional act, negligent act or omission of the Contractor or Subcontractor, anyone directly or indirectly employed by any of them or anyone for whose acts any of them may be liable, regardless of whether or not it is caused in part by a party indemnified thereunder;
         c) The non-payment of Worker's Compensation, income taxes, United States withholding taxes, and other similar taxes and assessments; or
         d) The breach of any representation, warranty, covenant, condition or agreement or Contractor pursuant to the Agreement Documents.

4.9.2 The obligation of the Contractor to indemnify the Owner and Owner's Representative and their respective agents, employees, and affiliates as set forth in Section 4.9.1 shall not be affected or limited by the Contractor's insurance pursuant to Section 4.7 or fact that the law prohibits or

                                                                            4-12

         limits a direct recourse against the Contractor or any Subcontractor as employer of a person affected by injury, sickness, disease or death.

4.10     BONDS , PERFORMANCE, LABOR AND MATERIAL

4.10.1 The Owner requires the Contractor to furnish a performance and payment bond for the total amount of the Work, guaranteeing the faithful performance of the provisions of the Agreement and the payment of the Contractor's creditors, both those directly connected with the execution of the Agreement and those arising out of the responsibility of the Contractor.

4.11     FINAL ACCEPTANCE OF THE WORK AND GUARANTEE

4.11.1 Final Acceptance of the Work will be confirmed by a letter of acceptance issued by Owner promptly after Owner is satisfied that all requirements of the Agreement have been met with regard to the following, as applicable: performance of the Work; equipment performance warranties; delivery of material, equipment and spare parts; submittal of schedules, estimates, drawings and specifications and calculations; submittal of final records of cost-plus Work (if any); and, presentation of a final release of claims form (including passage of sufficient time, pursuant to applicable statutes, regulations and case law, to ensure that the Work, Site(s), and all other property of Owner is free and clear of all liens, claims, encumbrances, and demands arising from or that may arise from the
         Work).

4.11.2 Contractor agrees that until Final Acceptance, Owner may retain final payment and/or the retained percentage provided for in the Agreement in the full or partial amount thereof as considered by Owner to be reasonable in order to assure full compliance by Contractor with the Agreement.

4.11.3 The Work performed thereunder may be accepted as a whole or in separately defined parts, in which case any funds retained will be reduced in accordance with the pro-rata value of those accepted parts.

         In the event the letter of acceptance covers all of the Work, the letter will state All work under Contract is accepted." In the event, however, the letter of acceptance includes only part of the Work, the letter will clearly define and limit acceptance to the part(s), section(s), or item(s) which is accepted at that time. In addition, it will be numbered "Acceptance Letter No. 1" and subsequent letters will be numbered consecutively until the last part of the Work is accepted and the letter is marked "Final Acceptance."

                                                                            4-13


4.11.4 The Contractor guarantees the Work against defects in material or workmanship which appear within a period of three (3) years from the date of Final Acceptance by the Owner, or within such longer period as may be stipulated elsewhere in the Agreement Documents, and the Contractor shall at its own expense remedy such defect promptly and shall indemnify the Owner for any damage resulting therefrom which appears within such a period.

4.11.5 The Contractor shall secure from its Subcontractors and vendors of equipment or materials written guarantees in conformity with the foregoing and shall transmit same to the Owner or Owner's Representative prior to presentation of its claim for final payment.

4.11.6 The Owner shall give notice of observed defects with reasonable promptness. Neither inspection nor approval of any samples of any part of the Work, nor Final Acceptance of the Work, nor any payment by the Owner shall relieve the Contractor of responsibility for faulty materials or workmanship.

4.11.7 Nothing herein contained shall diminish any more extended liability for faulty materials or workmanship which is created by the laws of the country or state in which the Site is located.

4.12     PERMITS AND LICENSES

4.12.1   Unless otherwise stipulated, the Contractor at its own expense shall:

         a) Procure all permits, certificates and licenses required that are not already supplied by Owner,
         b) Issue all necessary legal notices and observe and abide by all applicable laws, regulations, ordinances and rules of all duly constituted public authorities bearing on the Work, and pay all fees and other expenses in connection therewith, and
         c) Hold the Owner harmless from any liability or penalty which may result from a violation of such laws, regulations, ordinances and rules.

         Upon completion of the Work, the Contractor shall deliver to the Owner a "Permit of Occupancy," should such a document be required to be issued by city, county, or state authorities.

4.13     ROYALTIES AND PATENTS

4.13.1 The Contractor shall indemnify the Owner against claims, actions, suits and proceedings for the infringement or use of any patent based upon the use of any invention protected by such

                                                                            4-14

         patent in carrying out the Agreement, and for royalties or other payments resulting therefrom which may be payable in connection with the Agreement only provided, however, that in respect of the Agreement only, the Owner shall indemnify the Contractor against all such claims, actions, suits or proceedings in respect of anything for which the mode, plan or design shall have been supplied to the Contractor by or on behalf of the Owner.

4.13.2 The Party required thereunder to indemnify the other Party shall be entitled to conduct the defense of such claims, actions, suits or proceedings so long as such defense is diligently conducted, and each Party shall keep the other Party promptly and fully informed of the bringing of such claims, actions, suits or proceedings and of the steps taken or which ought to be taken in the prosecution or defense thereof accordingly.

4.14     TAXES AND CUSTOMS DUTIES

4.14.1 Unless otherwise stipulated in the Agreement Documents, the Contractor shall pay all federal, state, county or municipal taxes and duties whatsoever payable in respect of the Work, but not on material or equipment, if any, supplied free of charge to the Contractor by the Owner.

4.15     SUBCONTRACTS

4.15.1 The Contractor shall not sublet any portion of the Work unless, before signing of the Agreement, he has notified the Owner in writing of the names of the Subcontractors proposed for the principal part of the Work, or the Owner has given his written consent subsequent to the signing of the Agreement. The Contractor shall not employ any Subcontractors to whom the Owner may reasonably object.

4.15.2 In subcontracting for any part of the Work, the Contractor shall make an agreement with the Subcontractor wherein the latter shall expressly agree to be bound by the term of this Agreement, including these General Conditions, and the Project Specifications and Drawings insofar as they are applicable, and the Contractor shall exact from every Subcontractor strict compliance therewith. Subcontractor shall be responsible to the Contractor for unsatisfactory Work and for damage done in removing and replacing defective work or materials and for other damage done by them or their employees.

4.15.3 The Contractor alone shall be fully responsible to the Owner for the acts and omission of its Subcontractors and of persons employed by them, and he shall not be relieved from responsibility if Work that is sublet is not performed to the satisfaction of the Owner. In view of this responsibility for the acts and omissions of its Subcontractors, the Contractor shall not

                                                                            4-15

         be obliged to employ as a Subcontractor any person or firm to whom he reasonably objects. Nothing contained in the Agreement Documents shall create any contractual relation between any Subcontractor and the Owner.

4.15.4 The Owner reserves the right, at any time during the Work, to have the Contractor remove from the job and the Site any Subcontractor whose work does not meet the Owner's approval.

4.16     OTHER CONTRACTORS

4.16.1 The Owner reserves the right to perform work with his own forces and to let other agreements in connection with the undertaking of which the Work is a part, even if of like trades and character as those already let. Notice shall be given to the Contractor of such other agreements.

         The Contractor shall afford the Owner and any such Other Contractors reasonable opportunity for the introduction and storage of their materials and the execution of their work. The Contractor shall work in conjunction with the Owner and these Other Contractors to coordinate and connect properly their work with the several parts of the Work. The Contractor shall not commit or permit any act which will interfere with the performance of the work of the Owner or Other Contractors.

4.16.2 Where the Contractor's Work adjoins the work of the Owner or Other Contractors, Contractor shall confer with them as required and so arrange its Work that there shall be no discrepancies between the work of the Owner or Other Contractors and the Contractor's Work when both are completed.

4.16.3 If the Contractor fails to cooperate with or coordinate the Work with the work of the Owner or Other Contractors, he shall not make any claims founded on delays which have resulted from such failure and he shall save the Owner harmless from all claims made by Other Contractors, which are founded on delays caused by such failure.

4.16.4 If any part of the Work depends for its proper execution or result upon the work of Other Contractors, the Contractor shall report promptly in writing to the Owner's Representative any defects in the work of such Other Contractors that interfere with the proper execution of the Work.

4.16.5 Copies of drawings and specifications relating to another agreement will be furnished to the Contractor on request, for its information in carrying out the above provisions. The Contractor

                                                                            4-16

         shall be responsible for any and all damages caused by its negligence or failure to coordinate its Work with that of the Owner or Other Contractors and any additional expenses arising therefrom.

4.16.6 If Contractor sustains damage or loss through any delay, default, act or omission of any Other Contractor, subcontractors, or their agents or employees, Owner shall not be liable; but nothing in the Agreement shall be construed to limit Contractor from pursuing its legal remedies against such Other Contractor or subcontractors, or their agents or employees.

4.16.7 Contractor shall have no claim against Owner for damage or loss by reasons of delay, default, act or omission of Other Contractors, subcontractors or their agents or employees, but nothing in the Agreement shall limit any rights of Contractor to recover therefor against such Other Contractors, subcontractors or their agents or employees. If Contractor by any default, negligence or misconduct on its part damages any other subcontractor or contractor, it hereby agrees to be directly responsible to such other subcontractor or contractor for any such damage and to hold Owner harmless for all such damages.

4.17     CHANGES IN THE WORK

4.17.1 The Owner or Owner's Representative may make changes by altering, adding to or deducting from the Work without invalidating the Agreement.

4.17.2 However, except as provided in Section 4.27, Emergencies, no change shall be made to the Work unless in pursuance of a written order or a drawing from the Owner or Owner's Representative, and no claim for a change to the construction schedule or to the completion date or for an addition to the Agreement Sum will be considered or allowed unless so ordered.

4.17.3 Any such changes shall be carried out under the terms and conditions of the Agreement and the adjustment, if any, that thereby results to the Agreement Sum, the construction schedule and the completion date for the Work shall be made as set forth in this section.

4.17.4 Any claim for an extension of time in regard to the Construction Schedule or the completion date shall be dealt with pursuant to
         Section 4.25, Delays at the time such changes are ordered.

4.17.5 If the Owner or Owner's Representative decides that a change in the Work shortens the period required for completion of the Work, he shall so notify the Contractor and state the number of days by which such period is to be shortened, and the Construction Schedule or the completion date or both, shall be amended accordingly by the Owner or Owner's Representative.

                                                                            4-17

4.17.6 If a change in the Work, or any other circumstances arising during the course of the Work, except those provided for in Section 4.25, Delays,
         Section 4.27, Emergencies, and Section 4.46, Use of Completed Portions by the Owner, justifies, in the opinion of the Contractor, a claim for an addition to the Agreement Sum, the Contractor shall present its claim in writing to the Owner within seven (7) days of the date on which such other circumstances arise, and if the claim is not presented to the Owner within such time, the Contractor shall not be entitled to compensation from the Owner. Upon receipt of such a claim, the Owner or Owner's Representative will decide whether the claim is valid and the basis and amount of payment, if any, pursuant to Section 4.18, Valuation of Changes in the Work.

4.17.7 If the Contractor disputes a decision of the Owner or Owner's Representative as to whether a change in the Work will result in an addition to the Agreement Sum, the Contractor shall nonetheless perform the Work and the performance of the Work shall not prejudice any remedies that the Contractor may have, provided the Contractor gives the Owner, before commencing the Work, a further written notice that he is performing the disputed Work under protest.

4.17.8 If the Owner or Owner's Representative decides that a change in the Work results in a decrease in the cost of carrying out the Work, the Owner or Owner's Representative shall decide the amount that is to be deducted from the Agreement Sum. In such event the Contractor shall not be entitled to any compensation for loss of anticipated profits.

4.17.9 All claims resulting from changes in the Work submitted by the Contractor shall be accompanied by a list of the changes and a detailed estimate of the cost of each change, together with references to the drawings or other documents involved.

4.18     VALUATION OF CHANGES IN THE WORK

4.18.1 If, in the opinion of the Owner or Owner's Representative, a change in the Work or other circumstances pursuant to Section 4.17, Changes in the Work, result in a valid claim for an addition to the Agreement Sum, such addition shall be valued on either a lump sum basis as mutually agreed upon by the Parties hereto, or

4.18.2 If such lump sum basis cannot be mutually agreed upon, the valuation shall be determined by the unit prices, if any, shown in the Agreement Documents where, in the opinion of the Owner or Owner's Representative, they are applicable or where these unit prices are not deemed applicable by the Owner or Owner's Representative, by such other unit prices as may be mutually agreed upon by the parties hereto, or

                                                                            4-18

4.18.3 If neither a lump sum nor a unit price basis for payment can be agreed upon, the change in the Work shall be carried out on a cost plus basis, as follows:

         a) For laborers, tradesmen, operators, foremen and supervisors wholly engaged on the Change in Work, the Contractor shall be reimbursed according to the terms of the Agreement Documents, or if such is not covered in the said documents, Contractor shall receive the current local rate of wages, the cost of vacation pay, Workers' Compensation Insurance, unemployment insurance, and any other labor additives required by law, but excluding premium wages for overtime work.
         b) For material or subcontracted work purchased by the Contractor and actually used in the Change in the Work, the Contractor shall receive the actual cost of such materials, transportation charges, and of such subcontracted work, as shown by invoices or other records of payment satisfactory to the Owner.
         c) To the labor, materials and subcontract costs as specified above, shall be added the percentages for labor, material and subcontracted work respectively, set forth in the Agreement to cover profit, overhead, tools, and all other general expenses.
         d)   For living allowances and cost of board and lodging for employees wholly engaged on the Change in the Work, and other costs not included above which form part of such employees' terms of employment, the Contractor shall receive that portion of the actual cost of such items as is attributable on a pro rata basis, to the amount of time such employees are engaged on the Change in the Work. No percentage shall be added to this sum.
         e) No other allowance shall be made for general supervision, or for foremen, or for overhead or the use of tools.
         f) For any construction equipment (other than tools) required for the Change in the Work, approved by the Owner, the Contractor shall receive a rental price to be approved in writing by the Owner before the Work is begun. Such rental price, unless otherwise stipulated, shall include at the expense of the Contractor, fuel, lubricants, supplies, spare parts, and repairs and shall apply only to actual operating time. No percentages will be added to this rental sum.
         g) Tools shall include all tools and items of equipment which have individual replacement values under $1,000. Construction equipment shall include all items of equipment having an individual replacement value of $1,000 or more.
         h) At the end of each day the Contractor shall submit in duplicate to the Owner or Owner's Representative for certification a list of the men and the equipment employed on the Change in the Work and the hours worked, together with invoices for any materials used during the day. These daily certified lists and invoices shall be submitted to the Owner with relevant application for payment.

                                                                            4-19

4.19     SCHEDULE OF RATES

4.19.1 Before making first application for payment under the Agreement, the Contractor shall submit for the Owner's approval a schedule of rates of the various parts of the Work and totaling the full amount of the Agreement Sum. This schedule, when approved by the Owner or Owner's Representative, shall be used as the basis for applications for payment.

4.19.2 The schedule of rates shall be set out and divided in a manner which is consistent with the Owner's accounting codes for the various parts of the Work.

4.20     APPLICATION FOR PAYMENT AND VALUATION OF WORK FOR PROGRESS PAYMENTS

4.20.1 Within thirty (30) calendar days following a month in which Work has been performed by the Contractor, the Contractor shall submit to the Owner or Owner's Representative an application for payment for the value of the amount of the Work and changes in the Work performed during the preceding month.

         The Owner will not be required to approve any application for payment or make any such payment until such time as the Contractor has signed and executed the Agreement and furnished all required performance bonds, and required labor and material payment bonds and insurances, and complied with all provisions of the Workers' Compensation Act, Mine Health and Safety Act, and other such requirements of the Agreement.

         The applications shall be made in the form prescribed by the Owner.

         The application for final payment shall be submitted at the later of either sixty (60) calendar days after the completion of the Work, or at the expiry of the lien period, if applicable.

4.20.2 When the Work, or Change in the Work is being performed on a lump sum basis, the value of the amount of the Work performed shall be based on the percentage of the Work performed by the Contractor and, subject to the following limitations, shall include the value of materials delivered to the Site, but not yet incorporated into the Work:

         a) The amount of material so claimed shall not, in the opinion of the Owner or Owner's Representative, be unreasonably large in relation to the amount of Work scheduled for the succeeding month; and

                                                                            4-20

         b) For the second and subsequent claims, the value of material delivered to the Site, but not incorporated in the Work, shall not be included in the claim unless eighty-five percent (85%) or more of the material so claimed in the previous claim has been paid for by the Contractor.

4.20.3 When the Work, or Change in the Work is being performed on a unit price basis, the value of the amount of Work performed shall be the number of fully completed units of the Work measured as described in the Agreement Documents. Unless otherwise stated in the Agreement Documents, the value of the amount of Work shall not include materials delivered to the Site, but not yet incorporated into the Work.

4.20.4 When a Change in the Work is being performed on a cost plus a percentage basis or on a cost plus a fixed fee basis, the value of the Work performed pertaining to such Change in the Work shall be based on payments that the Contractor has made as substantiated by invoices, payrolls, or other records, including evidence of payment by the Contractor satisfactory to the Owner, plus the percentages, or in the case of a fixed fee, plus a proportion of the fee equivalent to the proportion of such Change in the Work as has been completed.

4.20.5 If the Owner or Owner's Representative approves the value of the amount of Work and Changes in the Work set forth in the Contractor's application for payment and the amount calculated by the Contractor to be due and payable for such Work, the Owner's Representative shall certify that such application for payment is correct. If the Owner or Owner's Representative does not approve the application for payment he shall determine the value of Work and Changes in the Work performed by the Contractor during the preceding month and shall certify such calculated value. The certification of value shall be issued by the Owner within a period of not more than fifteen (15) calendar days after he received the Contractor's application for payment.

4.20.6 When making an application for the final payment, the Contractor shall submit with the application a declaration, satisfactory to Owner, stating that the Work and the Site are, and will continue to be, free and clear of liens and claims for wages, services, Workers' Compensation assessment, materials or otherwise that are the responsibility of Contractor, and that the time for filing of liens has expired. The Contractor shall also obtain and submit with the application for final payment a declaration, satisfactory to Owner, from each of the Subcontractors identified by name in the tender form and such other Subcontractors as the Owner may designate, stating that as far as its subcontract is concerned, the Work and the Site are, and will continue to be, free and clear of liens and claims for wages, services, Workers' Compensation assessments, materials or otherwise, and that the time for filing of liens has expired.

                                                                            4-21

4.20.7 When making application that the Work has been substantially completed, the Contractor shall send its final invoice for the Work stating any and all claims, charges, etc., and a written declaration to the Owner stating he has substantially completed the Work and executed all duties and obligations under the Agreement except those deficiencies in the Work as may exist at that time. At such time as the Work is substantially completed, the Contractor or the Owner may request that the Work be deemed to be complete subject to downward adjustment of the Agreement Sum by the appropriate amount to compensate for such deficiencies in the Work as may exist at that time.

         If such request is agreed to by the Owner or Owner's Representative, the Contractor shall prepare a list of such deficiencies, including any remaining cleanup operations, with an estimate of the value of each, for approval of negotiation by the Owner and the Contractor.

4.21     PAYMENTS BY THE CONTRACTOR AND LIENS

4.21.1 To protect the Owner's property from liens, the Contractor shall pay promptly for all materials, equipment, and labor used on the Work, and all taxes, duties, assessments, and costs in respect of the materials, equipment and labor to be used, and shall pay promptly all Subcontractors doing portions of the Work and shall require each Subcontractor to make such payments promptly in respect of the subcontracted work, and if the Subcontractor does not make such payments when due, the Contractor shall forthwith make such payments on behalf of the Subcontractor.

4.21.2 Neither the final payment by the Owner nor any part thereof shall become due until the Contractor, if required by the Owner or Owner's Representative, has obtained and delivered to the Owner a complete release of all liens arising out of the Work and has caused each such lien to be canceled and discharged.

4.21.3 If any lien remains unsatisfied, or any amount owed by the Contractor remains unpaid, or if any additional assessments are made by any governmental authority in respect of the Work, either before or after the Contractor has received the final payment from the Owner, and if the Owner discharges such lien, makes such payment or pays such assessment, then the Contractor shall reimburse the Owner on demand for all costs incurred in discharging such lien, or paying such assessment or amount, including any legal fees thereby incurred.

4.21.4 The Owner shall have the right at any time to pay and to discharge any liens placed on Owner's property as a result of the Work, whether or not such liens constitute valid claims, and to deduct the costs of discharging the lien from the amount due the Contractor provided the

                                                                            4-22

         Contractor wishes to dispute the validity of any such claim and such dispute shall not, in the opinion of the Owner, unduly prejudice or inconvenience the Owner, the Contractor may proceed to dispute such claim upon first furnishing the Owner with a good and sufficient bond in an amount approved by the Owner and of a bonding company authorized to carry on business in the state or country in which the Work is being performed and approved by the Owner, indemnifying the Owner against such claim and any loss or damage which may be caused thereby.

4.21.5 The Owner retains the right to audit any and all expenditures made in support of the Work by the Contractor, or the Contractors employees, agents or affiliates, including sub-contractors, for a period not to exceed one year after the date of completion of the Project.

4.22     CONSTRUCTION SCHEDULE, METHODS AND EQUIPMENT

4.22.1 Not later than one (1) week after the award of an Agreement to the Contractor, the Contractor shall furnish to the Owner for his approval a schedule which shall conform to the Construction Schedule mutually agreed upon at award of Agreement, but shall show in such greater detail as may be required by the Owner, the proposed starting and completion dates for the various divisions and subdivisions and types and classes of Work. If the Owner so requires, such schedule shall be prepared in such manner as to facilitate "Critical Path Method" planning. After approval by the Owner, the Contractor shall furnish to the Owner a copy of the approved schedule.

4.22.2 The Contractor shall complete each portion of the Work on or before the date set forth in the approved Construction Schedule. Of immediate importance to the Owner is the completion of the shaft mobilization. Failure to complete the mobilization as planned may result in the Owner exercising its right to terminate this Agreement, as outlined in Section 4.48, Owner's Right to Terminate Agreement. Such schedule must show earliest and latest possible starting and completion dates "Float."

4.22.3 If at any time before the commencement or during the progress of the Work any part of the construction plant or equipment, or any of the Contractor's methods of executing the Work appear to the Owner to be unsafe, inefficient, or inadequate, or should the Contractor not be proceeding with the Work with sufficient diligence to satisfy the Owner, or in the opinion of the Owner, with sufficient force to ensure its progress and completion in accordance with terms of the Agreement relating thereto, the Owner may order and direct the Contractor to increase or improve the plant or equipment, as the case may be, or to improve its methods, or to increase and employ such additional force, or to perform such night work or such overtime

                                                                            4-23

         work as shall be, in the judgment of the Owner, necessary to ensure the safety, efficiency and adequacy of the construction plant and equipment and the completion of the Work, on the particular portion thereof affected, within the specified time. The Contractor shall comply with the Owner's instructions in this respect within a reasonable time of the receipt of said instructions in writing.

4.22.4 Neither compliance with such instructions nor the failure of the Owner to issue such instructions shall relieve the Contractor of its obligations to secure the degree of safety quality of Work and the rate of progress required under the terms of the Agreement. The Contractor shall be responsible for the safety, adequacy and efficiency of the plant and equipment at the Site of the Work and for construction methods, and for the provision of sufficient force. The Contractor shall cause its employees and the employees of any of its Subcontractors to comply in all respects with rules and regulations issued from time to time in writing by the Owner governing the conduct of such employees, and shall conduct its Work in such manner as not willfully to hinder, impede or injure the operation of the Owner's plant or affiliated plants.

4.22.5 The Contractor shall not remove any equipment form the Site of the Work without written approval of the Owner.

4.23     PREVAILING WAGES

4.23.1 The Contractor shall ensure that the labor conditions and wage rates affecting its employees meet the standards prevailing for labor in the construction industry in the area in which the Work is performed. In any area in which prevailing wages (as opposed to minimum wages) are fixed by government decree, regulation or ordinance, the Contractor shall conform in particular to any such decree, regulation or ordinance and the Owner may withhold from the Contractor an amount equivalent to any deficiency in the wages paid to the Contractor's employees, without prejudice to the Owner's other rights and recourses.

4.24     LABOR RELATIONS

4.24.1 The Contractor shall conduct its operations in full compliance with applicable laws and regulations of the USA and of the state where the Work is being performed.

4.24.2 The Owner reserves the right to terminate the Agreement in accordance with the provisions of Section 4.48, Owner's Right to Terminate Agreement and to claim reimbursement from the Contractor for any additional costs that may be incurred, in the event that a labor dispute arises affecting other trades or labor employed by the Owner or Other Contractor or Subcontractor as

                                                                            4-24

         a result of the Contractor's assignment of labor to the Work and handling of labor forces and industrial relations.

4.24.3 Settlement of any and all labor disputes including jurisdictional disputes shall in no way alter the terms, conditions, and prices as covered by the subject tenders and subsequent purchase orders.

4.24.4 The Contractor shall provide all labor forces required for the efficient execution of the Work.

4.24.5 The Contractor will supply the Owner or Owner's Representative with copy of each of its collective agreements which may be relevant to the Work at the Site of the Work together with relevant collective agreements of its Subcontractors and any and all other relevant correspondence or agreements between the Contractor or its Subcontractors and the union(s).

4.24.6 The Contractor shall deal with all matters pertaining to industrial relations within the limits of its organization and to the full extent of its Work. Where deemed necessary for the efficient and smooth implementation of the Work, the Contractor shall be obliged to hold and arrange for pre-job conferences with all parties concerned and/or send a representative to any and all pre-job conferences and/or regular or emergency meetings called for the purpose of discussing industrial relations matters. Copies of minutes of such meetings are to be issued at once to the Owner or Owner's Representative.

4.24.7 The Contractor shall keep the Owner or Owner's Representative fully advised on a regular basis with respect to all labor relation matters relevant to the Work on the Project Site.

4.24.8 The Contractor is to cooperate fully with the Owner's efforts and that of Other Contractors on the Site. Any information and data relating to industrial labor relations of its Work is to be communicated in a timely manner to the Owner or Owner's Representative.

4.24.9 The Contractor shall take any and all steps that may be available for the resolution of violations of collective bargaining agreements and jurisdictional disputes, including without limitation, the filing of appropriate process with any court or administrative agency having jurisdiction to settle, enjoin or to award damages resulting from violations of collective bargaining agreements of jurisdictional disputes, and failing which shall be liable to the Owner for all losses incurred by the Owner as a result of the aforesaid violations of collective bargaining agreements or jurisdictional disputes.

4.25     DELAYS

                                                                            4-25

4.25.1 The Contractor shall immediately notify the Owner in writing of any occurrence which, in the opinion of the Contractor, has caused or which he anticipates may cause a substantial delay which will affect the performance of the Work according to the Construction Schedule or the completion date for the entire Work, and in any event shall notify the Owner, in writing, not later than seven (7) days after the occurrence which caused the alleged delay or gave rise to the anticipated delay.

4.25.2 In addition to submitting the above notice, if the Contractor claims that any alleged delay was occasioned through force majeure, including, but not limited to, labor disputes, strikes, lockouts, fire, unusual delay by common carriers or unavoidable casualties, or by any cause of any kind whatsoever beyond the Contractor's control, then he may also submit a claim to the Owner for a revision of the Construction Schedule and for an extension of the time for completing the Work, and at no extra cost to the Owner.

4.25.3 If the Contractor considers that the alleged delay was the direct result of the act or neglect of the Owner or Owner's Representative, then the Contractor may also submit a written claim to the Owner for approval of the reimbursement of the Contractor's additional field overhead costs which can be shown to be the result of the delay due to such act or neglect.

4.25.4 Notwithstanding the remedies prescribed in Section 4.25.2 and Section 4.25.3, no claim shall be made or allowed to the Contractor against the Owner or Owner against the Contractor for any damages, losses or liabilities which may arise out of any delay caused by force majeure, including, but not limited to, labor disputes of any kind, legal strikes, work stoppages, lockouts, act of God, acts of civil or military authority, floods, epidemics, riots or any cause of any kind whatsoever beyond the Owner's or Contractor's control.

4.25.5 Time shall be deemed to be material and of the essence of the Agreement.

4.25.6 The Contractor strictly agrees to diligently and expeditiously perform the Work and to execute any and all available items of Work at the earliest available opportunity.

4.25.7 The Owner will not be obligated to consider any claim for delay and/or additional moneys unless the Contractor can demonstrate that it has complied with the provisions of Section 4.25.6.

4.25.8   Any delay or work stoppage of one (1) hour or less in any twenty-four
         (24) hour period shall not be considered a delay for the purpose of the Agreement Documents.

                                                                            4-26

4.26     ACCELERATION OF THE WORK

4.26.1 If the Contractor fails to complete any part of the Work in the time specified in the Construction Schedule, or if it becomes apparent to the Owner that the Work will not be completed in the time specified, and if such failure is due to fault on the part of the Contractor, the Owner may require that the Contractor expedite the Work, and should it become necessary to work overtime, to add additional shifts, to employ additional men, or to provide additional equipment to accomplish this. The premium for such overtime and for such additional shifts, the cost of employing additional men or providing additional equipment, together with any other additional costs thereby incurred shall be at the Contractor's sole expense.

4.26.2 The Owner shall have the right to require the Contractor to complete the Work or any part thereof before the date set forth in the Construction Schedule, or to require the Contractor to complete the Work according to the Construction Schedule when Contractor's claim for a delay has been ruled valid by the Owner or Owner's
         Representative.

4.26.3 The Contractor may submit a claim for reimbursement for its additional costs that can be shown to be the direct result of the acceleration provided for in Section 4.26.2, including the costs of additional shifts or overtime if the Contractor is required by a labor agreement to pay a premium over and above normal wage rates for such Work. The premium shall include the actual extra labor costs over the rate for regular time and shall also include any mandatory labor additives. If approved by the Owner, the premium shall also apply to the Contractor's supervisory and clerical staff where the payment of overtime is required under the terms of their employment. Time slips covering ordered overtime or additional shifts will be submitted daily to the Owner or Owner's Representative for checking and approval.

4.27     EMERGENCIES

4.27.1 If, in the opinion of the Owner or Owner's Representative, the manner in which the Work is being performed affects or threatens to affect the safety of life or the safety of any part of the Work or any adjoining property, or if any emergency arises which affects or threatens to affect the safety of life or the safety of any part of the Work or of any adjoining property, then the Owner or Owner's Representative may stop the Work or may give whatever instructions are necessary in their opinion to relieve the circumstances, in which event the Owner or Owner's Representative shall determine whether the Contractor is entitled to an extension of time or to extra compensation pursuant to Section 4.25, Delays.

4.28     CONTRACTOR'S FAMILIARITY WITH SITE

                                                                            4-27

4.28.1 The Contractor acknowledges having examined the Site and the adjoining premises and areas before entering into the Agreement and having made its own evaluation of the applicable laws, rules, regulations, facilities available and the difficulties attending the Work.

4.29     SUBSURFACE CONDITIONS

4.29.1 Where the Owner has made investigations of the soils or other conditions in the area where the Work is to be performed under the Agreement, such investigations are made only for the purpose of Owner's study and design. The records of such investigations are not part of the Agreement and are furnished to Contractor solely for the convenience of the Contractor. It is expressly understood and agreed that the Owner assumes no responsibility whatsoever in respect to the sufficiency or accuracy of the investigations thus made and the records thereof, and the same shall not relieve the Contractor from its obligations under this section.

4.29.2 The Contractor acknowledges that it has not relied upon any information given or statements made to it by the Owner in connection with, and shall not claim at any time after tendering that there was any misunderstanding in regard to the matters referred to in this section.

4.30     SURVEYS, LINES AND LEVELS

4.30.1 The Owner's Representative will furnish a basic reference line and a bench mark and may at his discretion furnish other reference lines and bench marks. The Contractor shall furnish other reference lines and bench marks. The Contractor shall furnish from such reference lines and bench marks such other points and elevations as may be required for the execution of the Work.

4.30.2 The Contractor shall keep proper records in connection with the establishment of such other points and elevations. The data books, sketches and other records pertaining thereto shall be available for examination by the Owner's Representative upon request.

4.30.3 The Contractor shall protect all bench marks, survey pegs and monuments from damage or movement. If any of these are moved or disturbed, they shall be relocated and replaced by the Owner's Representative at the Contractor's expense.

4.30.4 The Contractor shall be responsible for the entire cost of rectifying work improperly installed due to such bench marks, survey pegs and monuments having been removed without authorization, or failure to protect and maintain same.


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                                                                            4-28

4.30.5 The Contractor shall be responsible for any survey work performed by its Subcontractors.

4.30.6 If, at any time during the progress of the Work, an error shall appear or arise in the position, levels, dimensions, or alignment of any part of the Work, the Contractor shall, on being required to do so by the Owner and at its own expense, rectify such error to the satisfaction of the Owner, unless such error is based on incorrect data supplied in writing by the Owner.

4.31     AGREEMENT DOCUMENTS ISSUED FOR CONSTRUCTION

4.31.1   Unless otherwise stipulated, following execution of the Agreement, two
         (2) sets of the Agreement Documents, excluding the Drawings, will be issued to the Contractor to be used for construction purposes.

4.31.2 The Contractor shall supply three (3) copies of all Drawings and Specifications to the Owner or Owner's Representative for approval and shall not proceed with any work prior to receipt of approval by the Owner or Owner's Representative in writing. Upon receipt of such approval the Contractor shall issue three (3) copies of the approved Specifications and Drawings marked "Released for Construction" to the Owner or Owner's Representative for his records.

4.31.3 If, in the Contractor's opinion, changes requested by the Owner to the Drawings and Specifications, call for Work more costly than called for by the Agreement or adversely affected the scheduling of the Work, the Contractor shall give written notice to such effect within seven (7) calendar days after the same are delivered. If the Owner or Owner's Representative concurs, the Drawings and Specifications shall be amended or additional compensation for time, or both shall be negotiated to cover the increased cost of the Work or the increased time required to complete same.

4.32     REVISIONS OF DRAWINGS AND SPECIFICATIONS

4.32.1 The Drawings and Specifications may require revisions or amplification from time to time. The Contractor shall supply three (3) copies of such Drawings or Specifications clearly marked as to the requested revision to the Owner or Owner's Representative for approval. No revision shall be implemented without the written approval of the Owner. Upon receipt of such approval, the Contractor shall re-issue such Drawings or Specifications marked "Released for Construction" as provided in Section 4.31.2.

4.32.2 If, in the Contractor's opinion, changes requested by the Owner to the Project Specifications and Drawings, call for Work more costly than called for by the Agreement or adversely affect

                                                                            4-29

         the scheduling of the Work, the Contractor shall give written notice to such effect to the Owner within seven (7) calendars days after the same are delivered. If the Owner or Owner's Representative concurs, the Project Specifications and Drawings, employees shall be amended or additional compensation for time, or both shall be negotiated to cover the increased cost of the Work or the increased time required to complete same.

4.33     SHOP DRAWINGS

4.33.1 The Contractor shall furnish to the Owner, at proper times, such shop and setting drawings or diagrams as the Owner or Owner's Representative may deem necessary in order to clarify the details of the Work. The Contractor shall make any changes in such drawings or diagrams which the Owner or Owner's Representative may require, consistent with the Agreement, and shall submit sufficient copies (as specified by the Owner or Owner's Representative) of the revised prints to the Owner for approval. After approval, one (1) copy shall be returned to the Contractor.

4.33.2 When submitting such shop and setting drawings, the Contractor shall notify the Owner in writing of any discrepancies between such drawings and the Owner's or Owner's Representative's approval of such drawings or of the revised drawings shall not relieve the Contractor of responsibility for errors made by the Contractor therein or for deviations from the Owner's and Owner's Representative's drawings or specifications not covered by the Contractor's written notification to the Owner.

4.33.3 The Owner is entitled to timely receipt of shop and certified vendor drawings and will decide in each case if he wishes to review such data or not.

4.34     RECORD DRAWINGS "AS-BUILT"

4.34.1 As the work progresses, the Contractor shall mark on one (1) set of the construction drawings in reproducible form (see Section 4.31, Agreement Documents Issued for Construction), all changes and deviations from the construction drawings for all elements and parts of the Work, covering such items as changes in size, location and elevation.

4.34.2 At the completion of the Work, or such parts of the Work, the Contractor shall update and deliver to the Owner or Owner's Representative one (1) set of construction drawings in reproducible form clearly marked "As-Built."

4.35     SAMPLES AND MANUFACTURER'S SPECIFICATIONS

                                                                            4-30

4.35.1 If requested by the Owner, the Contractor shall state the source of any material it proposes to use in the Work. The Contractor at its own expense shall furnish to the Owner for the Owner's or Owner's Representative's approval such samples and manufacturer's specifications as are called for by the Agreement Documents and such additional samples and specifications as the Owner or Owner's Representative may require, the Work shall conform to the samples and manufacturer's specifications approved in writing by the Owner or Owner's Representative, but no such approval shall prevent the subsequent rejection by the Owner or Owner's Representative of all or any portion thereof which may turn out to be unsound or unfit for use.

4.36     MATERIAL AND WORKMANSHIP

4.36.1 Where reference is made to standard specifications, the latest edition thereof shall be understood to apply, unless otherwise stipulated.

4.36.2 Materials and workmanship of all items supplied shall be new and of highest quality, unless otherwise approved by the Owner or Owner's Representative in writing.

4.37     HANDLING AND STORAGE OF EQUIPMENT AND MATERIALS

4.37.1 The Contractor shall, at its own expense, receive and check, off-load, handle on the Site and store in area to be designated by the Owner, all equipment and material supplied by the Owner for the Work, which arrives on the Site during the time the Contractor is to be on the Site, according to the Construction Schedule.

4.37.2 If equipment or material that the Contractor is responsible for receiving and checking, off-loading, handling and storing is off-loaded, handled or stored by the Owner, the expense incurred shall be payable by the Contractor on demand or may be deducted by the Owner from money due to the Contractor.

4.37.3 The Contractor shall take all appropriate precautions against loss, theft or damage of equipment or material delivered to the site for the purpose of the Work, whether such equipment or material is the property of the Owner, the Contractor, or Subcontractors.

4.37.4 The Contractor shall be completely responsible for the safekeeping for all its tools and equipment and for those of its employees while on the Site and shall provide all necessary facilities and services for such safekeeping. The Owner will not accept any claims from the Contractor or Subcontractor for the loss or damage of such tools and equipment.

                                                                            4-31

4.37.5 No tools, equipment, material or other articles may be removed from the Site, unless the person removing such article can clearly identify each article and establish his ownership and his right to remove it from the Site.

4.37.6 The Owner or Owner's Representative will assign to the Contractor a specific storage area near the Work. Additional space, if desired by the Contractor, shall be furnished by the Contractor at its own expense.

         All materials, which will become a permanent part of the Work, shall be stored in a manner which will preserve their original conditions and fitness for the Work. Materials requiring indoor or special storage, or preparation for storage, shall be so prepared and stored. The manufacturer's instructions for storage and handling of its products shall be followed in full. The Contractor shall provide all storage facilities.

4.37.7 For materials and equipment designated in this specification as "supplied by others," the Contractor shall immediately upon receipt of the materials and equipment, inspect them for quality, condition, and quantity and shall report any damage or omission to the Owner without delay. The Contractor will thereafter be held responsible for the safekeeping of the materials and will be required to make good, at its own expense, any subsequent damage or loss. All such materials and equipment shall be located so as to facilitate ready inspection.

4.38     INSPECTION AND TESTS

4.38.1 In order to inspect the Work and the progress thereof, the Owner or Owner's Representative shall at all times have access to the Work, both at the Site of the Work and in the premises of the Contractor and its Subcontractors, or other places where any part of the Work is being performed, fabricated or manufactured, and the Contractor shall facilitate such inspections and arrange access.

4.38.2 If the Agreement Documents, the Owner's or Owner's Representative's instructions, laws, ordinances, or any public authority require any part of the Work to be inspected, tested or approved, the Contractor shall give the Owner or Owner's Representative advance notice of its readiness for inspection, and if the inspection is by an authority other than the Owner or Owner's Representative, the Contractor shall notify such authority and the Owner that the Work is ready for inspection. If any such part of the Work is covered up without the approval or consent of the Owner or Owner's Representative, it may be uncovered for inspection and made good at the Contractor's expense.

                                                                            4-32

4.38.3 Inspection or re-inspection of any portion of the Work may be ordered by the Owner or Owner's Representative at any time during the Work and until the end of the guarantee period specified in Section 4.11, Final Acceptance of the Work and Guarantee. The Contractor shall uncover or otherwise expose the questioned Work for inspection. If such part of the Work is found to be in accordance with the Agreement, the Owner shall pay the costs of exposing the questioned Work of the inspection, re-inspection and restoration. If such Work is found to be not in accordance with the Agreement, the Contractor shall pay such costs unless it is proven conclusively that the defect in the Work was caused by the Owner or another Contractor, in which case the Owner shall bear the cost of uncovering, rectification and replacement.

4.38.4 The Contractor shall provide proper facilities for such inspections and for the taking of such samples of materials as may be required, without charge, and shall pay for the packaging and delivering of the samples to the testing laboratory. Materials, workmanship or installed part of the Work that is certified by the testing laboratory to the Owner as not conforming to the Agreement Documents shall, upon written notice to the Contractor by the Owner, be removed, replaced or made good to the satisfaction of the Owner at the Contractor's expense.

4.38.5 Notwithstanding the above, inspection, testing and operation at design capacity under full operating conditions of the Work for compliance with the Agreement shall be the responsibility of the Contractor.

4.38.6 Inspection and acceptance by Owner's Representative does not relieve Contractor of liabilities including guarantees and warranties under the Agreement.

4.38.7 The Owner will not be required to accept handing over of any equipment, systems and installations until total completion to the Owner's Final Acceptance of the total Work of the Agreement and only then in strict accordance with the provisions of the Agreement providing, however, that the Owner may at his own discretion elect to accept an earlier staged/phased handing over of such portions of the Work as he may choose.

4.39     REJECTED MATERIALS AND WORK

4.39.1 The Contractor shall promptly remove from the Site all materials furnished by it and rejected by the Owner or Owner's Representative as failing to conform to the Agreement, and the Contractor shall promptly replace them with materials conforming to the Agreement and without expense to the Owner.

                                                                            4-33

4.39.2 If the Contractor does not remove such rejected materials promptly, the Owner may remove and store them at the expense of the Contractor, and in addition to any other remedies the Owner may have, the cost of such removal and storage by the Owner may be deducted by the Owner from moneys due the Contractor.

4.39.3 The Contractor shall promptly remove and re-execute all Work rejected by the Owner or Owner's Representative as failing to conform to the Agreement, without expense to the Owner, and shall bear the expense of making good all other work destroyed or damaged by such removal and re-execution.

4.39.4 If the Contractor does not promptly remove and re-execute such rejected Work, the Owner may cause such removal and re-execution to be carried out by its own forces, or by Other Contractors, in accordance with the provisions of Section 4.47, Owner's Right To Do Work.

4.39.5 The Owner shall have the option to allow defective or improper Work to stand and deduct from the payment to the Contractor a sum of money equivalent to the difference between the value of the Work as actually performed and its value if performed as specified in the Agreement Documents.

4.40     RESPONSIBILITY FOR DEFECTIVE WORK AFTER FINAL PAYMENT

4.40.1 Neither the final certificate nor the final payment nor any provision in the Agreement Document shall relieve the Contractor of responsibility for faulty materials or workmanship appearing within the guarantee period specified in Section 4.11, Final Acceptance of the Work and Guarantee.

4.41     USE OF SITE BY CONTRACTORS

4.41.1 Subject to Section 4.42, Temporary Structures and Protection of Work and Property, the Contractor shall confine its equipment, the storage of materials and the operations of its workers to the limits indicated by laws, ordinances, permits or directions of the Owner, and shall not unreasonably encumber the Site of the Work with its materials.

4.41.2 The Contractor's employees shall be restricted to the areas on the Site in which they are employed, and shall not leave those areas.

4.41.3 Passenger vehicles will not be permitted in the construction area and shall be parked in an area to be designated by the Owner.

                                                                            4-34



4.41.4 Vehicles required for the Work may, at the option of the Owner, be provided with an identification card by the Owner, which shall be displayed on the vehicle windshield. Vehicles may, at the option of the Owner, be checked on and off the Site at the gate by the Owner.

4.41.5 Commercial carriers will be permitted to enter the Site only while transporting equipment and materials to and from the Site of the Work.

4.41.6 The Contractor is to be responsible for the safety and security for all men, Work materials and equipment installations, including personal properties, directly or indirectly pertaining to the scope of its Work until accepted and taken over by the Owner.

4.41.7 The Contractor shall observe and enforce the Owner's instructions regarding signs, advertisements, fires, smoking, security regulations and traffic regulations.

4.41.8 The Contractor shall be responsible for conducting its operations and those of its Subcontractors in such a manner as will, in the opinion of the Owner, prevent the creation or existence of fire hazards and facilitate the extinguishing of any fires that may occur and, to this end, shall take all precautionary measures as required by applicable laws and ordinances, the relevant insurance inspection authority and common prudence. The Contractor shall have portable approved fire extinguishers near every worksite. The Contractor shall cooperate with formation and maintenance of local fire brigade, designate manpower for such, attend meetings and drills, all without extra cost of compensation.

4.41.9 The Contractor shall not permit any fires to be built or open salamanders to be used in any part of the Work, except for such facilities, approved by the Owner, as may be required during winter weather, and then only under the Contractor's continuous supervision. The Contractor shall furnish, mount for emergency use and maintain the necessary equipment, all of approved types, as required by the above authorities, as shown in Section 4.41.8.

4.41.10 Flammable fluids shall be brought onto the Site in safety containers, and shall be stored in and dispensed from a storage area designated by the Owner, and smoking shall be prohibited in that area.

4.41.11 Storage and handling of explosives shall conform to the requirements of applicable laws and regulations either federal or state.

4.41.12 The Contractor may supply and erect a construction sign. The type of sign and place of erection are subject to approval by the Owner.

                                                                            4-35

4.41.13 Compliance in design and function with the requirements of applicable federal, state and local health, safety, environmental protection regulations, public land administration laws and regulations and the toxic and hazardous material control acts and regulations of the U.S. Government Agencies (such as EPA, MSHA, NRC, BLM, USFS and DOT) is a mandatory requirement of the Agreement.

4.41.14 Labels and Safety Data Sheets for all toxic or hazardous materials must be provided by Contractor to Owner's Representative in a timely manner. Contractor's failure to conform to any of above requirements in any respect shall be corrected promptly by Contractor upon notice thereof, and the cost of such correction(s) as well as any related costs arising out of any action brought by a governmental agency in connection with such failure shall be for the account of Contractor.

4.42     TEMPORARY STRUCTURES AND PROTECTION OF WORK AND PROPERTY

4.42.1 The Contractor shall take precaution to ensure that shoring, construction equipment, materials, or any of its operations or those of its Subcontractors, or forces of nature, which apply loads to any part of the Work shall not damage the Work.

4.42.2 All shoring, falsework and similar temporary structures shall be designed by an engineer authorized to practice in the country and state in which the Work is being performed and all drawings, specifications and instructions related thereto must bear his seal and signature, and copies shall be furnished to the Owner or Owner's Representative upon request.

4.42.3 Without prejudice to Section 4.9, Indemnity and Hold Harmless, the Contractor shall, as the Owner may direct, promptly repair or replace at its own expense any portion of the Work, any property of the Owner and any property of others that is lost, damaged, destroyed or injured in any way as a result of the performance of the Work.

4.42.4 The Contractor shall carry out the Work by means and in a manner to safeguard all persons, property and rights. The Contractor shall provide adequate protection against accidents, injuries and/or damage to all persons and property. It shall be responsible for making good any damage to the Work and/or the Owner's property and the property of any third party as may arise out of its operations at its own expense.

4.42.5 The Contractor shall provide all barriers, barricades, fencing, warning signs, fire watch, security, lights and other protection for the personnel on the Site and the general public, shall ensure that all personnel directly or indirectly in its employ are provided with and wear hard

                                                                            4-36

         hats and other safety accessories required in the performance of their part of the Work while on the Site, and provide all other safety measures necessary in conformity with the requirements of this section and laws, bylaws, rules and regulations of industrial and labor department government, labor and construction safety organizations having jurisdiction and as directed by the Owner.

4.43     TEMPORARY USE OF EQUIPMENT

4.43.1 Equipment which is part of the Work shall not be put to temporary use during construction, unless specifically authorized by the Owner.

4.44     SANITARY ARRANGEMENTS

4.44.1 Unless otherwise expressly stipulated in the Special Conditions, the Contractor shall provide and maintain, in accordance with all applicable statutory requirements, temporary sanitary facilities on the Site for the use of all persons connected with the Work, and shall remove them and their contents on completion of the Work.

4.44.2 The Contractor shall keep the Site of the Work in a clean and sanitary condition. The Contractor shall post notices and take such other measures as may be necessary to keep the area clean, and shall remove any excrement deposited and do any cleaning that may be directed by the Owner.

4.45     CLEANING UP

4.45.1 The Contractor shall at all times keep the Site neat, clean and free from accumulation of waste materials and rubbish which arise out of the performance of the Work.

4.45.2 On completion of the Work, the Contractor shall remove from the Site all of its waste materials and rubbish, temporary buildings, facilities, tools, plant, equipment and surplus materials and shall leave the working area clean.

4.45.3   If the Contractor fails to perform any of his obligations under
         Section 4.45.1 and 4.45.2, the Owner may arrange to have any Work necessary to correct such default performed by others, and the Owner will deduct the cost thereof, as determined by the Owner or Owner's Representative, from the amount due the Contractor under the Agreement.

                                                                            4-37

4.45.4 If at the time the Contractor has substantially completed this Work, including removal of temporary buildings and equipment, the weather conditions are such that, in the opinion of the Owner or Owner's Representative, it is impracticable for the Contractor to carry out the remainder of the cleaning up operations effectively, or are such as to make it impossible for the Owner or Owner's Representative to properly inspect the conditions of the Site, then Owner may retain from payments due to the Contractor any amount sufficient to cover the cost of such cleaning up as a guarantee that the Contractor will carry out the remainder of the cleaning up operations as soon as weather conditions permit this work to be performed effectively and the conditions of the Site to be inspected properly.

4.45.5 Burning of refuse at the Site shall be in full compliance with all relevant regulations and as directed and approved by the Owner's Representative.

4.46     USE OF COMPLETED PORTIONS BY THE OWNER

4.46.1 The Owner shall have the right to take possession of and use any completed or partially completed portions of the Work, notwithstanding that the period of time for completing the Work, or such portion thereof, may not have expired. Such taking possession of and use shall not be deemed an acceptance of any of the Work not carried out in accordance with the Agreement Documents. If such prior use should increase the cost or delay the completion of the Work, the Owner or Owner's Representative shall determine whether the Contractor is entitled to extra compensation or extension of time, or both, subject and pursuant to Section 4.25, Delays.

4.47     OWNER'S RIGHT TO DO WORK

4.47.1 If the Contractor fails to comply with any provision of the Agreement Documents including, but not limited to failure to perform properly any portion of the Work or to comply with any direction of the Owner, or if it fails to perform any of the Work in the time specified in the Construction Schedule or to comply with the Owner's direction to accelerate the Work pursuant to Section 4.26, Acceleration of the Work, and if the Owner wishes to make good such failure with his own forces or to employ Other Contractors to make good such failure, the Owner may, three (3) calendar days after giving written notice to the Contractor and without prejudice to any other rights that he may have under the Agreement, delete portions of the Work, notwithstanding which the Contractor shall continue to perform the balance of the Work under the terms of the Agreement.

                                                                            4-38

4.47.2 The Contractor, on receiving such notice, shall promptly vacate those areas in which it is no longer required to perform the Work, and shall fully cooperate with and coordinate the balance of the Work with the Owner or Other Contractors employed to make good the Work.

4.47.3 All additional costs, as determined by the Owner or Owner's Representative, that the Owner incurs as a result of action being taken under this Section 4.47, including any excess costs of completion over and above that which would have been paid to the Contractor, shall be paid by the Contractor to the Owner on demand, and in addition to any other rights the Owner may have, such cost may be deducted from any payment then or thereafter due to the Contractor, and any such payment may be withheld until such costs are determined.

4.47.4 The payment, if any, that the Contractor shall be entitled to receive for the Work he has performed up to or after the date of the entry of the Owner's forces, or forces employed by the Owner, shall be decided by the Owner or Owner's Representative.

4.48     OWNER'S RIGHT TO TERMINATE AGREEMENT

4.48.1.1 The Owner shall have the right to terminate the Work in whole or in part FOR ITS CONVENIENCE at any time by written notice to the Contractor stating the extent and effective date of such termination.

4.48.1.2 In the event of termination pursuant to Section 4.48.1.1, the Owner shall pay the Contractor for all Work executed in accordance with the terms of the Agreement Documents, including relocation costs, but not for any anticipated profit on unexecuted work.

         No other payout of any sort or kind whatsoever shall be due Contractor in the event of Contract termination by Owner including, without limitation: (a) any lost or anticipated profits, (b) any direct, indirect, special, consequential or other form of damages, -C-expenses of Contractor, its subcontractors or vendors or others due to failure of Contractor, its subcontractors or vendors or others to discontinuance of the Work at or after the effective date of termination; (d) losses or open contracts, agreements or arrangements however arising; or (e) any other cost, loss or expense of Contractor, its subcontractors or vendors or person or from any other source whatsoever, whether arising directly or indirectly under or from this Agreement.

4.48.1.3 The Owner shall be entitled to withhold from the amount due the Contractor the amount of any costs of damages, as determined by the Owner or Owner's Representative, incurred by the Owner as a result of any default of the Contractor.

                                                                            4-39

4.48.2.1 If the Contractor has failed to commence Work within the time stipulated in the Agreement or to diligently execute and complete the Work or any portion thereof in accordance with established time and progress schedules and to the satisfaction of the Owner or if the Contractor is adjudged bankrupt, or if it makes a general assignment for the benefit of its creditors, or if a receiver is appointed for the Contractor on account of its insolvency, or if it persistently or repeatedly refuses or fails to supply enough properly skilled workers or proper plant or materials, or if it fails to pay Subcontractors or suppliers promptly, or if he fails to adequately protect property or persons, so as to ensure the completion of the Work within the time specified, or if it abandons the Work or unreasonably delays its progress or completion, or fails promptly to adjust labor difficulties, or persistently disregards laws, ordinances or the instructions of Owner or Owner's Representative or otherwise is guilty of a substantial violation of any provisions of the Agreement, then the Owner, upon the certificate of the Owner or Owner's Representative that sufficient cause exists to justify such action, may, without prejudice to any other right or remedy and by giving the Contractor written notice, forthwith terminate the employment of the Contractor and take possession of the premises and the Work, and of all materials for the Work and tools, plant, appliances and equipment and temporary construction used in connection therewith, and finish the Work by whatever method he may deem expedient at the expense of the Contractor. (Original last sentence deleted).

4.48.2.2 If the unpaid balance of the amount of the Agreement according to the terms of the Agreement Documents exceeds the expense for additional engineering and administrative services, such excess shall be paid to the Contractor. If such expense exceeds such unpaid balance, the Contractor shall pay the difference to the Owner.

4.48.2.3 If the Contractor fails to pay the Owner the amount due him as certified by the Owner or Owner's Representative, as aforesaid, within ten (10) calendar days after written notice to do so, the Owner shall have the right to sell the whole or any part of the said materials, tools, plant, appliances, equipment and temporary structures at public or private sale at any time or times thereafter without further notice to the Contractor, and to transfer and deliver the same. The Owner shall have the right to become the purchaser at such sale or sales (free and discharged of any equity of redemption) and after deducting all legal and other costs, attorneys' fees and expense of sale and delivery, shall apply the balance, if any, of the proceeds of such sale or sales so made, to pay the Owner's claims as aforesaid. The Owner shall pay the surplus if any, to the Contractor and the Contractor shall pay any deficiency to the Owner on demand.

                                                                            4-40

4.48.2.4 The amount payable by the Owner to the Contractor for the Work performed under the Agreement, the expense incurred by the Owner as herein provided, the damage incurred through the Contractor's default and the amount payable by either Party to the other shall be determined by the Owner or Owner's Representative.

4.48.2.5 The Contractor is not entitled to money or claims for damages, lost opportunity and similar causes.

4.49     CONTRACTOR'S RIGHT TO STOP WORK OR TERMINATE AGREEMENT

4.49.1 The Contractor shall be entitled to stop the Work or terminate the Agreement by notice in writing to the Owner or Owner's Representative
         --

         a) Without prior notice, if Work should be stopped permanently, or for a period of one (1) month, under an order of any court or other public authority of competent jurisdiction through no act or fault of the Contractor or of anyone employed by it, or
         b)   Fourteen (14) calendar days after giving written notice to the
              Owner or Owner's Representative should the Owner or Owner's
              Representative fail to issue a certificate in accordance with
              Section 4.20, Application for Payment and Valuation of Work for Progress Payments, or should the Owner fail to pay the Contractor any sum due and payable as specified in the Owner's or Owner's Representative's certificate within a period of thirty (30) days of the due date of payment, unless within such fourteen (14) days the Owner or Owner's Representative issues the required certificate or the Owner pays the sum due, as the case may be.

4.49.2 After termination of the Agreement pursuant to this Section 4.49, the Contractor shall be entitled to recover from the Owner payment for all the Work executed with a reasonable allowance for profit, and for any loss sustained upon any plant, equipment, material or key personnel, including relocation costs, but not for any anticipated profit on unexecuted Work, all as determined by the Owner or Owner's Representative.

4.49.3 The Contractor's right to stop Work or terminate the Agreement pursuant to this Section 4.49 shall be subject to the Owner's right to withhold money owing to the Owner by the Contractor.

4.50          ASSERTION OF RIGHTS

                                                                            4-41

4.50.1 Failure of the Owner to assert any of his rights under the Agreement shall not be construed as a waiver thereof.

4.51     ASSIGNMENT AND BANKRUPTCY

4.51.1 This Agreement shall bind and inure to the benefit of the Parties hereto and their respective heirs, executors, administrators, successors and assigns. The Contractor, however, shall not make any assignment of this Agreement without the written consent of the "OWNER." The "CONTRACTOR" shall not assign any part or the whole of any moneys due or to become due under the provisions of this Agreement without written consent of the "OWNER." "OWNER'S" consent to allow "CONTRACTOR" to make assignment of this Agreement, or of moneys due or to become due can be withheld for any reason, or no reason at all.

4.51.2 The Agreement shall not be or be deemed to be an asset in the bankruptcy of the Contractor.

4.52     DISPUTES

4.52.1 It is the general intention of Owner and Contractor that any dispute relating to the Agreement involving a matter or question of law or fact common to them or parties thereto shall be settled, to the extent feasible, in the first instance by Owner and Contractor and failing such settlement within 48 hours of the onset of the dispute, in the second instance by Owner and Contractor exploring the possibility of submitting the dispute to mediation. In the event that a dispute cannot be settled by direct negotiations between Owner and Contractor or Owner and Contractor have failed to agree to mediate the dispute or having agreed to mediate, the dispute has not been resolved by mediation within five (5) calendar days, Owner, at its option, may elect to refer the dispute to binding arbitration, in accordance with the rules of the American Arbitration Association. Arbitrators shall be selected as follows: one to be selected by Owner, one to be selected by Contractor, and the third to be selected by the other two arbitrators. Their decision shall be binding on all parties.

4.52.2 In the event Owner does not decide to settle such disputes by arbitration, either party may apply to a court of competent jurisdiction to have such disputes settled.

4.52.3 The parties hereby consent to such settlement of disputes and agree to submit themselves to the applicable jurisdiction.

                                                                            4-42

4.52.4 In the event either party has initiated any other action to settle a dispute prior to the initiation of procedures provided for in this
         Section 4.52, such party agrees to stay such action upon initiation by either party of the procedures provided for in this Section 4.52.

4.52.5 In the event of any dispute or claim by Contractor, Contractor shall continue the Work in accordance with the Agreement Documents and its sole remedy shall be to pursue the remedies set forth in this Section
         4.52. In addition, payments to Contractor shall be made in the same manner as prior to the dispute. After a dispute has been finally resolved by Contractor and Owner, such restitution shall be made as may be required under the terms of resolution.

4.53     RECORDS

4.53.1 Contractor shall keep a complete set of accounts and records on a cost accounting basis, conforming to accepted accounting principles and showing all expenditures under this Agreement. If this Agreement provides for compensation on a cost basis, or if Contractor claims compensation from Owner under the "Changes," "Suspension of Work," or "Termination for Convenience" sections of these General Conditions, or otherwise, as a condition precedent to any obligation of Owner to make payment therefore, Owner shall be afforded the rights to inspect, audit and verify such accounts and records.

4.53.2 Contractor's invoices to the Owner are to be submitted with any necessary breakdown as may be required by the Owner to accommodate the Owner's cost accounting system.

4.54     PROPRIETARY INFORMATION, PLANS AND PROPERTY

4.54.1 For purpose of the Agreement, the term "Proprietary Information" shall mean:

         a) All information of any nature whatsoever in respect of the Work revealed to Contractor or its officers or representatives, in written material or written communications, by Owner or its officers or representatives.
         b) All plans, drawings, models, descriptions, specifications, reports, formulae, flowsheets, recommendations, processes, inventions, devices or procedures, or applications of procedures, devices, inventions, information with respect to business opportunities, exploration and mining activities, mining and mineral processing techniques, mineral discoveries, information of third parties which has been provided to Contractor on a confidential basis, and other data, information and trade secrets produced by

                                                                            4-43

              Contractor for Owner with respect to the Work, or developed by or for Contractor in connection with the Agreement.

4.54.2 Notwithstanding anything herein to the contrary, Proprietary Information shall not include:

         a) Information which was in the possession of Contractor or its officers or representatives prior to Effective Date of this Agreement, which was not acquired, either directly or indirectly, from Owner;
         b) Information which is hereafter disclosed to Contractor or its officers or representatives by third parties who have the right to so disclose such information free of confidentiality restrictions imposed by Owner; or
         c) Information which is or becomes generally available to the public unless such public disclosure results from the breach of obligations of Contractor under the Agreement.

4.54.3 Contractor agrees for a period of ten (10) years from date of termination of the Agreement or from the date of Final Acceptance, whichever shall first occur, to:

         a) Refrain from making commercial use of Proprietary Information, and
         b) Use of its best efforts to prevent disclosure to third parties of any Proprietary

         Information and to restrict disclosure within Contractor to employees, consultants or agents who have a need to know such Information for the purposes of conducting the Work and such employees, consultants and agents shall be bound to keep such information and data secret to the same extent that Contractor is hereby so obligated. Contractor agrees to be responsible for any breach of the non-use/non-disclosure obligations contained in the Agreement by any of Contractor's employees, consultants or agents.

4.54.4 Contractor shall promptly disclose to Owner any and all inventions, discoveries, improvements, technology, and "know-how", whether or not patentable, relating in any way to the Work which is to be used by Owner, conceived, originated, developed or actually or constructively reduced to practice by Contractor or its employee in performance of the Work (such inventions, discoveries, improvement, technology, and "know-how" being hereinafter called "Inventions").

4.54.5 Contractor agrees to assign or cause its employees, agents, and subcontractors to assign to Owner the entire right, title and interest in and to any and all Inventions. Contractor further agrees to execute or cause to be executed any papers necessary to transfer to Owner any Inventions; and, should Owner decide to patent any Inventions, Contractor agrees at Owner's

                                                                            4-44

         cost to assist in the preparation of patent applications, to execute and assign such patent applications and to execute such other documents as Owner may request in connection therewith.

4.54.6 All Inventions and all drawings, plans, and specifications developed by Contractor under the Contract and other items referred in Section
         4.54.1 shall become the property of Owner and shall be delivered to Owner upon completion or earlier termination of the Work. Contractor may retain one (1) copy of such documents for its own records, subject to restrictions on their use and disclosure to others as may be acceptable to Owner.

4.55     AGREEMENT EXECUTION

4.55.1 The Owner will prepare the Agreement Documents and submit three (3) copies of same to the Contractor for its execution.

4.55.2 The Contractor shall execute and return the formal Agreement Document to the Owner within fourteen (14) calendar days from the date the Contractor receives same.

                                                                             5-1

5.0 SUPPLEMENTARY CONDITIONS

5.1 ENVIRONMENTAL COMPLIANCE

    The Contractor shall comply with all applicable environmental laws, rules, and regulations governing the Contractor's activities concerned with completion of the Work. The Contractor agrees to periodic inspections by the Owner's staff environmental manager, and will comply immediately with Owner-recommended remediation of any instances of environmental non-compliance discovered during these inspections.

                                                                             6-1

6.0      SCOPE OF WORK

6.0.1 The Scope of Work defines the Contractor's responsibilities for the construction of the Turquoise Ridge No. 2 Shaft below the shaft collar, the shaft stations, and the limited lateral development on three separate mine levels and two shaft loading levels.

6.0.2 The Turquoise Ridge No. 2 Shaft is a circular concrete lined shaft with a finished inside diameter of 24 ft. The shaft will be used for both production and service hoisting along with intake ventilation for the Turquoise Ridge Mine. The collar of the shaft will be constructed by others, therefore as a part of this Scope of Work the shaft will be sunk from the 5285 ft elevation to the 3185 ft elevation for a total depth of 2,100 ft.

6.0.3 As a part of this Scope of Work, the shaft will be equipped with permanent shaft steel, conveyance guides, pipes, power cables, and
         communication cables required for permanent mine operations.   The
         installation of the conveyance guides in the headframe and collar is included in this Scope of Work even though the actual shaft construction begins below the collar.

         Upon completion of the shaft construction the Contractor will install the permanent wire ropes on the three No. 2 shaft hoists, install the permanent conveyances, and the installation and alignment of the permanent sheaves. The installation of the headframe skip scroll plates is included in this Scope of Work. The commissioning of the loading facilities and the headframe dump bins is not included in this Scope of Work.

6.0.4 A total of seven stations will be excavated off the shaft. The first two stations located at the 5010 and 4495 ft elevations will serve as
         temporary pump stations during shaft construction if required.   The
         three main mine levels located at the 4015, 3715, and 3415 ft elevations will be used to complete a portion of the mine development under this Scope of Work and for future mine production levels. The two shaft loading levels located at the 3895 and 3295 ft elevations will be partially constructed as a part of this Scope of Work.

6.0.5 This Scope of Work includes lateral development on all three mine production levels, lateral development on both shaft loading levels, and the construction of a ramp from the No. 1 shaft bottom to the bottom of the No. 2 shaft. The breakdown of lateral and ramp development is as follows:

                                                                             6-2


         4000 Level (4015 ft el.)                160 ft of lateral development
         3895 Loading Level (3895 ft el.)        251 ft of lateral development
         3700 Level (3715 ft el.)                284 ft of lateral development
         3400 Level (3415 ft el.)                810 ft of lateral development
         3295 Loading Level (3295 ft el.)        251 ft of lateral development
         No. 1 Shaft to No. 2 Shaft Bottom Ramp  1451 ft of ramp development

6.1      SPECIFIC CONTRACT WORK

6.1.1 The Contractor shall be responsible for providing all items required for the execution of the shaft construction and underground development work, except for those items specifically identified in
         Section 6.1.7 as being supplied by the Owner.   The Contractor's
         responsibility is to supply, install, properly maintain and remove all temporary construction facilities, equipment, and utilities necessary for full and complete performance of the Scope of Work. Such items shall include those listed in the following sections. The type of facilities, move-in and move-out dates, and locations on the site shall be subject to and in accordance with the review and approval of the Owner. A more detailed account of the Work required along with drawings is provided in Section 7.0, Project Specifications and Drawings.

6.1.2    General Items

         In general, the items for which the Contractor is responsible (except where excluded) will include:

         - Detailed engineering and design of the routing and support of the permanent pipes and power/communication cables
         - Detailed engineering and design for temporary construction facilities, construction methodology, and shaft and lateral ground support
         - Quality control of materials, excavation and installations associated with the Scope of Work
         -    Provision of bonds and insurances
         - Mobilization and demobilization of all items related to the Scope of Work
         - Survey of surface and underground project-related facilities subject to Owner review and approval
         - All safety and first aid for Contractor Scope of Work, except for Owner-supplied ambulance
         -    Permits and licenses EXCEPT THOSE PROVIDED BY OWNER to include:
              - State industrial insurance number or certificate of self-insurance

                                                                             6-3

              -  Sales and use license
              -  Contractor's license
              -  Explosives and blasting permit
              -  MSHA registration number
              -  Any other federal, state or local requirement
         - Maintenance and operation of all temporary facilities, services and power distribution
         -    Preparation and provision of as-built drawings
         - Compliance with all applicable codes, standards, mining laws/acts and all other pertinent statutory requirements
         - Transportation for all Contractor's personnel onto, off of and while on the Owner's property
         -    One Contractor individual per shift for Owner's Mine Rescue Team

6.1.3    Surface Facilities

         The Contractor is responsible for the detailed engineering, supply and installation of the temporary construction surface facilities except were excluded. This work is to include the following:

         - Temporary facilities including the sinking hoist if the Contractor chooses not to use the Owner's supplied hoist
         - Modifications for shaft sinking requirements to the headframe as supplied by the Owner.
         -    Collar equipment required for sinking such as:
              -  Dump door(s)
              -  Dump chute(s) and retaining wall
              -  Safety door(s)
              -  Winches, winch ropes, sinking rope(s) and sheave(s)
              -  All necessary air and/or electrical controls and signals
         -    Surface haulage of hoisted rock to Owner specified location
         -    Project first aid and safety facilities
         -    Mine development ventilation fans and air heating as required
         -    Explosives and cap magazine(s) installed as per regulations
         - Change house, office facility, and shop facility for Contractor's requirements
         - On-site concrete batch plant and approved backup source of concrete
         -    Surface distribution of permanent utilities as specified by Owner
         -    Surface distribution of Contractor's utilities

                                                                             6-4

         The Contractor is responsible for the removal and disposal of all the temporary surface facilities installed under this Section 6.1.3 and the restoration of the headframe back to its condition prior to the Contractor's modifications.

6.1.4    Shaft and Station Work

         The Contractor is responsible for the supply and construction of the shaft and stations except where excluded. This work is to include the following:

         -    Excavation and temporary ground support for total shaft depth
         - Placement of shaft concrete lining based on Owner's specifications
         -    Drilling of shaft probe hole as specified by Owner
         - Water ring details and locations including where specifically shown on Owner's drawings
         -    Placement of shaft grout covers as approved by Owner
         - Design, supply and install all shaft permanent pipes and cables as specified by Owner
         - Installation of shaft permanent support steel and conveyance guides as specified and supplied by Owner
         -    All Contractor required temporary pipe(s) and ventilation ducting
         -    All shaft sinking equipment such as:
              -  Workstage
              -  Shaft mucking machine
              -  Drills and shaft jumbo as required by Contractor
              -  Crossheads
              -  Sinking buckets
              -  Shaft bottom pumps and intermediate lift pumps
              -  Ventilation fans and ducts
         -    Shaft bottom construction pumps as per Owner specifications
         -    Station excavation and ground support
         - Placement of station shotcrete and sill concrete as per Owner specification
         - Installation of permanent station steel, gates, and brattice as provided by Owner
         - Station lip pocket for loading of development rock into buckets from levels as required by Contractor to hoist rock
         - Placement of permanent shaft loading pockets and structural steel as provided by Owner
         - Design, supply and install all station permanent pipes and cables as specified by Owner
         - Installation and grounding of station permanent electrical breakers provided by Owner as per applicable code
         - Portable substations as required by the Contractor's electrical loads

                                                                             6-5

         The Contractor is responsible for the removal and disposal of the following items:

         - Contractor-required temporary shaft pipe and ventilation ducting except for a slick line if installed by Contractor
         - Waste rock spilled in bottom of shaft during development rock hoisting
         - Contractor's shaft and level development equipment as listed in the installation portion of the this Section 6.1.4.

6.1.5    Lateral and Ramp Development

         The Contractor is responsible for the construction of and supply of materials associated with the underground lateral and ramp development as per the Owner's design. This work is to include the following:

         -    Excavation and ground support of drifts and ramps
         - Excavation and ground support of muckbays as required by Contractor
         -    All lateral and ramp permanent pipes as specified by Owner
         - All Contractor required temporary pipe, ventilation ducting, and power cables
         -    All rubber-tired drift equipment such as:
              -  Jumbo(s)
              -  LHD(s) mucking machines
              -  Trucks
              -  Mobile maintenance equipment
              -  Utility vehicles
              - Special ground support equipment as per Contractor requirements
         -    All fixed ancillary equipment such as:
              -  Fixed maintenance equipment
              -  Portable substations
              -  Ventilation fans
              -  Face dewatering pumps

         The Contractor is responsible for the removal and disposal of the following items:

         -    Contractor-required temporary level pipe
         - Contractor level development equipment as listed in the installation portion of this Section 6.1.5.

                                                                             6-6

6.1.6    Miscellaneous Temporary Construction Equipment

         The Contractor is responsible for the supply of miscellaneous materials and equipment associated with the overall Scope of Work unless specifically provided by Owner.

         The Contractor-supplied items are to include the following:

         -    All hat lamps, batteries and chargers
         -    Drill bits, steel and other related equipment
         -    All small tools and all Contractor's shop equipment
         - Adequate weather and secure storage of materials, tools and equipment
         - Establishment, maintenance, repair and restoration of any required Contractor's roads, laydown, storage or equipment maintenance area or Work areas not specifically provided by Owner
         - All certified cranes and other necessary equipment for handling, hauling, unloading and receiving Contractor's supplied materials, tools, and equipment
         - Snow removal and frost protection for any required surface facilities of the Contractor
         -    All small tools, rags, gloves, and work-related clothing
         - Containers and services for hauling, removal and disposal of construction debris to designated areas
         -    All lubricants and oils
         -    All office consumables, telephone, fax, photocopies, etc.
         -    All safety equipment as required by regulations
         -    Security of Contractor's equipment and materials
         -    Fuel and fuel storage
         -    Explosives and detonator caps, explosives and cap magazines
         -    Shaft permanent pipes
         -    Station and level permanent pipes
         -    Shaft permanent power and communication cables
         -    Station and level permanent power and communication cables

6.1.7    Owner Supplied Items

         The Owner shall supply or cause to be supplied the following permanent materials for the construction of the shaft.
         -    Shaft steel and guides
         -    Station steel, brattice and gates
         -    Loading pockets

                                                                             6-7

         The Owner shall supply or cause to be supplied the following temporary construction facilities, services and utilities to the Contractor, without cost to the Contractor, for or in connection with his work.

         - Approval of Contractor's design, construction and fabrication drawings related to the permanent facilities
         -    Owner review and approval of Contractor's survey
         - Owner review and approval of Contractor's modifications to the Owner-supplied facilities to include but not limited to the headframe, hoist, hoist building, collar/subcollar, and permanent utilities
         -    Owner-supplied permits and licenses:
              -  Shaft excavation
              -  All water discharge
              -  Sewage disposal
              -  Potable water tap
              - Air quality not to include air quality permits for any diesel power plant or plants rated at 500 horsepower or more.
              -  Power line
         -    Station permanent electrical breaker
         - Electrical power at a specific voltage and location specified by the Owner after 01 July 1996. Prior to this date, the Contractor shall provide all the electrical power to meet his requirements.
         -    Service water (nonpotable) at a location specified by the Owner
         -    Potable water supply
         - Compressed air at a location specified by the Owner after 01 July 1996. Prior to this date the Contractor shall provide all the compressed air to meet his requirements.
         -    Sewage disposal at a location specified by the Owner
         - Treatment and storage facilities for mine drainage water (the point of discharge by the Contractor is specified by the Owner)
         -    Owner-supplied ambulance
         -    Owner-supplied Mine Rescue Team and Equipment
         -    Disposal of Contractor's waste oil
         -    Disposal of Contractor's garbage

         In addition to the permanent equipment and material the owner is supplying, the Owner shall supply or cause to be supplied a limited number of consumable items the Contractor chooses to purchase from the Owner so long as the items are from the list contained in Appendix F,

                                                                             6-8

         FMG Supplies List. For these items, the Contractor will be charged at the Owner's discount rate. The Contractor is responsible for notifying the Owner of items he will purchase and for providing a schedule of usage so the Owner can maintain an adequate inventory.

                                                                             7-1

7.0      PROJECT SPECIFICATIONS AND DRAWINGS

7.1      GENERAL

         These project specifications define the Contractor's responsibilities for the work described in Section 6, Scope of Work of this document. These specifications are to serve as a minimum requirement for the Scope of Work.

         The Contractor shall comply with the terms and conditions of these specifications and conform with all local, state and federal laws, regulations and codes pertaining to the work covered by these specifications.

7.1.1    Detailed Engineering and Design Services

         The Contractor shall provide detailed engineering design services related to the temporary surface facilities required by the Contractor. The detailed design of the permanent underground facilities which the Contractor is to construct shall be provided by the Owner except for the installation of the permanent piping and cables.

         The Contractor shall provide the detail design of the routing, brackets and anchors for all permanent pipes and cables to be installed in the subcollar, shaft, stations and levels.

         The Contractor shall submit to the Owner, for review, all layout drawings, detail fabrication or construction drawings, design data and other pertinent information which the Contractor is providing.

         The Contractor's engineering related to temporary facilities or to the methodology for execution of the Work shall conform to the specifications included in this section, and shall be based on the general arrangement drawings provided by the Owner as a guideline where applicable.

         The Contractor shall submit to the Owner, for review, all layout drawings, detailed fabrication or construction drawings, design data and other pertinent information related to the modification of any of the Owner's permanent facilities.

                                                                             7-2

         The general scope of the engineering and design services is summarized as follows:

         Contractor's Surface Facilities
              Modifications to the Owner's headframe to meet shaft construction requirements
              Headframe dump and retaining wall
              Site routing of temporary utilities

         Owner's Permanent Surface Facilities
              Site and subcollar routing of permanent utilities
              Shaft power electrical tie-in to Owner-supplied pull box

         Contractor Shaft Facilities
              All shaft sinking equipment
              Contractor's temporary utilities and shaft wall brackets Drill and blast procedures
              Ventilation design for sinking and lateral development only Shaft temporary lip loading pockets
              Shaft bottom pumping facilities

         Owner's Shaft Facilities
              Temporary ground support for the changing conditions
              Shaft wall brackets for Owner's permanent utilities power cable tie-in to station breakers
              Water ring location and design
              Grout covers

7.1.2    Field Engineering

         It is the responsibility of the Contractor to provide all field engineering for the Scope of Work outlined in Section 6.0. This engineering is to include but is not limited to:

         - Surveying of temporary surface facilities, the shaft, and the underground level development
         - Contractor's own quality control related with the excavation, permanent materials, and construction. Included in the Contractor's quality control will be the testing of all permanent concrete placed

                                                                             7-3

         The Contractor's survey responsibility will include providing the appropriate labor and equipment to ensure the required line, grade and location is maintained for all the work.

         The Contractor will provide upon the Owner's request all survey data for review. The Owner will provide one bench mark on the surface along with two reference points.

         The Owner shall be allowed access to any part of the Contractor's surface plant, the shaft, level stations, miscellaneous excavations, or level development workings at any time in order to conduct check surveys.

         The Contractor will provide the quality control of the work he performs. This includes performing all tests and inspections required to ensure the Work complies with all applicable codes and standards, and the Contract which includes but is not limited to:

         -    Inspection of all fabricated items received from the Owner.
         - Taking samples and testing concrete placed in permanent structures.
         - Inspection and certifIcation of all permanent materials before their placement.

7.1.3    Mobilization

         The Contractor shall supply and mobilize to the site all labor, materials and equipment required to perform the Scope of Work, excluding items provided by the Owner.

         As a function of mobilizing, the Contractor shall provide and install temporary surface facilities, which shall be removed upon completion of the Work defined in the Contract.

         The mobilization is to be in two phases. The first phase is to include all labor, equipment and materials required for the establishment of the temporary surface facilities and to support the sinking of the shaft. The second phase is to include all labor, equipment and materials required to perform the level development.

                                                                             7-4

         The items mobilized shall include the following facilities and equipment:

         SURFACE FACILITY, SHAFT MOBILIZATION, AND CONTRACTOR'S OFFICE
         -    Project shop and warehouse
         -    Change house
         -    Concrete batch plant
         -    Sinking equipment
         -    Surface mobile equipment
         -    Permanent and temporary utilities (pipe and power cables)

         LEVEL DEVELOPMENT
         -    Underground mobile equipment
         -    Permanent and temporary utilities (pipe and power cables)
         -    Permanent materials
         -    Consumable supplies

7.1.4    Site Access Road

         The Owner will provide an access road from the main pit haulage road to the shaft site. Any specific access road requirements by the Contractor, which are not provided by the access road as viewed during the site visit, must be conveyed to the Owner in writing upon award of the Contract.

7.1.5    Site Preparation

         The site will be prepared by the Owner. The extent of the site preparation is shown on Dwg 4180-12-G-4000. The general area around the shaft site contains the permanent hoist building and headframe.

         The area set aside for the Contractor's use measures approximately 300 ft x 500 ft and will be constructed in such a manner as to provide a level, stable, and drained working area.

         Based on current information, the bedrock below the presumed finished site grade is between 15 to 30 ft. The Bidder shall include in his Bid a sufficient sum to cover such additional site investigation work that he deems necessary to carry out detailed design of the foundations for temporary facilities.

                                                                             7-5

7.1.6    Shaft Sinking Hoist

         The hoist required for the sinking of the No. 2 Shaft will be provided by the Owner at his expense. The hoist will be maintained by the Owner. All repairs, maintenance, or adjustments to the hoist will be performed by the Owner. The Contractor will schedule two (2) hours per week for the Owner to perform maintenance on the hoist. If the Contractor requires a change to this schedule, he must notify the Owner at least eight (8) hours prior to the scheduled maintenance period. Otherwise, the Owner has the authority to shut down and work on the hoist as originally scheduled. If by the end of the Work week the Contractor has not made the hoist available for the Owner's maintenance, the Owner has the authority to shut the hoist down at his discretion.

         The Owner has the authority to restrict the Contractor's use of the hoist if the Contractor's method of operation is determined to be abusing the equipment. If the Owner is required to shut the hoist down for maintenance or to restrict the hoist operation due to the Contractor's method of operation, the Owner will not be liable for additional costs or delay charges.

         The size, configuration, and electrical equipment of the hoist is summarized below:

         Drum diameter       12 ft double drum
         Clutches            Toothed clutch on each drum
         Brakes              Post brakes on each drum with an additional brake
                             on motor
         Drive               MG set 2500 hp synchronous drive
                             2250 hp DC motor directly coupled to drum shaft
         Drive Control       Modern electronic
         Maximum speed       2250 fpm
         Line pull           62,000 lb
         Rope diameter       1.75 inch

         A detailed description of the hoist and its controls will be issued by the Owner as an addendum to these specifications.

         The operation of the hoist and associated equipment must conform with the requirements of MSHA and the State of Nevada, and the Contractor shall obtain any required variances as specified by regulations.

                                                                             7-6

7.1.7    Hoisthouse

         The hoisthouse required for the sinking of the No. 2 Shaft shall be provided by the Owner and made available for the Contractor's use.

7.1.8    Headframe

         The headframe required for the sinking and permanent operation of the No. 2 Shaft shall be installed prior to the Shaft Contractor's mobilization to the site. The size and configuration of the headframe is detailed in a separate RFP for the headframe and collar/subcollar construction which is available to the Shaft Construction Contractor.

         The Contractor is required to provide in his shaft setup the cost of modifying the headframe for his sinking requirements. The Contractor is responsible for returning the headframe to its original condition upon completing this Scope of Work.

7.1.9    Shaft Collar

         The shaft collar and subcollar shall be provided by the Owner prior to the Shaft Contractor's mobilization to the site. The size and configuration of the collar and subcollar is detailed in a separate RFP for the headframe and collar/subcollar construction which is available to the Shaft Construction Contractor.

         The Contractor is required to provide in his shaft setup the cost of modifying the collar and subcollar for his sinking requirements. The Contractor is responsible for returning the collar and subcollar to its original condition upon completing this Scope of Work.

7.1.10   Concrete Batch Plant

         The concrete batch plant and a backup source of concrete are the responsibility of the Contractor along with the delivery and storage of the cement and aggregate. The size and placement of the plant will be determined by the Contractor.

                                                                             7-7

7.1.11   Shop and Changehouse

         The design, supply, installation and maintenance of the temporary shop and changehouse is the responsibility of the Contractor. The size and placement of these facilities will be determined by the Contractor with the placement subject to the Owner's approval.

7.1.12   Office

         The Owner will NOT provide office space for the Contractor's use. It is the Contractor's responsibility to provide all office-related equipment and supplies for his office.

7.1.13   First Aid and Safety Facilities

         The design, supply, installation and maintenance of a first aid facility is the responsibility of the Contractor, except for the Owner-supplied ambulance.

         The supply of all fire protection equipment is the responsibility of the Contractor.

7.1.14   Ventilation

         The Contractor is responsible for the design, supply and installation of a ventilation system adequate for ventilating the shaft and all levels developed as a part of the Scope of Work.

         The volume of air provided must meet as a minimum all state and federal regulations relating to dust control, gases, and to provide a safe working environment.

7.1.15   Surface Disposal of Excavated Rock

         Excavated waste rock shall be hoisted to the surface and dumped on the ground by the Contractor at an approved location not more than 250 ft from the shaft collar. The Owner will be responsible for removing the material from the approved dump area.

         Any ore excavated during the level development will be hoisted separately from the waste rock and dumped at a separate location by the Contractor. The ore dump area will be approved by the Owner and will not be any further than 250 ft from the shaft collar.

                                                                             7-8

7.1.16   Incoming Electrical Power

         The Owner will provide electrical power to the shaft site at a voltage of 13.8 kV after 01 July 1996. Prior to this date, the Contractor shall provide all the electrical power to meet his requirements. The incoming powerline will terminate at a point within 250 ft of the shaft. The exact location of the electrical interface between the Owner and the Contractor will be finalized upon the award of the Contract.

         The Contractor shall supply with the Bid a summary of the anticipated electrical required for the Scope of Work. The Owner will ensure that the electrical power supply is sufficient for the Contractor's requirements.

         The Contractor shall supply and install the permanent shaft power cable from the Owner's electrical pull box through the subcollar and then down the shaft. The permanent shaft cable will consist of a single 3c 350 MCM armored self supporting cable with ground check/pilot wires. The cable shall be installed by the Contractor from the pull box to the collar/subcollar in conduit previously installed by the Owner.

7.1.17   Electric Power/Lighting Cables

         All surface power/lighting cables related to the change house, batch plant, and Contractor's shop, shall be sized, supplied and installed by the Contractor. The Owner does not require any permanent lighting by the Contractor.

7.1.18   Compressed Air

         The Owner will supply compressed air to within 250 ft of the shaft collar after 01 July 1996. Prior to this date, the Contractor shall provide all the compressed air to meet his requirements. The exact location of the compressed air interface between the Owner and the Contractor will be the turn down elbow at the edge of the shaft.

         The Contractor shall design, lay out, supply and install the compressed air pipe to the shaft and to the Contractor's temporary surface facilities. The permanent compressed air line will consist of a 10" Sch 40 steel pipe connected with Style 77 Victaulic couplings.
         A single butterfly valve will be provided by the Owner at a pipe box near the shaft for the Contractor to connect to.

                                                                             7-9

         The Contractor shall supply with the Bid a summary of the anticipated compressed air requirements for the Scope of Work. The Owner will ensure that the compressed air supply is sufficient for the Contractor's requirements.

7.1.19   Water Supply

         The Owner will supply service water to the shaft collar. The exact location of the service water interface between the Owner and the Contractor will be the turn down elbow at the edge of the shaft.

         The Contractor shall design, lay out, supply and install the service water pipe to the shaft and to the Contractor's temporary surface facilities. The permanent service water pipe will consist of a 3" Sch 40 steel pipe connected with Style 77 Victaulic couplings. A single butterfly valve will be provided near the shaft collar for the Contractor to connect to.

         The service water supplied by the Owner is not potable. A separate potable water supply will be provided by the Owner to the Contractor for his facilities. The incoming potable water pipe supplied by the Owner will terminate at a point within 250 ft of the shaft. The exact location of the potable water interface between the Owner and the Contractor will be finalized upon the award of the Contract.

7.1.20   Sewage Disposal

         The Contractor shall supply, install, and operate a temporary sewage disposal system for the sole use of the Contractor's employees, agents or affiliates that conforms to the requirements of the local health and environmental regulations. The Contractor shall provide this temporary sewage disposal until 01 July 1996, or until the Owner's permanent sewage treatment system becomes available, whichever comes first.

         The Contractor shall connect to the Owner's sewage disposal pipeline at a distance of 250 ft from the shaft. The exact location of the sewage disposal interface between the Owner and the Contractor will be finalized upon the award of the Contract.

                                                                            7-10

7.1.21   Mine Discharge Water

         The Owner will provide for the drainage of mine discharge water from the shaft collar. The exact location of the mine dewatering discharge pipes interface between the Owner and the Contractor will be at a joint within 250 ft of the shaft.

         The Contractor shall design, lay out, supply and install the mine dewatering discharge pipes down the shaft from the Owner's pipe. The permanent discharge pipes will consist of two 12" Sch 40 steel pipe connected with Style 77 Victaulic couplings.

7.1.22   Communication System

         The Contractor shall supply a radio phone link or other alternate communication network for off-site phone calls and fax transmittals.

         The Owner does not have available telephone lines to the shaft site, and the installation of an upgraded telephone line is not anticipated in the near future.

7.1.23   Explosives and Cap Storage

         The Contractor shall supply and store all explosives required for the Scope of Work. The storage facilities shall comply with all local, state, and federal regulations as to the storage of explosives.

7.1.24   Fuel Storage

         The Contractor shall supply all fuel for the required Scope of Work. The Contractor is required to provide fuel storage facility which complies with all local, state, and federal regulations.

                                                                            7-11

7.1.25   Transportation

         The Contractor shall supply his personnel transportation to and from the Owner's property and transportation around the Site and the Site of the Work as required. Private vehicles of the Contractor's personnel will not be allowed on site of the Work.

         Only limited parking is available at the Contractor's security gate for the parking of the Contractor's employees private vehicles. The parking area at the Owner's security gate will not be available to the Contractor's employees for parking of private vehicles. The Owner encourages the Contractor to provide transportation for his employees to the mine site from an offsite area at his choosing.

7.1.26   Gates

         The Contractor will be provided with a security gate, designed and built by the Owner, for the Contractor's use, and the use of the Contractor's non-union employees, agents, and affiliates to access the Site of the Work. Owner access to the Site of Work will be limited to those persons or groups approved in writing, by the Owner's Representative. The Contractor will be given a list of Owner's persons or groups duly authorized to use the Contractor's gate.

         The Contractor shall notify the Owner, in writing, of the Contractor's intent to employ organized labor on the Site of the Work. This notification must by made at least two weeks prior to the scheduled arrival of the organized labor group or groups onto the Site of the Work. The Owner will provide a "union gate" for each distinct organized trade or craft group to be employed on the Site of the Work. The "union gates" shall be separate from the Contractor's primary access to the Site of the Work.

                                                                            7-12

7.2      SHAFT SINKING

7.2.1    Installation of Sinking Equipment

         The Contractor shall design, supply, and install all equipment required to sink the shaft. The supply and installation of the sinking equipment shall include the following:

         -    Dump door(s)
         -    Dump chute(s) and retaining wall
         -    Crosshead(s)
         -    Sinking buckets
         -    Safety door(s)
         -    Sinking rope(s) and sheave(s)
         -    Winches
         -    Shaft bottom pumps
         -    Portable substations as required for Contractor's construction
         -    All necessary air and/or electrical controls and signals

7.2.2    Miscellaneous Shaft Furnishing Items

         The Contractor shall design, detail, specify, supply and install the following, at appropriate locations and/or as required:

         -    Water rings as per Owner's Dwg 4180-07-G-4125
         -    Hanging rods for shaft concrete pours
         - Installation only of all shaft brackets and clamps for permanent pipes and cables as per Owner's Dwg 4180-07-G-4100
         - Installation only of all shaft permanent steel and guides as per Owner's applicable drawings.
         - Installation only of collar/subcollar and headframe conveyance guides.
         - All shaft brackets and clamps for Contractor's additional services as per his requirements

                                                                            7-13

7.2.3    Permanent Shaft Pipe

         The Contractor shall design, detail, specify, supply and install the permanent shaft pipe. The Contractor is to tie in all shaft permanent pipe with Owner services on the surface at the edge of the shaft collar.

         All pipe will be supplied by the Contractor in lengths of 15 ft. Refer to Section 7.3 for details of permanent piping on shaft stations.

         - 3" Sch 40, Steel Victaulic Service Water Line for the full length of the shaft (non-potable water, supplied and installed by Contractor) Contractor is to install 1" service outlets evenly spaced between shaft stations at a maximum distance apart of 150 ft and at least 100 ft from the station.
         - 10" Sch 40, Steel Victaulic Compressed Air Line for the full length of the shaft (supplied and installed by Contractor) Contractor is to install 1" service outlets evenly spaced between shaft stations at a maximum distance apart of 150 ft and at least 100 ft from the station.
         - Two each 12" Sch 40, Steel Victaulic Style 77 Coupled Pump Discharge Line down to the 4000 elevation level (supplied by Owner and installed by Contractor)
         - Two each 12" Sch 80, Steel Victaulic Style HP70ES Coupled Pump Discharge Line from the 4000 elevation level to the shaft bottom (supplied by the Owner and installed by Contractor)
         - 6" Sch 40, Steel Victaulic Style 70 Coupled Drain Line for the full depth of the shaft (supplied by Owner and installed by Contractor). Contractor is to include connection with each water ring installed in the shaft.

                                                                            7-14

7.2.4    Permanent Shaft Cables

         The Contractor shall design, detail, specify, supply and install the permanent shaft cables and brackets. The Contractor is to tie in all shaft permanent cables with Owner services on the surface at the shaft collar.

         The Contractor is to terminate the shaft permanent electric power cable on each level at a 15 kV breaker provided by the Owner. From the selector switch, the cable is extended down the shaft to the next level. Refer to Section 7.3 for details of the electrical tie with the selector switch.

              - 15 kV Power Cable, 3c 350 MCM armored self supporting with ground check/pilot wires for the full depth of the shaft (supplied and installed by Contractor)
              - 15 kV Future Power Cable, 3c 350 MCM armored self supporting with ground check/pilot wires (Supplied and installed by others in future)
              - Composite Communication/Control Cable, _________________ for the full depth of the shaft (supplied and installed by Contractor)
              - Future Composite Communication/Control Cable, _______________ (supplied and installed by others in future)

7.2.5    Contractor Temporary Utilities

         The Contractor is responsible for the design, supply and installation of all utilities required for shaft sinking operations over and above what has been provided as permanent pipes and cables. Typical utilities which might be required are ventilation ducts and a concrete slick line.

7.2.6    Shaft Rock Excavation and Blasting

         The Contractor is responsible for the design and execution of the excavation methods so that the excavation tolerances are achieved. The Contractor shall excavate rock by approved methods, controlling blasting and removal of rock to avoid shattering and splitting rock beyond specified lines.

                                                                            7-15

         For methods of handling and using explosives, the Contractor shall conform to the requirements of state and federal regulations as they may apply. Loading methods shall conform to recommendations and instructions of the manufacturer.

         The minimum line of excavation is 12 inches from the finished concrete shaft diameter of 24 ft.

         No unexcavated material of any kind will be permitted to remain between the minimum line of excavation and the shaft finished diameter. Any overbreak from the minimum line of excavation will be backfilled with concrete at the Contractor's expense.

         The Contractor will allow the Owner to carry out geological sampling and mapping of the shaft bottom during mucking and/or drilling cycles.

7.2.7    Temporary Ground Support

         The Contractor shall design, supply and install, to the approval of the Owner, appropriate temporary ground support in the shaft. Such ground support may include but not limited to the following:

         -    Mechanical rockbolts
         -    Splitset rockbolts
         -    Resin/rebar rockbolts
         -    Chainlink wiremesh
         -    Shotcrete

         Any changes to the ground support plan must be approved by the Owner with justification by the Contractor as to why a revised plan is required.

                                                                            7-16

7.2.8    Shaft Concrete Placement

         The Contractor shall provide the shaft concrete and formwork in accordance with the attached applicable detailed specification "Section 03310 -- Shaft Concrete". In summary, the concrete mix design by the Contractor is to meet as a minimum a compressive strength of 3,000 psi at 28 days.

         The minimum concrete thickness of the shaft lining is 12 inches. The removal of any material to meet this requirement will be the responsibility of the Contractor.

7.2.9    Probe Hole Drilling and Grouting

         The Contractor shall drill a probe hole ahead of the shaft bottom to check for water zones. The probe hole will be drilled in 100 ft lengths every 50 ft of shaft advance. This will ensure that there will always be at least 50 ft of probe hole ahead of the shaft bottom at all times.

         At the direction of the Owner the probe hole will be drilled through a valved standpipe so that any major water inflows from the probe hole can be controlled if required.

         If water zones are encountered the Contractor will submit a grout plan for the Owner's approval. Owner has the option to proceed with an alternative to the Contractor's plan.

         In anticipation of grouting, the Contractor will have available a grout plant capable of grouting a minimum 100 ft cover for the specified shaft diameter. This plant is to include as a minimum grout pumps, mixers, and miscellaneous grouting equipment for a grout cover. The Contractor will have available a minimum of six (6) grout packers on site.

7.2.10   Shaft Construction Pumping

         In anticipation of encountering water during the shaft sinking and level development phases of the Scope of Work, the Contractor is required to design, supply and install a shaft bottom pumping system capable of pumping on a continuous basis 500 gpm from the shaft bottom up to the closest station or dewatering pump station. Intermediate pumps will be required between all water rings below the lowest construction dewatering pump station and the pump station.

                                                                            7-17

         The Owner will provide all pumps and associated electrics for the pumping of water to the surface from the shaft station closest to the shaft bottom.

         As required, the Contractor will extend the permanent pump column into the shaft stations to connect with the Owner's construction dewatering pump stations.

         The Contractor will be responsible for the supply, installation, and maintenance of a water flow meter to monitor the discharge from the shaft bottom to the closest pump station. The pumping of water from the shaft bottom, which includes all water inflow below the last water ring and shaft spray, will be monitored by the Owner.

         It is the Contractor's responsibility to not allow water from the water rings to spill over into the shaft bottom. If the water rings are not maintained and pumped out, any adjustment to the unit cost of sinking due to water inflows will be difficult to validate.

7.3      SHAFT STATIONS

7.3.1    Permanent Station Pipe

         The Contractor supplies and installs all the pipes, valves and brackets for the permanent station pipe.

         - 2" Sch 40, Steel Victaulic Service Water Line with valve to be extended into each station with a 1" service drop (non-potable water, supplied and installed by Contractor). The pipe is to be extended to a distance of 40 ft from the shaft centerline.
         - 2" Sch 40, Steel Victaulic Compressed Air Line with valve to be extended into the 5000 and 4500 stations with a 1" service drop (compressed air pipe, supplied and installed by Contractor). The pipe is to be extended to a distance of 40 ft from the shaft centerline.
         - 10" Sch 40, Steel Victaulic Compressed Air Line with valve to be extended into the 4000, 3700 and 3400 levels with a 1" service drop (compressed air pipe, installed by Contractor as supplied by Owner). The pipe is to be extended to a distance of 40 ft from the shaft centerline.
         - Two each 12" Sch 40, Steel Victaulic Style 77 Coupled Pump Discharge Line to be extended into the 3700 and 3400 stations to a distance of 40 ft from the shaft centerline (supplied and installed by Contractor). The Contractor will route the pump

                                                                            7-18

              discharge line into stations as required to connect with their construction dewatering pump stations during shaft sinking and level development.
         - Two each 12" Sch 80, Steel Victaulic Style HP70ES Coupled Pump Discharge Line from the 4000 elevation level to the shaft bottom (supplied and installed by Contractor). The Contractor will route the pump discharge line into stations as required to connect with their construction dewatering pump stations during shaft sinking and level development.
         - 6" Sch 40, Steel Victaulic Style 70 Coupled Drain Line for the full depth of the shaft (supplied and installed by Contractor). The Contractor will route the drain line into stations as required to connect with their construction dewatering pump stations during shaft sinking and level development.

7.3.2    Permanent Shaft Cables

         The Contractor is responsible for designing the installation for the Owner's permanent station 15 kV selector switch, and terminating the shaft permanent electric power cable on each level to the selector switches. From the selector switch, the cable is extended down the shaft to the next level.

         - 15 kV Power Cable, 3c 350 MCM armored self supporting with ground check/pilot wires at each shaft station (supplied and installed by Contractor)
         - 15 kV Future Power Cable, 3c 350 MCM armored self supporting with ground check/pilot wires (supplied and installed by others in future)

7.3.3    Contractor Temporary Utilities

         The Contractor is responsible for the design, supply and installation of all utilities required for shaft station construction over and above what has been provided as permanent pipes and cables.

7.3.4    Station Rock Excavation and Blasting

         The Contractor is responsible for the design and execution of the excavation methods so that the excavation tolerances are achieved. The Contractor shall excavate rock by approved methods, controlling blasting and removal of rock to avoid shattering and splitting rock beyond specified neat line detailed on the drawings.

                                                                            7-19

         The Contractor will allow the Owner to carry out geological sampling and mapping of the shaft station during mucking and/or drilling cycles.

7.3.5    Temporary Ground Support

         The Contractor shall design, supply and install, to the approval of the Owner, appropriate temporary ground support in the station, station brow and station sill. Such ground support may include but not limited to the following:

         -    Mechanical rockbolts
         -    Splitset rockbolts
         -    Resin/Rebar rockbolts
         -    Chainlink wiremesh
         -    Shotcrete

         Any changes to the ground support plan must be approved by the Owner with justification by the Contractor as to why a revised plan is required.

7.3.6    Station Concrete and Shotcrete Placement

         The Contractor shall provide the shaft station concrete and formwork in accordance with applicable ASTM and ACI standards for mixing, placing, curing, and inspection of the concrete. The concrete mix design by the Contractor is to meet as a minimum a compressive strength of 3,000 psi at 28 days.

         The Contractor shall provide the shaft station shotcrete in accordance with applicable ASTM standards for mixing, placing, curing, and inspection of the shotcrete.

         The minimum shotcrete thickness for the shaft station is three (3) inches. All station shotcrete is to be polypropylene-fiber reinforced with a minimum compressive strength of 3,000 psi.

                                                                            7-20

7.4      LEVEL DEVELOPMENT

7.4.1    Permanent Level Pipe

         The Contractor shall supply all the material and rib hangers for the installation of the permanent level pipe.

         - 2" Sch 40, Steel Victaulic Service Water Line for full length of all main drifts and ramps with 1" service drop every 150 ft (non-potable water, supplied and installed by Contractor).
         - 6" Sch 40, Steel Victaulic Compressed Air Line for full length of all main drifts and ramps except where excluded (compressed air pipe, supplied and installed by Contractor). A 1" service drop is to be provided every 150 ft.
         - 10" Sch 40, Steel Victaulic Compressed Air Line to extend out from the 4000, and 3700 stations to the #2 shaft cross cut drift from which point a 6" compressed air line is to be installed (compressed air pipe, supplied and installed by Contractor).

7.4.2    Permanent Shaft Cables

         - No permanent cables are to be extended from the shaft stations. All electrical power cables are to be provided for the Contractor's requirements only.

7.4.3    Contractor Temporary Utilities

         The Contractor is responsible for the design, supply and installation of all utilities required for level development over and above what has been provided as permanent pipes. All ventilation ducting and/or bag is to be provided by the Contractor.

7.4.4    Station Rock Excavation and Blasting

         The Contractor is responsible for the design and execution of the excavation methods so that the excavation tolerances are achieved. The Contractor shall excavate rock by approved methods, controlling blasting and removal of rock to avoid shattering and splitting rock beyond specified neat lines detailed on the drawings.

         The Contractor will allow the Owner to carry out geological sampling and mapping of the laterals and ramps during mucking and/or drilling cycles. The Contractor is to accept the

                                                                            7-21

         direction of the Owner as to which materials are to be handled as ore and which as waste rock, and will make every effort to keep the ore and waste rock separate at all times.

7.4.5    Permanent Ground Support

         The Contractor shall design, supply and install, to the approval of the Owner, appropriate permanent ground support in the levels and ramps. Such ground support may include but not limited to the following:

         -    Mechanical rockbolts
         -    Splitset rockbolts
         -    Resin/rebar rockbolts
         -    Chainlink wiremesh
         -    Shotcrete

         Any changes to the ground support plan must be approved by the Owner with justification by the Contractor as to why a revised plan is required.

7.5      DETAILED SPECIFICATIONS

         The following pages contain detailed specifications for the construction of the shaft, shaft stations, and the equipping of the shaft steel. These specifications are as follows:

         -    SECTION 05120       STRUCTURAL STEEL (ERECTION)
         -    SECTION 05131       MINE SHAFT STEEL
         -    SECTION 03300       CAST-IN-PLACE CONCRETE
         -    SECTION 03310       SHAFT CONCRETE

                                                                            7-22


                                    SECTION 05120

                             STRUCTURAL STEEL (ERECTION)


PART 1   GENERAL

1.1      SECTION INCLUDES

         A. The work in this specification includes furnishing all materials, tools, equipment, and labor to install the structural steel framing members, support members, sag rods, struts, supports, bolts, base plates, anchor bolts, and any miscellaneous structural steel and welding shown on the approved shop drawings.

1.2      RELATED SECTIONS

         A.   Section 05131 - Mine Shaft Steel.

1.3      REFERENCES

         A. AISC Code of Standard Practice - Manual of Steel Construction - Allowable Stress Design (ASD).

         B.   ASTM A36/A36M - Standard Specification for Carbon Structural
              Steel

         C. ASTM A307 - Standard Specification for Carbon Steel Externally Threaded Standard Fasteners and Anchor Bolts.

         D. ASTM A325 - High Standard Specification for Strength Bolts for Structural Steel Joints.

         E. ASTM A436 - High Standard Specification for Carbon and Alloy Steel Washers.

         F. ASTM A500 - Standard Specification for Cold-formed Welded and Seamless Carbon Steel Structural Tubing in Round Shapes.

         G.   ASTM A563 - Carbon and Alloy Steel Nuts.

         H. ASTM A514/A514M - Standard Specification for High Strength, Quenched and Tempered Alloy Steel Plate, Suitable for Welding.

         I.   AWS B2.1 - Welding Procedure and Performance Qualification.

              AWS D1.1 - Structural Welding Code, Steel.


                                             05120, Structural Steel (Erection)

                                                                            7-23

         J.   Steel Structures Paining Council (SSPC)

              1)   SSPC SP2 - Hand Tool Cleaning

              2)   SSPC SP3  - Power Tool Cleaning

              3)   SSPC PA1 - Paint Application Specifications

         K. ASTM A852/A852M - Standard Specification for Quenched and Tempered Low Alloy Structural Steel Plate with 70 ksi a Minimum Yield Strength.

         L.   National Association of Architectural Manufacturers (NAAMM)

              1) MBG 531-88 - Standard Specification for Metal Grating and Metal BarGrating Treads.

         M.   Statutory:

              1) 30 CFR 56 and 57, Federal Metal and Nonmetallic Mine Safety and Health.

              2) 29 CFR Code of Federal Regulation - Occupational Safety and Health Standards.

1.4      SUBMITTALS FOR REVIEW

         A. Materials and Connection Substitutions: With the exception of the guides and _____________ sets, alternate materials and connections may be substituted for those shown on the drawings, provided the section and material properties meet or exceed those shown on the drawings. Any material and connection substitutions for those shown on the drawings shall be submitted to the Owner's Engineering Representative for review.

         B. The Owner's Quality Control Personnel shall submit a Quality Control Plan to the Owner's Engineering Representative.

         C.   Shop Drawings:

              1) Indicate profiles, sizes, spacing, and locations of structural members, including openings, attachments, and fasteners.

              2) Indicate welded connections with AWS welding symbols. Indicate net weld lengths.

              3) Where detailed design activities add to the existing major structural steel, show new and existing steel and additions with sufficient details to clearly show all details of the Work.

                                             05120, Structural Steel (Erection)

                                                                            7-24

              4) Identify bolted connections clearly indicating the type, number, size, and location of all bolts.

              5) Show all temporary supports and bracing on the erection drawings.

              6) Show location of structural members on erection drawings with details of field welding, procedures and construction sequence.

              7)   Connections:

                   a) Ensure standard connection details and typical calculations, applicable to connections related to the Work, are prepared and signed by a registered professional engineer retained by the steel fabricator.

                   b) Ensure connection substitutions are prepared and signed by a registered professional engineer retained by the steel fabricator.

1.5      SUBMITTALS FOR INFORMATION

         A. The Contractor shall submit certification of welders employed on the job to the Owner's Engineering Representative. This certification should verify the welder's qualifications in accordance with AWS B2.1.

         B. All quality control test information shall be submitted by the Owner's Engineering Representative to the Contractor within 24 hours after receipt.

         C. The Contractor shall submit a manufacturer's mill certificate to the Owner's Engineering Representative showing the materials meet or exceed the specified requirements.

1.6      SUBMITTALS AT PROJECT CLOSEOUT

         A. All "as built" drawings shall be submitted by the Contractor to the Owner's Engineering Representative.

1.7      QUALITY ASSURANCE

         A. Install structural steel members in accordance with AISC Code of Standard practice and approved shop drawings.

         B. All fabricated steel and connections shall be examined by the Owner's Engineering Representative prior to delivery to mine site.

1.8      DEFINITIONS

         A. Owner's Engineering Representative: Professional civil or structural engineer retained by the Owner for the purpose of enforcing the provision of the specification and shop drawings.


                                             05120, Structural Steel (Erection)

                                                                            7-25

         B. Shop Drawing or Drawings: Fabricator drawings approved for construction by Owner's Engineering Representative which show the location, character and details of the work.

         C. Quality Control Personnel: Individuals retained by the Owner to provide on-site quality control services to ensure the construction procedures are in accordance with the referenced codes and standards.

         D. Quality Control Plan: A written protocol for field construction quality control activities.

         E. Shaft Steel Sets: Structural steel shapes located in the shaft which include the main bunton and manway dividers.

         F. Shaft Steel Guides: Structural steel shapes with a nominal unspliced length of 30 ft. These shapes are used to guide the conveyance within the shaft.

         G. Manway Steel: All miscellaneous steel which comprises the manway within the shaft.

         H. Station Steel: All structural steel within the shaft station area in excess of thesteel sets and shaft guides. This may include brow steel, sill steel, station columns, brattice, and miscellaneous steel.

         I. Brattice Panel: Removable item consisting of expanded metal framed by structural angles used to isolate the shaft from areas where personnel may be.


PART 2 PRODUCTS

2.1      MATERIALS

         A. Material Substitutions: With the exception of the guides and buntons, alternate materials may be substituted for those shown on the drawings, provided the section and material properties meet or exceed those shown on the drawings. Any material or section substitutions for those shown on the drawings shall be transmitted to the Owner's Engineering Representative for review.

         B.   Rolled Structural Steel:

              1)   Conform to ASTM A36/A36M.

              2)   As shown on the approved shop drawings.

         C.   Pipe:  ASTM A53, Grade B.

         D.   Structural Tube:  ASTM A500, Grade B.

         E.   Base Plates:  ASTM A36/A36M, Minimum yield strength of 36 ksi.


                                             05120, Structural Steel (Erection)

                                                                            7-26

         F.   Chute Liner Plate:  ASTM A852/A852M.

         G. Bolts, Nuts, and Washers: ASTM A325 bolts, ASTM A563 nuts, ASTM A435 Type 1 washers.

         H. Anchor Bolts: Field drilled or cast-in-place to concrete. ASTM A307 - Non-Galvanized, and Resin Encapsulated. Size and length as specified on the drawings.

         I.   Welding Materials:  AWS 1.5A - E70XX or E70XT.

         J.   Chute Liner Plate:  ASTM A852/A852M.

         K. Miscellaneous pins, metals, bearing plates, carriage bolts: As specified on shop drawings.

         L. Paint: Contractor shall be responsible for using compatible paint systems appropriate for intended service and method of application.

2.2      FINISH

         A.   Prepare structural component surfaces in accordance with SSPC SP
              10.

         B. Connections designed as slip critical shall not be painted until the connections are made in the field. Prior to making connections in the field, the slip critical connection areas shall be cleaned of all dirt, corrosion, and grease.


PART 3 EXECUTION

3.1      EXAMINATION

         A. Prior to commencing with installation, the Contractor shall thoroughly examine steel upon which the work is dependent.
              Report any deficiencies to the Owner's Engineering Representative and propose adjustments. Obtain written authorization from Owner before proceeding.

         B. The Contractor shall perform visual and dimensional examination that the position of anchor bolt holes have been drilled in accordance with the shop drawings prior the installation location of steel underground.

         C. All field connections shall be visually examined by the Owner's Engineering Representative.


                                             05120, Structural Steel (Erection)

                                                                            7-27

3.2      FIELD PREPARATION

         A. Clean and strip primed steel items to bare metal where field welding is required.

3.3      ERECTION

         A. Allow for erection loads, and for sufficient temporary bracing to maintain structure safe, plumb, and in true alignment until completion of erection and installation of permanent bracing.

         B.   Field weld components as indicated on the approved shop drawings.

         C.   Field connect members with specified threaded fasteners.

         D. Do not field cut or alter structural members without approval of the Owner's Engineering Representative.

         E. After erection, prime welds, abrasions, exposed surface of anchor bolts, and surfaces not shop primed, except surfaces to be in contact with concrete.

         F. The erection shall be as specified on the erection drawings and shall be in accordance with the AISC Specification for Design, Fabrication, and Erection of Structural Steel for Buildings.

         G. All steel framework shall be carried up true and plumb in accordance with the AISC Code of Standard Practice.

         H. The Contractor shall furnish and install all temporary bracing required during the erection period in accordance with AISC Code of Standard Practice.

         I. As erection progresses, the work shall be securely bolted or welded to support all dead, wind and erection loads.

         J. No bolting or welding shall be performed until as much of the structure as will be stiffened thereby has been properly aligned.

         K. Field bolting shall be performed in accordance with AISC Code of Standard Practice.

         L. Field welding shall be performed in accordance with AWS D1.1 and AWS B2.1.

         M. Grout under base plates completely. Trowel grouted surface smooth, splay neatly to 45 degrees.

                                             05120, Structural Steel (Erection)

                                                                            7-28

3.4      ERECTION TOLERANCES

         A. Maximum Variation From Plumb: 1:400 inch up to a maximum of 1/2 inch.

         B.   Maximum Offset From True Alignment: 1/4 inch.

         C.   Others to AISC tolerances.


                                 END OF SECTION 05120


                                             05120, Structural Steel (Erection)

                                                                            7-29
                                   CONCLUSION

During the bid compilation process Thyssen Mining has relied on methodology that promotes safety, utilizes advanced mining technics and improved practices. We realize this may have varying degrees of impact on the project and your evaluation of our proposal. In an effort to satisfy FirstMiss Gold's actual needs, we are willing to discuss or clarify of these areas at your convenience. Feel free to contact us at our Elko office if adjustments or clarifications are required.


                                    SECTION 05131

                                   MINE SHAFT STEEL

PART 1        GENERAL

1.1      SECTION INCLUDES

         A. The work under this specification section describes the requirements for the furnishing of materials, tools, and labor for the fabrication and installation of structural steel sets and guides, station steel, brackets, shim plates and miscellaneous steel as indicated on the drawings.

1.2      RELATED SECTIONS

         A.   None.

1.3      REFERENCES

         A. AISC - Code of Standard Practice - Manual of Steel Construction - Allowable Stress Design (ASD), Ninth Edition.

         B.   ASTM A36/A36M - Standard Specification for Carbon Structural
              Steel.

         C. ASTM A307 - Standard Specification for Carbon Steel Externally Threaded Standard Fasteners and Anchor Bolts.

         D. ASTM A325 - Standard Specification for High Strength Bolts for Structural Steel Joints.

         E.   ASTM A436 - Standard Specification for Carbon and Alloy Steel
              Washers.

         F. ASTM A500 - Standard Specification for Cold-formed Welded and Seamless Carbon Steel Structural Tubing in Round and Shapes.

         G.   ASTM A563 - Standard Specification for Carbon and Alloy Steel
              Nuts.

         H. ASTM A514/A514M - Standard Specification for High-Yield Strength, Quenched and Tempered Alloy Steel Plate, Suitable for Welding.

         I. AWS B2.1 - Welding Procedure and Performance Qualification. AWS D1.1 - Structural Welding Code, Steel.

         J.   Steel Structures Painting Council (SSPC)

              1.   SSPC SP2       -    Hand Tool Cleaning
              2.   SSPC SP3       -    Power Tool Cleaning
              3.   SSPC PA1       -    Paint Application Specifications

                                                        05131, Mine Shaft Steel

                                                                            7-30

         K. ASTM A852/A852M - Quenched and Tempered Low Alloy Structural Steel Plate with 70 ksi a Minimum Yield Strength.

         L.   National Association of Architectural Manufacturers (NAAMM)
              1.   MBG  531-88              -    Standard Specification
                   Metal Grating and Metal       for Bar Grating Treads

         M.   Statutory:

              30 CFR 56 and 57, Federal Metal and Nonmetallic Mine Safety and Health.

1.4      SUBMITTALS FOR REVIEW

         A. Material and Connection Substitutions: With the exception of the shaft guides and sets, alternate materials and connections may be substituted for those shown on the drawings, provided the section and material properties meet or exceed those shown on the drawings. Any material and connection substitutions for those shown on the drawings shall be submitted to the Owner's Engineering Representative for review.

         B. The Owner's Quality Control Personnel shall submit a Quality Control Plan to the Owner's Engineering Representative.

         C.   Shop Drawings:

              1) Indicate profiles, sizes, spacing, and locations of structural members, including openings, attachments, and fasteners.

              2) Indicate welded connections with AWS welding symbols. Indicate net weld lengths.

              3) Where detailed design activities add to the existing major structural steel, show new and existing steel and additions with sufficient details to clearly show all details of the Work.

              4) Identify bolted connections clearly indicating the type, number, size, and location of all bolts.

              5) Show all temporary supports and bracing's on the erection drawings.

              6) Show location of structural members on erection drawings with details of field welding, procedures and construction sequence.

              7)   Connections:

                   (a) Ensure standard connection details and typical calculations, applicable to connections related to the Work,


                                                        05131, Mine Shaft Steel

                                                                            7-31

                        are prepared and signed by a registered professional engineer retained by the steel fabricator.
                   (b) Ensure connection substitutions are prepared and signed by a registered professional engineer retained by the steel fabricator.

1.5      SUBMITTALS FOR INFORMATION

         A. The contractor shall submit certification of welders employed on the job to the Owner's Engineering Representative and Quality Control Personnel. This certification should verify the welder's qualifications in accordance with AWS B2.1.

         B. All quality control test information shall be submitted by the Contractor to the Owner's Engineering Representative within 24 hours after receipt. The Owner's Engineering Representative shall approve or disapprove the test results within 48 hours after receipt.

         C. The Contractor shall submit a manufacturer's mill certificate to the Owner's Engineering Representative showing the materials meet or exceed the specified requirements.

1.6      SUBMITTALS AT PROJECT CLOSEOUT

         A. All "as built" drawings shall be submitted by the Contractor to the Owner and Owner's Engineering Representative.

1.7      QUALITY ASSURANCE

         A. Install structural steel members in accordance with AISC Code of Standard Practice and approved shop drawings.

         B. All fabricated steel and connections shall be examined by the Owner's Quality Control Personnel or Owner's Engineering Representative prior to delivery to mine site.

1.8      DEFINITIONS

         A. Owner's Engineering Representative: Professional civil or structural engineer retained by the owner for the purpose of enforcing the provision of the specification and shop drawings.

         B. Shop Drawing or Drawings: Fabricator drawings approved for construction by Owner's Engineering Representative which show the location, character and details of the work.

         C. Quality Control Personnel: Individuals retained by the Owner to provide on-site quality control services to ensure the construction procedures are in accordance with the referenced codes and standards.


                                                        05131, Mine Shaft Steel

                                                                            7-32

         D. Quality Control Plan: A written protocol formulated by the Quality Control Personnel for field construction quality control activities. This Plan shall include on-site testing plans and field construction inspection plans.

         E. Shaft Steel Sets: Structural steel shapes located in the shaft which include the main bunton and manway dividers.

         F. Shaft Steel Guides: Structural steel shapes with a nominal unspliced length of 30 ft. These shapes are used to guide the conveyance within the shaft.

         G. Station Steel: All structural steel within the shaft station area in excess of the steel sets and shaft guides. This may include brow steel, sill steel, station columns, brattice, and miscellaneous steel.

         H. Brattice Panel: Removable item consisting of expanded metal framed by structural angles used to isolate the shaft from areas where personnel may be.


PART 2   PRODUCTS

2.1      MATERIALS

         A. Material Substitutions: With the exception of the shaft guides and sets, alternate materials may be substituted for those shown on the drawings, provided the section and material properties meet or exceed those shown on the drawings. Any material or section substitutions for those shown on the drawings shall be transmitted to the Owner's Engineering Representative for review.

         B.   Rolled Structural Steel:

              1)   Conform to ASTM A36/A36M.

              2)   As shown on the approved shop drawings.

         C.   Pipe:  ASTM A53, Grade B.

         D. Milled Structural Tubing: Milling tolerances shall conform to ASTM A500, Grade B.

         E.   Base Plates:  ASTM A36/A36M, Minimum yield strength of 36 ksi.

         F.   Chute Liner Plate:  ASTM A852/A852M.

         G. Bolts, Nuts, and Washers: ASTM A325 bolts, ASTM A563 nuts, ASTM A435 Type I washers.


                                                        05131, Mine Shaft Steel

                                                                            7-33

         H. Anchor Bolts: Field drilled or cast-in-place to concrete. ASTM A307 - Non-Galvanized, and Resin Encapsulated. Size and length as specified on the drawings.

         I.   Welding Materials:  AWS 1.5A - E70XX or E70XT.

         J. Miscellaneous pins, metals, bearing plates, carriage bolts: As specified on shop drawings.

         K.   Shop and Touch-Up Primer:  SSPC 15, Type 1, red oxide.

         L.   Checkered Plates:  ASTM - A36

         M.   Grating:  MBG 531-08

         N. Paint: Contractor shall be responsible for using compatible paint systems appropriate for intended service and method of application.

2.2      MANUFACTURE

         A.   Structural Tubing

              1) Structural tubing for shaft guides shall be rolled and cut in one run in accordance with standard milling practice. Cuts shall be 30 ft length (nominal).

              2) The trailing end of each structural tube guide shall be stamped on one side only. The side stamped shall coincide with the same side stamped for the previous and following pieces of structural tube. The stamp should be located at least 1 ft but not more than 2 ft from the trailing cut location. The stamp shall be a number corresponding to the order in which the guides have been milled and shall be pronounced enough (1/16 inch) to allow distinction after painting.

              3) Structural tubing shall be firmly tied in bundles with steel band strapping for shipment from the mill to the mine site.

2.3      FABRICATION

         A.   Conform to AWS D1.1 and AWS B2.1.

         B. Fabricate in accordance with AISC Code of Standard Practice for Structural Steel.

         C. Fabricate Work true, square, straight, plumb and accurate to required dimensions. Jig all shaft sets including guides in the shop. Any members found to be improperly fabricated shall be corrected by the fabricator prior to shipping. The jig will be made available for inspection


                                                        05131, Mine Shaft Steel

                                                                            7-34

              by the Owner's Quality Control Personnel or the Owner's Engineering Representative prior to its use.

         D. Shop assemble a minimum of two steel sets together with guides, brattice panels, and ladders for shop inspection by the Owner's Quality Control Personnel or the Owner's Engineering Representative. A temporary support system may be required to assemble these items. Upon approval by the Owner's Engineering Representative, dismantle only to the extent required for shipping and installation. Deliver these approved sets promptly to the site. The Contractor will reassemble one of the steel sets on site for use as a pattern template in his pre-assembly jig.

         E.   Connections:  Design steel connections in accordance with AISC:
              Allowable Stress Design (ASD), Ninth Edition.

              1) Use bearing type bolted connections for all bolted connections except when shown on the drawings.

              2) Use bolted field connections unless otherwise shown on the drawings.

              3) Where connecting new steel to existing, use loose header angles at least on one end of the member.

              4) Use not less than the equivalent of two bolts in each connection, unless otherwise noted on drawing.

              5)   All welding shall be in accordance with AWS D1.1 and AWS
                   B2.1.

         F.   Identification of Parts

              1) Clearly mark pieces by stamping to prevent obliteration during shipping and handling.

              2) Identify individual pieces, in accordance with identification schedules used on the shop drawings, to clearly indicate the location of each piece in the Work for installation.

         G.   Fabrication Tolerance

2.4      FINISH

         1) No primer or finish paint on surfaces and edges to be field welded, surfaces to be encased in concrete and machine finished surfaces.

         2) Connections designed as slip critical shall not be painted until the connections are made in the field. Prior to making connections in the field, the slip critical connection areas shall be cleaned of all dirt, corrosion, and grease.


                                                        05131, Mine Shaft Steel

                                                                            7-35

         3) Steel grating, unless specified as galvanized, shall be painted with one coat of manufacturer's standard paint, applied in accordance with paint supplier's standard practice.

         4) Surface Preparation: Remove loose mill scale and loose rust to the degree defined, and completely remove oil, grease, and foreign matter, in accordance with SSPC SP-2 and/or SSPC SP-3.

         5) Shop Painting: When clean and dry, surfaces shall be painted in accordance with SSPC PA-1 and paint manufacturer's recommendations. Apply specified paint by brush, spray, or roller in a manner to cover entire surface smoothly, thoroughly, and uniformly. Apply at proper coverage rate to provide average dry film thickness (dft) or 2 mils.

         6) Fabricator shall be required to recoat any areas where the dft is less than 1-1/2 mils.

2.5      PRODUCT DELIVERY, STORAGE AND HANDLING

         A. Store the steel and guides on heavy timbers, clear of the ground, contaminants, and muddy areas.

         B.   Prevent impact when members are being handled and transported.

         C. Store bolts, fastenings and welding materials in their original containers, in storage sheds. Protect electrodes from moisture in opened containers.


PART 3    EXECUTION

3.1      EXAMINATION

         A. Prior to commencing with installation, the Contractor shall thoroughly examine steel upon which the work is dependent.
              Report any deficiencies to the Owner's Engineering Representative and propose adjustments. Obtain written authorization from Owner before proceeding.

         B. The Contractor shall perform visual and dimensional examination that the position of anchor bolt holes have been drilled in accordance with the shop drawings prior the installation location of steel underground.

         C. All field connections shall be visually examined by the Owner's Engineering Representative.

3.2      FIELD PREPARATION

         A. Clean and strip primed steel items to bare metal where field welding is required.


                                                        05131, Mine Shaft Steel

                                                                            7-36

3.3      ERECTION

         A. Allow for erection loads, and for sufficient temporary bracing to maintain structure safe, plumb, and in true alignment until completion of erection and installation of permanent bracing.

         B.   Field weld components as indicated on the approved shop drawings.

         C.   Field connect members with specified threaded fasteners.

         D. Do not field cut or alter structural members without approval of the Owner's Engineering Representative.

         E. After erection, prime welds, abrasions, exposed surface of anchor bolts, and surfaces not shop primed, except surfaces to be in contact with concrete.

         F. The erection shall be as specified on the erection drawings and shall be in accordance with the AISC Specification for Design, Fabrication, and Erection of Structural Steel for Buildings.

         G. All steel framework shall be installed plumb in accordance with the AISC Code of Standard Practice.

         H. The Contractor shall furnish and install all temporary bracing required during the erection period in accordance with AISC Code of Standard Practice.

         I. As erection progresses, the work shall be securely bolted or welded to support all dead, wind, and erection loads.

         J. No bolting or welding shall be performed until as much of the structure as will be stiffened thereby has been properly aligned.

         K. Field bolting shall be performed in accordance with AISC Code of Standard Practice.

         L. Field welding shall be performed in accordance with AWS D1.1 and AWS B2.1.

         M. Grout under base plates completely. Trowel grouted surface smooth, splay neatly to 45 degrees.

         N. Leave work free from dirt, weld spatter, grease and oil. Coat field connection bolts, welds, and damaged areas of shop-supplied paint with the same brand and kind of paint used for shop painting to form an unbroken coating. No spray application shall be permitted in the shaft. Paint shall be applied by brush or mitt. Before touching up, thoroughly clean areas to be painted of loose scale, rust, and foreign substances by


                                                        05131, Mine Shaft Steel

                                                                            7-37

              SSPC SP-2 or SSPC SP-3. Apply at proper coverage rate to provide average dft of 2 mils. Recoat any areas where dft is less than 1-1/2 mils.

3.4      INSTALLATION TOLERANCES

         A.   Shaft Sets

              Shaft buntons and dividers shall be placed within +/- 1/8 inch in any direction.

         B.   Shaft Guides

              TS steel guides shall be placed within +/- 1/16 inch in both horizontal directions and +/- 1/8 inch vertical plumb for one set spacing, in both directions.

              The ends of steel guides are to be not less than 1/8 inch or more than 3/16 inch apart vertically.

         C.   Shims

              Provide shim plates for buntons and guides connections at locations indicated on the drawings.


                                 END OF SECTION 05131

                                                                            7-38



                                     SECTION 03300

                                CAST-IN-PLACE CONCRETE


PART 1   GENERAL

1.1      SECTION INCLUDES

         The Work under this specification section includes furnishing all materials, tools, equipment, and labor necessary to mix, transport, place, finish, and cure concrete for shaft collar, subcollar, foundations and walls as indicated on the approved shop drawings.

1.2      RELATED SECTIONS

         A.   Section 03310 - Shaft Concrete

1.3      REFERENCES

         A. ACI 211.1 - Standard Practice for Selecting Proportions for Normal, Heavyweight, and Mass Concrete.

         B.   ACI 302 - Guide for Concrete Floor and Slab Construction.

         C.   ACI 318 - Building Code Requirements for Reinforced Concrete.

         D. ACI 304 - Recommended Practice for Measuring, Mixing, Transporting and Placing Concrete.

         E.   ACI 305R - Hot Weather Concreting.

         F.   ACI 306R - Cold Weather Concreting

         G.   ACI 308 - Standard Practice for Curing Concrete.

         H.   ACI 301 - Specifications for Structural Concrete for Building.

         I.   ACI 318 - Building Code Requirements for Reinforced Concrete.

         J. ASTM C31 - Test Methods of Making and Curing Concrete Test Specimens in the Field.

         K.   ASTM C33 - Standard Specification for Concrete Aggregates.

         L. ASTM C39 - Standard Specification for Test for Compressive Strength of Cylindrical Concrete Specimens.

         M.   ASTM C94 - Standard Specification for Ready-Mixed Concrete.


                                                  03300, Cast-in-Place Concrete

                                                                            7-39

         N.   ASTM C143 - Test for Slump of Portland Cement Concrete.

         O.   ASTM C150 - Portland Cement.

         P.   ASTM C171 - Polyethylene Sheeting

         Q. ASTM C260 - Standard Specification for Air Entraining Admixtures for Concrete.

         R.   ASTM C309 - Liquid Membrane Compound.

         S. ASTM C494 - Standard Specification for Chemical Admixtures for Concrete.

         T.   ASTM A615 - Standard Specification for Deformed and Plain Billet
              - Steel Bars for Concrete Reinforcement.

         U.   ASTM C1064 -Test Methods for Field Measurement of Temperature.

         V. ASTM C231 - Standard Test Method for Air Content of Freshly Mixed Concrete

         W.   Statutory:

              - 30 CFR 56 and 57 - Federal Metal and Nonmetallic Mine Safety and Health Regulations.
              - 29 CFR - Code of Federal Regulation - Occupational Safety and Health Standards.

1.4      SUBMITTALS FOR REVIEW

         A. Concrete Mix Designs to be Submitted by Contractor to Owner's Engineering Representative.

         B. The Contractor shall submit certificates of compliance from the material suppliers for all items incorporated in the concrete work to the Owner's Engineering Representative and Quality Control Personnel.

         C. The Contractor shall submit all data on products such as admixtures, joint sealers, joint devices, and accessories are to be submitted to the Owner's Engineering Representative and Quality Control Personnel.

         D. The Owner's Quality Control Personnel shall submit a Quality Control Plan to the Owner's Engineering Representative for review. This Quality Control Plan shall be adopted by the Contractor and Materials Testing Laboratory.

                                                  03300, Cast-in-Place Concrete

                                                                            7-40

1.5      SUBMITTALS FOR INFORMATION

         A. All quality control test information shall be submitted by the Contractor to the Owner or Owner's Engineering Representative within 24 hours after receipt. The Owner or Owner's Engineering Representative shall approve or disapprove the test results within 48 hours after receipt.

1.6      SUBMITTALS AT PROJECT CLOSEOUT

         A. All "as-built" drawings shall be submitted by the Contractor to the Owner and Owner's Engineering Representative.

1.7      QUALITY ASSURANCE

         A.   Concrete construction tolerance shall be in accordance with ACI
              301.

         B.   Acquire cement and aggregate from same source for all Work.

         C.   Conform to ACI 305R when concreting during hot weather.

         D.   Conform to ACI 306R when concreting during cold weather.

         E. Mix design shall be performed by the concrete vendor and shall be overviewed by the Owner's Quality Control Personnel and the Owner's Engineering Representative.

         F. Concrete testing shall be performed by a Materials Testing Laboratory and shall be overviewed by Owner's Quality Control Personnel.

1.8      DEFINITIONS

         A. Owner's Engineering Representative: Professional civil or structural engineer retained by the Owner for the purpose of enforcing the provision of the specification and drawings.

         B. Shop Drawing or Drawings: Shop drawings approved for construction by Owner's Engineering Representative which show the location, character and details of the work.

         C. Materials Testing Laboratory: The persons or laboratory retained by the Contractor to provide construction materials testing services.

         D. Quality Control Personnel: Individuals retained by the Owner to provide on-site quality control services to ensure the materials testing and construction procedures are in accordance with the referenced codes and standards.

                                                  03300, Cast-in-Place Concrete

                                                                            7-41

         E. Quality Control Plan: A written protocol formulated by the Quality Control Personnel for field construction quality control activities. This plan shall include material testing plans and field construction inspection plans.

PART 2   PRODUCTS

2.1      CONCRETE MATERIALS

         A.   Cement:  ASTM C150, Type IA or Type II.

         B.   Fine and Coarse Aggregates:  ASTM C33.

         C.   Mixing Water:  ACI 318 or ASTM C94.

         D.   Admixtures:

              1)   Air entraining admixtures (AEA) - ASTM C260.

              2)   Water reducing admixture:  ASTM C494, Type A or D.

         E.   Curing Material:

              1)   Polyethylene Sheeting:  ASTM C171.

              2)   Liquid Membrane Compound:  ASTM C309 Class A, Type 1-D or
                   Type 2

         F. Reinforcing Bars: ASTM A615 and in accordance with the approved shop drawings.

2.2      ACCESSORIES

         A. Non-Shrink Grout: Premixed compound consisting of non-metallic aggregate, cement, water reducing and plasticizing agents; capable of developing minimum compressive strength of 1700 psi in 48 hours and 3000 psi in 28 days.

2.3      JOINT DEVICES AND FILLER MATERIALS

         A. Joint Filler: Asphalt impregnated fiberboard or felt, 1/2 inch thick or as designated on the contract drawings.

         B. Construction Joint Devices: Any device designated on the contract drawings.

         C. Expansion and Contraction Joint Devices: Any device designated on the contract drawings.


                                                  03300, Cast-in-Place Concrete

                                                                            7-42

2.4      CONCRETE MIX DESIGN

         A. Mix Design: Shall be provided by the concrete vendor and shall be in accordance with ACI 211.1, Alternative No. 3, and ASTM C94, Option A.

         B. Select aggregate proportions for normal weight concrete in accordance with ACI 211.1 and ASTM C94.

         C.   Provide concrete to the following criteria:

              UNIT                                         MEASUREMENT
              Compressive Strength (7 day) (minimum)       2000 psi
              Compressive Strength (28 day) (minimum)      3000 psi
              Aggregate Size (maximum)                     1 inch


PART 3   EXECUTION

3.1      REGULATORY GUIDELINES

         A. All activities involved in the execution of Work shall be in strict accordance with the 30 CFR 56 and 57, and 29 CFR.

3.2      EXAMINATION

         A. Check the ground conditions, forms, reinforcing steel and previously placed concrete to ensure that they are placed in satisfactory condition for the Work of this section.

3.3      PREPARATION

         A. Prepare previously placed non-plastic concrete by cleaning with steel brush and applying bonding agent in accordance with manufacturer's instructions.

         B. In locations where new concrete is doweled to existing work, drill holes in existing concrete, insert steel dowels and pack solid with non-shrink grout.

         C. Coordinate the placement of joint devices with erection of concrete formwork and placement of form accessories.

3.4      PLACING CONCRETE

         A.   Place concrete in accordance with ACI 318.

         B. The Contractor shall notify Owner's Engineering Representative, Quality Control Personnel, and Materials Testing Laboratory a minimum 24 hours prior to commencement of operations.

                                                  03300, Cast-in-Place Concrete

                                                                            7-43

         C. Ensure reinforcement, inserts, embedded parts, formed expansion and contraction joints are not disturbed during concrete placement.

         D. Install joint devices in accordance with manufacturer's instructions.

         E. Concrete shall be mechanically vibrated to full consolidation. Over-consolidation, under-consolidation, and the movement of concrete by the use of vibrators will not be permitted.

         F. Concrete shall be evenly distributed throughout the pour without moving the concrete during post-pour activities.

         G. The height of permissible concrete free-fall during placement shall be 15 ft. If the free-fall height is in excess of the maximum, a method of remixing the concrete is required.

3.5      CONCRETE FINISHING

         A. Steel trowel surfaces which are scheduled to be exposed. Broom finish, square to the direction of travel, concrete surfaces which will be subjected to traffic.

         B. In areas with drainage grading, maintain floor elevation at walls; pitch surfaces uniformly as designated on the contract drawings.

3.6      CURING AND PROTECTION

         A. Use of curing compounds will be considered only if the projects meet the requirements of ACI 309.

         B. Provide provisions to protect concrete from any damage prior to reaching its design strength.

3.7      FIELD TEST AND QUALITY CONTROL

         A. Provide free access to Work and cooperate with Quality Control Personnel. The Quality Control Personnel are responsible for scheduling of all field quality control activities. The Contractor is responsible for scheduling of all field and laboratory materials testing.

         B. The concrete vendor shall submit the proposed concrete mix design to the Owner's Engineering Representative and Quality Control Personnel a minimum of eight days prior to commencement of Work.

         C. The Quality Control Plan shall provide, as a minimum, four compressive strength cylinder specimens for each 100 cu yd or fraction thereof for each day's placement shall be provided.

                                                  03300, Cast-in-Place Concrete

                                                                            7-44

              For example:
                   Day's placement -- 100 cu yd:      4 specimens

                   Day's placement -- 110 cu yd:      4 specimens for first 100 cu yd
                                                      4 specimens for balance of 10 cu yd

                   Day's placement -- 220 cu yd:      4 specimens first 100 cu yd
                                                      4 specimens second 100 cu yd
                                                      4 specimens for balance of 20 cu yd


         D. Two compression tests will be performed in accordance with ASTM C39 at seven days after sampling. If both samples produce the minimum required seven day compressive strength, the remaining test samples in that specific sample lot are not required to be tested. If either of the two compression test samples does not meet the minimum required seven day compressive strength, the remaining two samples should be allowed to cure to 28 days and tested for their 28 day minimum compressive strength. The Contractor shall notify the Engineer immediately if a compression strength test failure is encountered at the seven or 28 day compression test.

         E.   Proportion for concrete mix shall be in accordance with the ACI
              211.1 and may include water reducing admixtures (WRP) complying with the requirements of ASTM C494, Type A or Type D.

3.8      PATCHING

         A. Allow field Quality Control Personnel and Owner's Engineering Representative to inspect concrete surfaces immediately upon removal of forms.

         B. Visible voids exceeding 1/2 inch deep, cracks open to the surface which exceed 3/16 inch in width, or embedded debris in concrete are not acceptable. The Quality Control Personnel shall notify the Owner's Engineering Representative upon discovery.

3.9      DEFECTIVE CONCRETE

         A. Defective Concrete: Concrete not conforming to required lines, details, dimensions, tolerances or specified requirements.

         B. Repair or replacement of defective concrete will be recommended by the Owner's Engineering Representative and determined by the Owner.

         C. Do not patch, fill, touch-up, or repair concrete without written approval from the Owner's Engineering Representative.

                                 END OF SECTION 03300

                                                                            7-45


                                    SECTION 03310

                                    SHAFT CONCRETE


PART 1   GENERAL

1.1      SECTION INCLUDES

         A. The Work under this specification section includes furnishing all materials, tools, equipment, and labor necessary to mix, transport, place, finish, and cure shaft concrete as indicated on the drawings.

1.2      RELATED SECTIONS

         A.   Section 03300 - Cast-In-Place Concrete

1.3      REFERENCES

         A. ACI 211.1 - Standard Practice for Selecting Proportions for Normal, Heavyweight, and Mass Concrete.

         B.   ACI 302 - Guide for Concrete Floor and Slab Construction.

         C.   ACI 318 - Building Code Requirements for Reinforced Concrete.

         D. ACI 304 - Recommended Practice for Measuring, Mixing, Transporting and Placing Concrete.

         E.   ACI 305R - Hot Weather Concreting.

         F.   ACI 306R - Cold Weather Concreting

         G.   ACI 308 - Standard Practice for Curing Concrete.

         H.   ACI 301 - Specifications for Structural Concrete for
              Building.

         I.   ACI 318 - Building Code Requirements for Reinforced Concrete.

         J. ASTM C31 - Test Methods of Making and Curing Concrete Test Specimens in the Field.

         K.   ASTM C33 - Standard Specification for Concrete Aggregates.

         L. ASTM C39 - Standard Specification for Test for Compressive Strength of Cylindrical Concrete Specimens.

                                                          03310, Shaft Concrete

                                                                            7-46

         M.   ASTM C94 - Standard Specification for Ready-Mixed Concrete.

         N.   ASTM C143 - Test for Slump of Portland Cement Concrete.

         O.   ASTM C150 - Portland Cement.

         P.   ASTM C171 - Polyethylene Sheeting

         Q. ASTM C260 - Standard Specification for Air Entraining Admixtures for Concrete.

         R. ASTM C494 - Standard Specification for Chemical Admixtures for Concrete.

         S.   ASTM C309 - Liquid Membrane Compound.

         T.   ASTM A615 - Standard Specification for Deformed and Plain Billet
              - Steel Bars for Concrete Reinforcement.

         U.   ASTM C1064 -Test Methods for Field Measurement of Temperature.

         V. ASTM C231 - Standard test method for air content of freshly mixed concrete

         W.   Statutory:

              30 CFR 56 and 57 - Federal Metal and Nonmetallic Mine Safety and Health Regulations.

1.4      SUBMITTALS FOR REVIEW

         A. Concrete Mix Designs to be Submitted by Contractor to Owner's Engineering Representative.

         B. The Contractor shall submit certificates of compliance from the material suppliers for all items incorporated in the concrete work to the Owner's Engineering Representative and Quality Control Personnel.

         C. The Contractor shall submit all data on products such as admixtures, joint sealers, joint devices, and accessories are to be submitted to the Owner's Engineering Representative and Quality Control Personnel.

         D. The Owner's Quality Control Personnel shall submit a Quality Control Plan to the Owner's Engineering Representative for review. This Quality Control Plan shall be adopted by the Contractor and Materials Testing Laboratory.

                                                          03310, Shaft Concrete

                                                                            7-47

         E. The Contractor shall submit to the Owner's Engineering Representative and Quality Control Personnel the method of placing concrete from point of discharge to shaft forms.

1.5      SUBMITTALS FOR INFORMATION

         A. All quality control test information shall be submitted by the Contractor to the Owner or Owner's Engineering Representative within 24 hours after receipt. The Owner or Owner's Engineering Representative shall approve or disapprove the test results within 48 hours after receipt.

1.6      SUBMITTALS AT PROJECT CLOSEOUT

         A. All "as-built" drawings shall be submitted by the Contractor to the Owner and Owner's Engineering Representative.

1.7      QUALITY ASSURANCE

         A. Concrete tolerances: The shaft concrete tolerances shall be in accordance with ACI 301 unless otherwise specified herein.

              1) At insert location, the inside face of final shaft lining out of roundness tolerance: 1/4-inch of the inside shaft radius measured from theoretical center line of shaft.

              2) Plumbness tolerance: +/- 1/2 inch in 15 ft vertical line extended from nominal location of the upper construction joint to lower construction joint.

              3)   Center of construction joint vertical location tolerance:
                   1/4 inch.  From nominal elevation.

              4) Final shaft inside face shall not have irregularities greater than 3/8 inch.

              5) Circumferential location of inserts shall not be greater than 1/4 inch from location shown on drawings.

         B.   Acquire cement and aggregate from same source for all Work.

         C.   Conform to ACI 305R when concreting during hot weather.

         D.   Conform to ACI 306R when concreting during cold weather.

         E. Mix design shall be performed by the concrete vendor and shall be overviewed by the Owner's Quality Control Personnel and the Owner's Engineering Representative.

                                                          03310, Shaft Concrete

                                                                            7-48

         F. Concrete testing shall be performed by a Materials Testing Laboratory and shall be overviewed by the Owner's Quality Control Personnel.

1.8      DEFINITIONS

         A. Owner's Engineering Representative: Professional civil or structural engineer retained by the Owner for the purpose of enforcing the provision of the specification and drawings.

         B. Shop Drawing or Drawings: Shop drawings approved for construction by Owner's Engineering Representative which show the location, character and details of the work.

         C. Materials Testing Laboratory: The persons or laboratory retained by the Contractor to provide construction materials testing services.

         D. Quality Control Personnel: Individuals retained by the Owner to provide on-site quality control services to ensure the materials testing and construction procedures are in accordance with the referenced codes and standards.

         E. Quality Control Plan: A written protocol formulated by the Quality Control Personnel for field construction quality control activities. This plan shall include material testing plans and field construction inspection plans.


PART 2   PRODUCTS

2.1      CONCRETE MATERIALS

         A.   Cement:  ASTM C150, Type IA or Type II.

         B.   Fine and Coarse Aggregates:  ASTM C33.

         C.   Mixing Water:  ACI 318 or ASTM C94.

         D.   Admixtures:

              1)   Air entraining admixtures (AEA) - ASTM C260

              2)   Water reducing admixture:  ASTM C494, Type A or D

         E.   Curing Material:

              1)   Polyethylene Sheeting:  ASTM C171.

              2)   Liquid Membrane Compound:  ASTM C309 Class A, Type 1-D or
                   Type 2

                                                          03310, Shaft Concrete

                                                                            7-49

         F. Reinforcing Bars: ASTM A615 Grade - 60 and in accordance with the approved shop drawings.

2.2      ACCESSORIES

         A. Non-Shrink Grout: Premixed compound consisting of non-metallic aggregate, cement, water reducing and plasticizing agents; capable of developing minimum compressive strength of 1700 psi in 48 hours and 3000 psi in 28 days.

2.3      JOINT DEVICES AND FILLER MATERIALS

         A. Joint Filler: Asphalt impregnated fiberboard or felt, 1/2 inch thick or as designated on the contract drawings.

         B. Construction Joint Devices: Any device designated on the contract drawings.

         C. Expansion and Contraction Joint Devices: Any device designated on the contract drawings.

2.4      CONCRETE MIX DESIGN AND SLICK LINE MIX DESIGN

         A.   Mix Design and Mix Design for Slickline Conveyance for Placement
              Concrete: Shall be provided by concrete vendor and shall be in accordance with ACI 211.1, Alternative No. 3 and ASTM C94, Option A.

         B. Selection of aggregate proportion for slick line placing of concrete shall be done by concrete vendor.

         C.   Provide concrete to the following criteria:

              UNIT                                         MEASUREMENT
              Compressive Strength (7 day) (minimum)       2000 psi
              Compressive Strength (28 day) (minimum)      3000 psi
              Aggregate Size (maximum)                     1 inch


PART 3   EXECUTION

3.1      REGULATORY GUIDELINES

         A. All activities involved in the execution of Work shall be in strict accordance with the 30 CFR 56 and 57.

                                                          03310, Shaft Concrete

                                                                            7-50

 3.2      EXAMINATION

         A. Before placing any concrete, the installed concrete form work shall be checked by the contractor to determine that inserts, cast-in-place anchor bolts and embedded items are properly installed and in accordance with the shop drawings.

         B. Construction joints shall be located and constructed as indicated on the drawings. Construction joints or cold joints necessitated by unforeseeable conditions shall be reviewed by Owner's Engineering Representative before construction.

3.3      PREPARATION

         A. Prepare previously placed non-plastic concrete by cleaning with steel brush and applying bonding agent in accordance with manufacturer's instructions.

         B. In locations where new concrete is doweled to existing work, drill holes in existing concrete, insert steel dowels and pack solid with non-shrink grout.

         C. Coordinate the placement of joint devices with erection of concrete formwork and placement of form accessories.

3.4      PLACING CONCRETE

         A. Place concrete in accordance with reviewed contractor method of placing concrete.

         B.   The Contractor shall notify the Owner's Engineering
              Representative, Quality Control Personnel, and Materials Testing Laboratory a minimum 24 hours prior to commencement of operations.

         C. Concrete shall be mechanically vibrated to full consolidation. Over-consolidation, under-consolidation, and the movement of concrete by the use of vibrators will not be permitted.

         D. The Contractor shall maintain records of concrete placement. Record date, location, quantity, air temperature. The Contractor shall also record the concrete test cylinder sample numbers with their specific record of placement.

         E. Concrete shall be evenly distributed throughout the pour without moving the concrete.

                                                          03310, Shaft Concrete

                                                                            7-51

         F. The height of permissible concrete free-fall during placement shall be in accordance with the method of placing concrete by slick line that has been approved by the Owner's Engineering Representative and Quality Control Personnel.

3.5      CONCRETE FINISHING

         A. In areas with drainage grading, maintain floor elevation at walls; pitch surfaces uniformly as designated on the contract drawings.

3.6      CURING AND PROTECTION

         A. Use of curing compounds will be considered only if the projects meet the requirements of ACI 309.

         B. Provide provisions to protect concrete from any damage prior to reaching its design strength.

3.7      FIELD TESTS AND QUALITY CONTROL

         A. Provide free access to Work and cooperate with Quality Control Personnel. The Quality Control Personnel are responsible for scheduling of all field quality control activities. The Contractor is responsible for scheduling of all field and laboratory materials testing.

         B. The concrete vendor shall submit proposed mix design to the Owner's Engineering Representative and Quality Control Personnel a minimum of 8 days prior to commencement of Work.

         C. The Quality Control Plans shall provide that, as a minimum, two concrete test cylinders be taken by the Materials Testing Laboratory in accordance with ASTM C31 for concrete between construction joints or day's pour, whichever consists of the lesser amount of concrete.

         D. The amount of water and admixtures to be added in slick line conveyance may be reviewed by the Owner's Engineering Representative and Quality Control Personnel but is the sole responsibility of the contractor.

         E. A minimum of one concrete slump test for each two test cylinders taken shall be performed at the point of discharge.

         F. One compression test will be performed in accordance with ASTM C39 at seven days after sampling. If a sample produces the minimum required seven day compressive strength, the remaining tests in that specific sample lot are not required to be tested. If the compression test sample does not meet the minimum required seven day compressive strength, the remaining sample should be allowed to cure to 28 days and tested for their 28 day minimum compressive strength. The Contractor shall notify

                                                          03310, Shaft Concrete

                                                                            7-52

              the Engineer immediately if a compression strength test failure is encountered at the seven or 28 day compression test.

         G. Proportion for concrete mix shall be in accordance with ACI 211.1 water reducing admixtures (WRP) complying with the requirements of ASTM C494, Type A or Type D.

3.8      REMOVAL OF FORMS & PATCHING

         A. The schedule of removal of forms shall be in accordance with ACI 347R-88 Section 3.7.2.3.

         B. For shaft concrete. The removal of forms and curb ring at a lesser period than the minimum indicated on referenced standard shall be approved by the concrete vendor which prepared the slick line mix design.

         C. Allow field Quality Control Personnel and Owner's Engineering Representative to inspect concrete surfaces immediately upon removal of forms.

         D. Visible voids exceeding 1/2 inch deep, cracks open to the surface which exceed 3/16 inch in width, or embedded debris in concrete are not acceptable. The Quality Control Personnel shall notify the Owner's Engineering Representative upon discovery.

3.9      DEFECTIVE CONCRETE

         A. Defective Concrete: Concrete not conforming to required lines, details, dimensions, tolerances or specified requirements and as specified in paragraphs 3.8.D.

         B. Repair or replacement of defective concrete will be recommended by the Owner's Engineering Representative and determined by the Owner.

         C. Do not patch, fill, touch-up, or repair concrete without written approval from the Owner's Engineering Representative.


                                 END OF SECTION 03310


                                                          03310, Shaft Concrete

                                                                            7-53

7.6      DRAWINGS

         Drawings related to the No. 2 Shaft Construction below the shaft collar are provided on the following pages:

BASIC DESIGN - SITE GENERAL & SHAFT COLLAR

- -------------------------------------------------------------------------------------------
  No.    DWG                 TITLE 1        TITLE 2                  TITLE 3
- -------------------------------------------------------------------------------------------
  1      4180-12-G-4000      NO. 2 SHAFT    SURFACE FACILITIES       GENERAL ARRANGEMENT
                                                                     PLAN
- -------------------------------------------------------------------------------------------


BASIC DESIGN - SHAFT
- -------------------------------------------------------------------------------------------
  No.    DWG                 TITLE 1        TITLE 2                  TITLE 3
- -------------------------------------------------------------------------------------------
  2      4180-07-G-4100      NO. 2 SHAFT    SHAFT PLAN               GENERAL ARRANGEMENT
- -------------------------------------------------------------------------------------------
  3      4180-07-G-4110      NO. 2 SHAFT    TYPICAL SET              SECTIONS
- -------------------------------------------------------------------------------------------
  4      4180-07-G-4120      NO. 2 SHAFT    LONGITUDINAL             GENERAL ARRANGEMENT
                                            SECTION
- -------------------------------------------------------------------------------------------
  5      4180-07-G-4125      NO. 2 SHAFT    WATER RINGS & SHAFT      GENERAL ARRANGEMENT
                                            DRAINAGE
- -------------------------------------------------------------------------------------------
  6      4180-07-G-4130      NO. 2 SHAFT    TYPICAL STATION          GENERAL ARRANGEMENT
                                                                     PLAN & SECTIONS
- -------------------------------------------------------------------------------------------
  7      4180-07-G-4135      NO. 2 SHAFT    TYPICAL STATION          GENERAL ARRANGEMENT
                                                                     PLAN & SECTIONS
- -------------------------------------------------------------------------------------------
  8      4180-07-G-4140      NO. 2 SHAFT    5000L & 4500L            GENERAL ARRANGEMENT
                                            TEMPORARY PUMP           PLAN & SECTIONS
                                            STATIONS
- -------------------------------------------------------------------------------------------
  9      4180-07-G-4160      NO. 2 SHAFT    4000L, 3700L & 3400L     GENERAL ARRANGEMENT
                                            STATIONS                 PLAN & SECTIONS
- -------------------------------------------------------------------------------------------


                                                                            7-54

BASIC DESIGN - SHAFT LOADING FACILITY
- ------------------------------------------------------------------------------------------
  No.    DWG                 TITLE 1        TITLE 2                  TITLE 3
- ------------------------------------------------------------------------------------------
  10     4180-07-G-4200      NO. 2 SHAFT    LOADING POCKET           GENERAL ARRANGEMENT
                                                                     PLAN & SECTIONS
- ------------------------------------------------------------------------------------------
  11     4180-07-R-4211      NO. SHAFT      3895 & 3295 LOADING      EXCAVATION PLAN &
                                            STATION                  SECTIONS
- ------------------------------------------------------------------------------------------

BASIC DESIGN - MINE DEVELOPMENT PLANT
- ------------------------------------------------------------------------------------------
  No.    DWG                 TITLE 1        TITLE 2                  TITLE 3
- ------------------------------------------------------------------------------------------
  12     4180-02-G-4215      MINE           4000 LEVEL               PLAN
                             DEVELOPMENT
- ------------------------------------------------------------------------------------------
  13     4180-02-G-4216      MINE           3700 LEVEL               PLAN
                             DEVELOPMENT
- ------------------------------------------------------------------------------------------
  14     4180-02-G-4217      MINE           3400 LEVEL               PLAN & SECTION
                             DEVELOPMENT
- ------------------------------------------------------------------------------------------
  15     4180-07-G-4220      NO. 2 SHAFT    SPILL POCKET RAMP        GENERAL ARRANGEMENT
                                                                     PLAN & SECTIONS
- ------------------------------------------------------------------------------------------

BASIC DESIGN - ELECTRICAL POWER DISTRIBUTION
- ------------------------------------------------------------------------------------------
  No.    DWG                 TITLE 1        TITLE 2                  TITLE 3
- ------------------------------------------------------------------------------------------
  16     4180-15-E-6020      POWER          SHAFT & U/G              ONE LINE DIAGRAMS
                             DISTRIBUTION   FACILITIES
- ------------------------------------------------------------------------------------------


BASIC DESIGN - ANCILLARY FACILITIES
- ------------------------------------------------------------------------------------------
  No.    DWG                 TITLE 1        TITLE 2                  TITLE 3
- ------------------------------------------------------------------------------------------
  17     4180-05-P-5050      NO. 2 SHAFT    SERVICES - WATER         LONG SECTION
                                                                     SCHEMATIC
- ------------------------------------------------------------------------------------------
